                                                                     EXHIBIT 4.1



                        Pooling and Servicing Agreement

                                                                [Execution Copy]

===============================================================================



                         BA MORTGAGE SECURITIES, INC.,

                                   Depositor,

                     BANK OF AMERICA, FEDERAL SAVINGS BANK
                                      and
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                               Master Servicers,

                                      and

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                                    Trustee


                        POOLING AND SERVICING AGREEMENT

                         Dated as of September 1, 1997


                       Mortgage Pass-Through Certificates

                                 Series 1997-2


===============================================================================

                               TABLE OF CONTENTS

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
                                                           ARTICLE I

                                                          DEFINITIONS

  Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         I-IO Component Notional Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         I-PO Component Fraction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         I-PO Component Mortgage Loan:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         II-PO Component Fraction:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         II-PO Component Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Accrual/TAC Component Accretion Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Accrual/TAC Component Accrual Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Accrued Certificate Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Amount Held for Future Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Appraised Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Available Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Bankruptcy Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Bankruptcy Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Book-Entry Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Buydown Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Buydown Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Cash Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Certificate Account Deposit Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Certificate Distribution Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Certificateholder or Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Certificate Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Certificate Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Certificate Register and Certificate Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-3 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-4 Accretion Termination Date: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-4 Accrual Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-4 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-5 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
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
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
         Class IA-6 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-7 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Class IA-8 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IA-8 Notional Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class I-X Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class I-X Notional Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IIA-1 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IIA-2 Accretion Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IIA-2 Accrual Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IIA-2 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Class IIA-3 Accretion Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class IIA-3 Accrual Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class IIA-3 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class IIA-4 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class IIA-5 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class II-X Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class II-X Notional Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class A Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class B Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class B-1 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Class B-2 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class B-3 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class B-4 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class B-5 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class M Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class R-I Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class R-II Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Class X Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Compensating Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Component  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Component Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Corresponding Class  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Credit Support Depletion Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Curtailment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Custodial Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Custodial Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Cut-off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Cut-off Date Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         DCR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Debt Service Reduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Deficient Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





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
                                                                                                                            Page
                                                                                                                            ----
         Definitive Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Deleted Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Depository Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Disqualified Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Due Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Due Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Eligible Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Excess Bankruptcy Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Excess Fraud Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Excess Special Hazard Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Extraordinary Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Extraordinary Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         FHLMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         FNMA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Final Distribution Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Foreclosure Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Fraud Loss Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Fraud Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Group I Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Combination Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Liquidation Amount:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Lockout Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Lockout Percentage:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Lockout Prepayment Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Lockout Priority Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Group I Percentage:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Group I Premium Rate Mortgage Loans: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Group I Prepayment Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Group I Principal Distribution Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Liquidation Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Lockout Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Lockout Liquidation Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Group II Lockout Percentage: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Group II Lockout Priority Amount:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Group II Premium Rate Mortgage Loans:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Group II Principal Distribution Amount:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Group II Percentage: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





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
                                                                                                                            Page
                                                                                                                            ----
         Group II Prepayment Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Group II Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Independent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Initial Certificate Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Initial Component Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Interest Only Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Junior Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Late Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Liquidated Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Liquidation Principal: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Loan Group I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Loan Group II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Lockout Certificates:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Master Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Monthly Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Moody's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Mortgage File  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Mortgage Loan Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Mortgage Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Mortgage Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Mortgage Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Mortgagor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Net Mortgage Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Net Prepayment Interest Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Non-Primary Residence Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Non-United States Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Nonrecoverable Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Nonrecoverable Subservicer Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Nonsubserviced Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Notional Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Notional Amount Certificates:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Offered Certificates:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Original Subordinate Principal Balance:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Outstanding Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                                                                                            Page
                                                                                                                            ----
         Ownership Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Pass-Through Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Payoff Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Percentage Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Permitted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Permitted Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Planned Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Pool Stated Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Prepayment Assumption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Prepayment Interest Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Primary Mortgage Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Primary Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Principal Payment Amount:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Principal Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Principal Prepayment Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Principal Prepayment in Full . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Prior Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Qualified Substitute Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Rating Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Realized Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Regular Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest R . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest T . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest W . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         REMIC I Regular Interest X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC I Regular Interest Y . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC I Regular Interest Z . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC I Regular Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REMIC Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         REO Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         REO Disposition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         REO Imputed Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         REO Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         REO Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                                                                                            Page
                                                                                                                            ----
         Request for Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Required Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Residual Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Senior Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Senior Subordinate Certificates: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Servicing Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Servicing Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Servicing Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Special Hazard Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Special Hazard Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Stated Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Step Down Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Stripped Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordination Level: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Liquidation Amount:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Loan Group Component Balance:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Prepayment Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Subordinate Principal Distribution Amount: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Subserviced Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Subservicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Subservicer Servicing Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Subservicing Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Subservicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Targeted Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Underwriter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Uninsured Cause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         United States Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Unpaid Accrued Certificate Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                           ARTICLE II

                                                 CONVEYANCE OF MORTGAGE LOANS;
                                               ORIGINAL ISSUANCE OF CERTIFICATES

  Section 2.01.     Conveyance of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                                                                                            Page
                                                                                                                            ----
  Section 2.02.     Acceptance by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  Section 2.03.     Representations, Warranties and Covenants of the Master Servicers   . . . . . . . . . . . . . . . . . .  58
  Section 2.04.     Representations and Warranties of Sellers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  Section 2.05.     Issuance of Certificates Evidencing Interests in the Trust Fund   . . . . . . . . . . . . . . . . . . .  61

                                                          ARTICLE III

                                                  ADMINISTRATION AND SERVICING
                                                       OF MORTGAGE LOANS

  Section 3.01.     Master Servicers to Act as Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  Section 3.02.     Subservicing Agreements Between Master Servicers and Subservicers; Enforcement of Subservicers' and
                    Sellers' Obligations; Special Servicing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  Section 3.03.     Successor Subservicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  Section 3.04.     Liability of the Master Servicers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  Section 3.05.     No Contractual Relationship Between Subservicer and Trustee or Certificateholders.  . . . . . . . . . .  64
  Section 3.06.     Assumption or Termination of Subservicing Agreements by Trustee   . . . . . . . . . . . . . . . . . . .  64
  Section 3.07.     Collection of Certain Mortgage Loan Payments; Deposits to Custodial Accounts  . . . . . . . . . . . . .  65
  Section 3.08.     Subservicing Accounts; Servicing Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
  Section 3.09.     Access to Certain Documentation and Information Regarding the Mortgage Loans  . . . . . . . . . . . . .  68
  Section 3.10.     Permitted Withdrawals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  Section 3.11.     Maintenance of the Primary Insurance Policies; Collections Thereunder   . . . . . . . . . . . . . . . .  69
  Section 3.12.     Maintenance of Fire Insurance and Omissions and Fidelity Coverage   . . . . . . . . . . . . . . . . . .  70
  Section 3.13.     Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments   . . .  72
  Section 3.14.     Realization Upon Defaulted Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
  Section 3.15.     Trustee to Cooperate; Release of Mortgage Files   . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
  Section 3.16.     Servicing and Other Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
  Section 3.17.     Annual Statement as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 3.18.     Annual Independent Public Accountants' Servicing Report   . . . . . . . . . . . . . . . . . . . . . . .  78
  Section 3.19.     Rights of the Depositor in Respect of the Master Servicers  . . . . . . . . . . . . . . . . . . . . . .  79
  Section 3.20.     Administration of Buydown Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

                                                           ARTICLE IV

                                                 PAYMENTS TO CERTIFICATEHOLDERS

  Section 4.01.     Certificate Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
  Section 4.02.     Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
  Section 4.03.     Statements to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

                                                                                                                            Page
                                                                                                                            ----
  Section 4.04.     Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicers  . . . . . .  85
  Section 4.05.     Allocation of Realized Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
  Section 4.06.     Reports of Foreclosures and Abandonment of Mortgaged Property   . . . . . . . . . . . . . . . . . . . .  88
  Section 4.07.     Compliance with Withholding Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
  Section 4.08.     REMIC I Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                                           ARTICLE V

                                                        THE CERTIFICATES

  Section 5.01.     The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
  Section 5.02.     Registration of Transfer and Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . . . . .  91
  Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . .  96
  Section 5.04.     Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
  Section 5.05.     Appointment of Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

                                                           ARTICLE VI

                                             THE DEPOSITOR AND THE MASTER SERVICERS

  Section 6.01.     Respective Liabilities of the Depositor and the Master Servicer   . . . . . . . . . . . . . . . . . . .  97
  Section 6.02.     Merger or Consolidation of the Depositor or the Master Servicers; Assignment of Rights and Delegation
                    of Duties by Master Servicers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
  Section 6.03.     Limitation on Liability of the Depositor, the Master Servicers and Others.  . . . . . . . . . . . . . .  98
  Section 6.04.     Depositor and Master Servicers Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

                                                          ARTICLE VII

                                                            DEFAULT

  Section 7.01.     Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
  Section 7.02.     Trustee to Act; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
  Section 7.03.     Notification to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
  Section 7.04.     Waiver of Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

                                                          ARTICLE VIII

                                                     CONCERNING THE TRUSTEE

  Section 8.01.     Duties of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
  Section 8.02.     Certain Matters Affecting the Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
  Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . 106
  Section 8.04.     Trustee May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
  Section 8.05.     Master Servicers to Pay Trustee's Fees and Expenses; Indemnification  . . . . . . . . . . . . . . . . . 106

                                                                                                                            Page
                                                                                                                            ----
  Section 8.06.     Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
  Section 8.07.     Resignation and Removal of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
  Section 8.08.     Successor Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Section 8.09.     Merger or Consolidation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
  Section 8.10.     Appointment of Co-Trustee or Separate Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
  Section 8.11.     Appointment of Custodians   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
  Section 8.12.     Appointment of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111

                                                           ARTICLE IX

                                                          TERMINATION

  Section 9.01.     Termination Upon Purchase by a Master Servicer or Liquidation of All Mortgage Loans   . . . . . . . . . 111
  Section 9.02.     Additional Termination Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

                                                           ARTICLE X

                                                        REMIC PROVISIONS

  Section 10.01.    REMIC Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
  Section 10.02.    Master Servicer and Trustee Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

                                                           ARTICLE XI

                                                    MISCELLANEOUS PROVISIONS

  Section 11.01.    Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
  Section 11.02.    Recordation of Agreement; Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
  Section 11.03.    Limitation on Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
  Section 11.04.    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
  Section 11.05.    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
  Section 11.06.    Notices to Rating Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
  Section 11.07.    Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

                                    EXHIBITS

Exhibit A:          Form of Class A and Class X Certificate
Exhibit B:          Form of Class M Certificate
Exhibit C:          Form of Class B Certificate
Exhibit D:          Forms of Residual Certificate
Exhibit E-1:        Bank of America National Trust and Savings
                           Association Mortgage Loan Schedule
Exhibit E-2:        Bank of America, Federal Savings Bank
                           Mortgage Loan Schedule
Exhibit F-1:        Mortgage Loans Serviced by Bank of America
                           National Trust and Savings Association
Exhibit F-2:        Mortgage Loans Serviced by Bank of America,
                           Federal Savings Bank
Exhibit G:          Form of Mortgage Loan Purchase Agreement
Exhibit H:          Form of Request for Release
Exhibit I-1:        Form of Transfer Affidavit and Agreement
Exhibit I-2:        Form of Transferor Certificate
Exhibit J:          Form of Investor Representation Letter
Exhibit K:          Form of Transferor Representation Letter
Exhibit L:          Form of Rule 144A Investment Representation Letter
Exhibit M:          Form of Lender Certification for Assignment of Mortgage
                    Loan
Exhibit N:          Form of Special Servicing Agreement
Exhibit O:          Schedule of Mortgage Loan Exceptions
Exhibit P:          Information Available for Reports to Certificateholders
Exhibit Q:          Form of Custodial Agreement
Exhibit R:          Form of Trustee's Certification
Appendix A:         Planned Principal Balances, Targeted Principal Balances and
                    Group I Combination Balances

         This is a Pooling and Servicing Agreement, effective as of September 1, 1997, among BA MORTGAGE SECURITIES, INC., as the depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, FEDERAL SAVINGS BANK and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as master servicers (each together with their respective permitted successors and assigns, a "Master Servicer" and together, the "Master Servicers"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT

         The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund, the assets of which will consist primarily of the Mortgage Loans.

         As provided herein, Bank of America, Federal Savings Bank, as Master Servicer, will make an election to treat the assets consisting of the Mortgage Loans and certain other related assets described herein as a "real estate mortgage investment conduit" for federal income tax purposes and such pool of assets will be designated as "REMIC I." The REMIC I Regular Interests will be the "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interest" in REMIC I for federal income tax purposes.

         Bank of America, Federal Savings Bank, as Master Servicer, will make an election to treat the pool of assets consisting of the REMIC I Regular Interests as a "real estate mortgage investment conduit" for federal income tax purposes and such pool of assets will be designated as "REMIC II."

         The Class A, Class X, Class M and Class B Certificates will represent "regular interests" in REMIC II and the Class R-II Certificate will represent the sole class of "residual interest" in REMIC II for federal income tax purposes.

         The following table sets forth the designation, type, initial Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date and initial ratings for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                                 Aggregate Initial
                                   Initial          Certificate                               Initial Ratings
                                Pass-Through         Principal             Maturity        ---------------------
 Designation        Type           Rate(1)            Balance                Date             DCR       Moody's
 ------------   ------------   ---------------  -------------------   ------------------   ---------   ---------
 Class IA-1       Regular            (5)            $81,564,177        October 25, 2027       AAA         Aaa
 Class IA-2       Regular          7.000%           $59,844,806        October 25, 2027       AAA         Aaa
 Class IA-3       Regular          7.400%          $ 85,233,602        October 25, 2027       AAA         Aaa
 Class IA-4       Regular          7.400%            $8,219,304        October 25, 2027       AAA         Aaa
 Class IA-5       Regular          7.250%            $5,000,000        October 25, 2027       AAA         Aaa
 Class IA-6       Regular          7.250%           $26,000,000        October 25, 2027       AAA         Aaa
 Class IA-7       Regular          7.400%           $27,666,398        October 25, 2027       AAA         Aaa
 Class IA-8       Regular          7.400%               (2)            October 25, 2027       AAA         Aaa
 Class IIA-1      Regular          7.250%           $83,225,000        October 25, 2027       AAA         Aaa
 Class IIA-2      Regular          7.250%            $2,167,000        October 25, 2027       AAA         Aaa
 Class IIA-3      Regular          7.250%            $4,934,275        October 25, 2027       AAA         Aaa
 Class IIA-4      Regular          7.250%           $12,356,079        October 25, 2027       AAA         Aaa
 Class IIA-5      Regular          7.250%           $12,643,921        October 25, 2027       AAA         Aaa
 Class I-X        Regular          7.250%               (3)            October 25, 2027       AAA         Aaa
 Class II-X       Regular          7.250%               (4)            October 25, 2027       AAA         Aaa
 Class M          Regular          7.250%            $7,472,539        October 25, 2027       AA           -
 Class B-1        Regular          7.250%            $4,910,526        October 25, 2027        A           -
 Class B-2        Regular          7.250%            $2,135,011        October 25, 2027       BBB          -
 Class B-3        Regular          7.250%            $1,494,507        October 25, 2027        BB          -
 Class B-4        Regular          7.250%            $1,067,505        October 25, 2027         B          -
 Class B-5        Regular          7.250%            $1,067,513        October 25, 2027        -           -
 Class R-I        Residual         7.250%                   $50        October 25, 2027       AAA         Aaa
 Class R-II       Residual         7.250%                   $50        October 25, 2027       AAA         Aaa


(1) Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month.

(2) The Class IA-8 Certificates will not receive distributions of principal and will accrue interest on the Class IA-8 Notional Amount. The Notional Amount of the Class IA-8 Certificates will equal 5.4054054054% of the Class IA-2 Certificate Principal Balance.

(3) The Class I-X Certificates will not receive distributions of principal and will accrue interest on the Class I-X Notional Amount (as defined herein).

(4) The Class II-X Certificates will not receive distributions of principal and will accrue interest on the Class II-X Notional Amount (as defined herein).

(5) The Class IA-1 Certificates will accrue interest on the Class IA-1 Components rather than the Certificate Principal Balance.

         For purposes of calculating distributions, the Class IA-1 Certificates will be comprised of six Components having the designations, Initial Component Balances and Pass-Through Rates set forth below:


                                                 INITIAL
               DESIGNATION                  COMPONENT BALANCE      PASS-THROUGH RATE
               -----------                  -----------------      -----------------
 Accrual/TAC Component . . . . . . . .         $48,345,000              7.400%
 TAC Component . . . . . . . . . . . .         $27,513,385              7.250%
 I-IO Component  . . . . . . . . . . .             (1)                  7.250%
 I-PO Component  . . . . . . . . . . .          $228,552                  (2)
 I-P Component . . . . . . . . . . . .         $4,744,326                 (2)
 II-PO Component . . . . . . . . . . .          $732,943                  (2)

         -----------------
         (1) The I-IO Component will accrue interest on the I-IO Component Notional Amount.

         (2) The I-PO Component, the I-P Component and the II-PO Component of the Class IA-1 Certificates will not be entitled to distributions of interest.


         For purposes of calculating distributions, the Class IA-3 Certificates will be comprised of two Components having the designations, Initial Component Balances and Pass-Through Rates set forth below:

                                                 INITIAL
               DESIGNATION                  COMPONENT BALANCE      PASS-THROUGH RATE
               -----------                  -----------------      -----------------
 TAC Component . . . . . . . . . . . .          $800,000                 7.400%
 Companion Component . . . . . . . . .         $84,433,602               7.400%

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01.  Definitions.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         I-IO Component Notional Amount: With respect to any Distribution Date, the product of (x) 65.00%, (y) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group I Premium Rate Mortgage Loans and (z) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group I Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 7.250% per annum.

         I-PO Component Fraction: For each I-PO Component Mortgage Loan, a fraction, the numerator of which is 7.250% less the Net Mortgage Rate on such I-PO Component Mortgage Loan, and the denominator of which is 7.250%.

         I-PO Component Mortgage Loan: Each Group I Loan with a Net Mortgage Rate of less than 7.250% per annum.

         II-PO Component Fraction: For each II-PO Component Mortgage Loan, a fraction, the numerator of which is 7.250% less the Net Mortgage Rate on such II-PO Component Mortgage Loan, and the denominator of which is 7.250%.

         II-PO Component Mortgage Loan: Each Group II Loan with a Net Mortgage Rate of less than 7.250% per annum.

         Accrual/TAC Component Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the aggregate of the Certificate Principal Balances of the Class IA-3 and Class IA-7 Certificates and the Component Balance of the Accrual/TAC Component of the Class IA-1 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

         Accrual/TAC Component Accrual Amount: For each Distribution Date on or before the Class IA-4 Accretion Termination Date, an amount equal to the lesser of (i) Accrued Certificate Interest in respect of the Accrual/TAC Component of the Class IA-1 Certificates on such Distribution Date and (ii) the aggregate of the Component Balance of the Accrual/TAC Component of the Class IA-1 Certificates and the Certificate Principal Balances of the Class IA-3 and Class IA-7 Certificates.

         Accrued Certificate Interest: With respect to each Distribution Date, as to any Class of Certificates, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Class, or with respect to the Class IA-1 Certificates, the Accrual/TAC Component, TAC Component and I-IO Component thereof or, with respect to the Class IA-3 Certificates, the TAC Component and Companion Component thereof, immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case, Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Net Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Subordinate Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Subordinate Certificates, Accrued Certificate Interest on such Class of Subordinate Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Subordinate Certificates pursuant to
Section 4.05. Notwithstanding the foregoing, the Accrued Certificate Interest of the Class IA-5 Certificates shall be reduced by the amount of the interest portion of the Realized Losses allocated to the Class IA-1 Certificates (other than the I-PO Component and the II-PO Component thereof).

         Advance: As to any Mortgage Loan, any advance made by the Master Servicer of such Mortgage Loan, pursuant to Section 4.04.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Accounts at the close of business on the preceding

Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Sections 2.02 or 2.04 and Mortgage Loan substitutions made pursuant to Sections 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicers have deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

         Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced Mortgage Loan as to which it is the appraised value determined in an appraisal at the time of refinancing.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Accounts as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Accounts in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Accounts pursuant to Section 3.12(a), (iv) reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and
(y) amounts permitted to be withdrawn by each Master Servicer from the Custodial Accounts in respect of the Mortgage Loans it services pursuant to clauses (i)-(xi), inclusive, of Section 3.10(a) and (z) the amount of the monthly payment required to be paid by the Master Servicers to the Trustee pursuant to Section 8.05.

         Bankruptcy Amount: As to any Determination Date, $100,000 less the sum of any amounts allocated solely to the Subordinate Certificates in accordance with Section 4.05 prior to such Determination Date.

         Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended, or any successor thereto.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer of such Mortgage Loan has notified the Trustee in writing that such Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan are being advanced as an Advance and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced as a Servicing Advance on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

         Book-Entry Certificate: The Class A (other than the Class IA-1 Certificates), Class X, Class M, Class B-1 and Class B-2 Certificates, collectively.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of California or State of New York (and such other state or states in which either Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

         Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Depositor or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan and held by the related Master Servicer, or the related Subservicer, as applicable. Buydown Funds are not part of the Trust Fund prior to deposit into the applicable Custodial or Certificate Account.

         Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

         Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer of such Mortgage Loan that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which such Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         Certificate: Any of the Senior Certificates, the Class M Certificates, the Class B or the Residual Certificates.

         Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company of California, N.A., as Trustee, in trust for the registered holders of BA Mortgage Securities, Inc., Mortgage Pass- Through Certificates, Series 1997-2" and which must be an Eligible Account.

         Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

         Certificate Distribution Amount: (I) For any Distribution Date prior to the Credit Support Depletion Date,

         (a) with respect to the Group I Certificates and the Residual Certificates, to the extent of the Available Distribution Amount for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

                   (i) First, to the I-PO Component of the Class IA-1 Certificates, the I-PO Component Fraction of all principal received or advanced on or in respect of each I-PO Component Mortgage Loan;

                   (ii) Second, to the Group I Certificates entitled to interest and the Residual Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest, reduced in the case of the Accrual/TAC Component of the Class IA-1 Certificates on or before the Accrual/TAC Component Accretion Termination Date by the Accrual/TAC Component Accrual Amount, and further reduced in the case of the Class IA-4 Certificates on or before the Class IA-4 Accretion Termination Date by the Class IA-4 Accrual Amount, with such amounts being distributed as follows:

                           (1) the Accrual/TAC Component Accrual Amount, if any, for such Distribution Date, as principal, sequentially as follows:

                                  (A)      first, an amount up to the amount
                                           necessary to reduce the aggregate of
                                           the Certificate Principal Balances
                                           of the Class IA-3 and Class IA-7
                                           Certificates to their Group I
                                           Combination Balance for such
                                           Distribution Date, sequentially as
                                           follows:

                                        (I)       first, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  to the extent necessary to
                                                  reduce the Component Balance
                                                  and Certificate Principal
                                                  Balance thereof,
                                                  respectively, to their
                                                  respective Targeted Principal
                                                  Balances for such
                                                  Distribution Date;

                                        (II)      second, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero; and

                                        (III)     third, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  without regard to their
                                                  respective Targeted Principal
                                                  Balances and until the
                                                  Component Balance and
                                                  Certificate Principal Balance
                                                  thereof, respectively, have
                                                  been reduced to zero;

                                  (B)      second, the remainder of the
                                           Accrual/TAC Component Accrual Amount,
                                           if any, sequentially, as follows;

                                        (I)     first, to the Accrual/TAC
                                                  Component of the Class IA-1
                                                  Certificates to the extent
                                                  necessary to reduce the
                                                  Component Balance thereof to
                                                  its Targeted Principal
                                                  Balance for such Distribution
                                                  Date;

                                        (II)      second, to the Class IA-4
                                                  Certificates until the
                                                  Certificate Principal Balance
                                                  thereof has been reduced to
                                                  zero;

                                        (III)   third, concurrently, as
                                                follows:

                                        (a)      90.0000000000% sequentially as
                                                 follows:

                                        (i)       first, to the TAC Component of
                                                  the Class IA-3 Certificates
                                                  and the Class IA-7
                                                  Certificates, pro rata, to
                                                  the extent necessary to
                                                  reduce the Component Balance
                                                  and the Certificate Principal
                                                  Balance thereof,
                                                  respectively, to their
                                                  respective Targeted Principal
                                                  Balances;

                                        (ii)      second, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero;

                                        (iii)     third, to the TAC Component of
                                                  the Class IA-3 Certificates
                                                  and the Class IA-7
                                                  Certificates, pro rata,
                                                  without regard to their
                                                  respective Targeted Principal
                                                  Balances and until the
                                                  Component Balance and
                                                  Certificate Principal Balance
                                                  thereof have been reduced to
                                                  zero;

                                        (b)      10.0000000000% to the
                                                  Accrual/TAC Component of the
                                                  Class IA-1 Certificates
                                                  without regard to its
                                                  Targeted Principal Balance
                                                  and until the Component
                                                  Balance thereof has been
                                                  reduced to zero;

                                        (IV)      fourth, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component

                                                  Balance thereof has been
                                                  reduced to zero; and

                                        (V)       fifth, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  without regard to their
                                                  respective Targeted Principal
                                                  Balances and until the
                                                  Component Balance and
                                                  Certificate Principal Balance
                                                  thereof, respectively, have
                                                  been reduced to zero; and

                                        (VI)      sixth, to the Accrual/TAC
                                                  Component of the Class IA-1
                                                  Certificates without regard
                                                  to its Targeted Principal
                                                  Balance and until the
                                                  Component Balance thereof has
                                                  been reduced to zero.

                           (2) the Class IA-4 Accrual Amount, if any, for such Distribution Date, as principal, sequentially as follows:

                                  (A)      first, an amount up to the amount
                                           necessary to reduce the aggregate of
                                           the Certificate Principal Balances
                                           of the Class IA-3 and Class IA-7
                                           Certificates to their Group I
                                           Combination Balance for such
                                           Distribution Date, sequentially as
                                           follows:

                                        (I)       first, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  to the extent necessary to
                                                  reduce the Component Balance
                                                  and Certificate Principal
                                                  Balance thereof,
                                                  respectively, to their
                                                  respective Targeted Principal
                                                  Balances for such
                                                  Distribution Date;

                                        (II)      second, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero; and

                                        (III)     third, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  without regard to their
                                                  respective Targeted Principal
                                                  Balances and until the
                                                  Component Balance and
                                                  Certificate Principal

                                                 Balance thereof, respectively,
                                                 have been reduced to zero;

                                  (B)      second, the remainder of the Class
                                           IA-4 Accrual Amount, if any,
                                           sequentially as follows:

                                        (I)       first, to the Accrual/TAC
                                                  Component of the Class IA-1
                                                  Certificates to the extent
                                                  necessary to reduce the
                                                  Component Balance thereof to
                                                  its Targeted Principal
                                                  Balance for such Distribution
                                                  Date;

                                        (II)      second, to the Class IA-4
                                                  Certificates until the
                                                  Certificate Principal Balance
                                                  thereof has been reduced to
                                                  zero;

                                        (III)     third, concurrently, as
                                                  follows:

                                        (a)      90.0000000000% sequentially as
                                                 follows:

                                        (i)       first, to the TAC Component of
                                                  the Class IA-3 Certificates
                                                  and the Class IA-7
                                                  Certificates, pro rata, to
                                                  the extent necessary to
                                                  reduce the Component Balance
                                                  and the Certificate Principal
                                                  Balance thereof,
                                                  respectively, to their
                                                  respective Targeted Principal
                                                  Balances for such
                                                  Distribution Date;

                                        (ii)      second, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero;

                                        (iii)     third, to the TAC Component of
                                                  the Class IA-3 Certificates
                                                  and the Class IA-7
                                                  Certificates, pro rata,
                                                  without regard to their
                                                  Targeted Principal Balances
                                                  and until the Component
                                                  Balance and Certificate
                                                  Principal Balance thereof
                                                  have been reduced to zero;

                                        (b)      10.0000000000% to the
                                                 Accrual/TAC Component of the
                                                 Class IA-1 Certificates
                                                 without regard to its Targeted
                                                 Principal Balance and until
                                                 the Component Balance thereof
                                                 has been reduced to zero;

                                        (IV)      fourth, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero;

                                        (V)       fifth, concurrently to the TAC
                                                  Component of the Class IA-3
                                                  Certificates and the Class
                                                  IA-7 Certificates, pro rata,
                                                  without regard to their
                                                  respective Targeted Principal
                                                  Balances and until the
                                                  Component Balance and
                                                  Certificate Principal Balance
                                                  thereof, respectively, have
                                                  been reduced to zero; and

                                        (VI)      sixth, to the Accrual/TAC
                                                  Component of the Class IA-1
                                                  Certificates without regard
                                                  to its Targeted Principal
                                                  Balance and until the
                                                  Component Balance thereof has
                                                  been reduced to zero;

                   (iii) Third, to the Group I Certificates entitled to principal, other than the I-PO Component of the Class IA-1 Certificates, and the Residual Certificates, the Group I Principal Distribution Amount as follows:

                           (1) first, the Group I Lockout Priority Amount, sequentially as follows:

                           (A) first, 8.5450534096% to the Class IA-5 Certificates, 44.4342777298% to the Class IA-6 Certificates and 47.0206688606% to the TAC Component of the Class IA-1 Certificates, to the extent necessary to reduce their Certificate Principal Balances or Component Balance to their respective Targeted Principal Balances for such Distribution Date;

                           (B)    second, sequentially as follows:

                                  (I)      to the Class IA-5 Certificates and
                           Class IA-6 Certificates, pro rata, to the extent necessary to reduce their Certificate Principal Balances to their respective Targeted Principal Balance for such Distribution Date;

                                  (II)     to the TAC Component of the Class
                           IA-1 Certificates to the extent necessary to reduce the Component Balance thereof to its Targeted Principal Balance for such Distribution Date;

                           (C) third, the remainder of the Group I Lockout Priority Amount, if any, sequentially as follows:

                                  (I)      to the TAC Component of the Class
                           IA-1 Certificates without regard to its Targeted Principal Balance and until the Component Balance thereof has been reduced to zero; and

                                  (II)     concurrently, to the Class IA-5
                           Certificates and Class IA-6 Certificates, pro rata, without regard to their respective Targeted Principal Balances and until their Certificate Principal Balances have been reduced to zero;

                           (2) second, the remaining Group I Principal Distribution Amount to each Class of the Residual Certificates, pro rata, according to their respective Certificate Principal Balances, until the Certificate Principal Balances of the Residual Certificates have been reduced to zero, and then concurrently as follows:

                           (A) 2.0270268538% to the I-P Component of the Class IA-1 Certificates until the Component Balance of the I-P Component has been reduced to zero; and

                           (B)    97.9729731462% sequentially as follows:

                                  (I)      to the Class IA-2 Certificates to
                           the extent necessary to reduce the Class IA-2 Certificate Principal Balance to its Planned Principal Balance for such Distribution Date;


                                  (II)     second, an amount up to the amount
                           necessary to reduce the aggregate of the Certificate Principal Balances of the Class IA-3 and Class IA-7 Certificates to their Group I Combination Balance for such Distribution Date, sequentially as follows:

                                        (a)      first, concurrently, to the TAC
                                                 Component of the Class IA-3
                                                 Certificates and the IA-7
                                                 Certificates, pro rata, Class
                                                 to the extent necessary to
                                                 reduce their Component
                                                 Balance and Certificate
                                                 Principal Balance to their
                                                 respective Targeted Principal
                                                 Balances for such
                                                 Distribution Date;

                                        (b)      second, to the Companion
                                                 Component of the Class IA-3
                                                 Certificates until the
                                                 Component Balance thereof has
                                                 been reduced to zero;

                                        (c)      third, to the TAC Component of
                                                 the Class IA-3 Certificates
                                                 and the Class IA-7
                                                 Certificates, pro
                                                 rata, without regard to their
                                                 respective Targeted Principal
                                                 Balances and until the
                                                 Component Balance and
                                                 Certificate Principal Balance
                                                 thereof, respectively, have
                                                 been reduced to zero;

                                  (III)    third, to the Accrual/TAC Component
                           of the Class IA-1 Certificates until the Component Balance thereof has been reduced to its Targeted Principal Balance for such Distribution Date;

                                  (IV)     fourth, to the Class IA-4
                           Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                                  (V)      fifth, concurrently, as follows:

                                        (a)     90.0000000000% sequentially as
                                                follows:

                                        (i)       first, concurrently, to the
                                                  TAC Component of the Class
                                                  IA-3 Certificates and the
                                                  Class IA-7 Certificates, pro
                                                  rata, to the extent necessary
                                                  to reduce their Component
                                                  Balance and their Certificate
                                                  Principal Balance to their
                                                  respective Targeted Principal
                                                  Balances for such
                                                  Distribution Date;

                                        (ii)      second, to the Companion
                                                  Component of the Class IA-3
                                                  Certificates until the
                                                  Component Balance thereof has
                                                  been reduced to zero; and

                                        (iii)     third, to the TAC Component of
                                                  the Class IA-3 Certificates
                                                  and the IA-7 Certificates,
                                                  pro rata, without regard to
                                                  their respective Targeted
                                                  Principal Balances and until
                                                  the Component Balance and
                                                  Certificate Principal Balance
                                                  thereof have been reduced to
                                                  zero;

                                        (b)  10.0000000000% to the Accrual/TAC
                                  Component of the Class IA-1 Certificates without regard to its Targeted Principal Balance and until the Component Balance thereof has been reduced to zero;

                                  (VI) sixth, to the Companion Component of the Class IA-3 Certificates until the Component Balance thereof has been reduced to zero;

                                  (VII) seventh, to the TAC Component of the Class IA-3 Certificates and the Class IA-7 Certificates, pro rata, without regard to their respective Targeted Principal Balances and until the Component Balance and Certificate Principal Balance thereof have been reduced to zero;


                                  (VIII) eighth, to the Accrual/TAC Component of the Class IA-1 Certificates without regard to its Targeted Principal Balance and until the Component Balance thereof has been reduced to zero;

                                  (IX)     ninth, to the Class IA-2
                                           Certificates without regard to its
                                           Targeted Principal Balance and until
                                           the Certificate Principal Balance
                                           thereof has been reduced to zero;
                                           and

                           (3) third, sequentially, without regard to the Group I Lockout Priority Amount, as follows:

                           (A) to the TAC Component of the Class IA-1 Certificates until the Component Balance thereof has been reduced to zero; and

                           (B) concurrently, to the Class IA-5 Certificates and Class IA-6 Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero.

                   (iv) Fourth, to the I-PO Component of the Class IA-1 Certificates, as principal, the sum of (a) an amount equal to the I-PO Component Fraction of any Realized Loss on a Class I-PO Component Mortgage Loan, other than an Excess Special Hazard Loss, an Excess Fraud Loss, an Excess Bankruptcy Loss or an Extraordinary Loss to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B) of the definition thereof) on such Distribution Date and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed to the extent of the Subordinate Principal Distribution Amount on such Distribution Date, provided that any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the I-PO Component Principal Balance; provided, further, that if the amounts otherwise available to pay the Subordinate Principal Distribution Amount for any such Distribution Date are insufficient to cover such outstanding principal losses for the I-PO Component of the Class IA-1 Certificates as provided above and the II-PO Component of the Class IA-1 Certificates as provided below, then the amounts otherwise available to pay the Subordinate Principal Distribution Amount will be allocated pro rata to the I-PO Component and the II-PO Component of the Class IA-1 Certificates based on the amount payable to the Class IA-1 Certificates with respect to such Components pursuant to this clause, in the case of the I-PO Component of the Class IA-1 Certificates, and pursuant to clause (iv) of paragraph (b) below, in the case of the II-PO Component of the Class IA-1 Certificates;

         (b) with respect to the Group II Certificates, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

                   (i) First, to the II-PO Component of the Class IA-1 Certificates, the II-PO Component Fraction of all principal received on or in respect of each II-PO Component Mortgage Loan;

                   (ii) Second, to the Group II Certificates entitled to interest, Accrued Certificate Interest and any Unpaid Accrued Certificate Interest, reduced in the case of the Class IIA-2 Certificates on or before the Class IIA-2 Accretion Termination Date by the Class IIA-2 Accrual Amount, and further reduced in the case of the Class IIA-3 Certificates on or before the Class IIA-3 Accretion Termination Date by the Class IIA-3 Accrual Amount, with such amounts being distributed as follows:

                           (1) the Class IIA-2 Accrual Amount, if any, for such Distribution Date, as principal, sequentially as follows:

                                  (A)      first, to the Class IIA-1
                                           Certificates until the Class IIA-1
                                           Certificate Principal Balances has
                                           been reduced to zero; and

                                  (B)      second, to the Class IIA-2
                                           Certificates until the Class IIA-2
                                           Certificate Principal Balance has
                                           been reduced to zero.

                           (2) the Class IIA-3 Accrual Amount, if any, for such Distribution Date, as principal, sequentially as follows:

                                  (A)      first, to the Class IIA-1
                                           Certificates until the Class IIA-1
                                           Certificate Principal Balance has
                                           been reduced to zero;

                                  (B)      second, to the Class IIA-2
                                           Certificates until the Class IIA-2
                                           Certificate Principal Balance has
                                           been reduced to zero; and

                                  (C)      third, to the Class IIA-3
                                           Certificates until the Class IIA-3
                                           Certificate Principal Balance has
                                           been reduced to zero;

                   (iii) Third, to the Group II Certificates entitled to principal, other than the II-PO Component of the Class IA-1 Certificates, the Group II Principal Distribution Amount as follows:

                   (1) first, the Group II Lockout Priority Amount, Sequentially as follows;

                           (A) to the Class IIA-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           (B) to the Class IIA-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                   (2)     second, sequentially, as follows:

                           (A) to the Class IIA-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           (B) to the Class IIA-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           (C) to the Class IIA-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                   (3) third, sequentially, without regard to the Group II Lockout Priority Amount, as follows:

                           (A) to the Class IIA-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                           (B) to the Class IIA-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

                   (iv) Fourth, to the II-PO Component of the Class IA-1 Certificates, as principal, the sum of (a) an amount equal to the II-PO Component Fraction of any Realized Loss on a Class II-PO Component Mortgage Loan, other than an Excess Special Hazard Loss, an Excess Fraud Loss, an Excess Bankruptcy Loss, or an Extraordinary Loss to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (without regard to clause (B) of the definition thereof) on such Distribution Date and (b) the sum of amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Dates and not subsequently distributed to the extent of the Subordinate Principal Distribution Amount on such Distribution Date, provided that any amounts distributed in respect of losses pursuant to this paragraph shall not cause a further reduction in the II-PO Component Principal Balance; provided, further, that if the amounts otherwise available to pay the Subordinate Principal Distribution Amount for any such Distribution Date are insufficient to cover such outstanding principal losses for the II-PO Component of the Class IA-1 Certificates as provided above and the I-PO Component of the Class IA-1 Certificates as provided in clause (iv) of paragraph (a) above, then the amounts otherwise available to pay the Subordinate Principal Distribution Amount will be allocated pro rata to the I-PO Component and the II-PO

         Component of the Class IA-1 Certificates based on the amount payable to the Class IA-1 Certificates with respect to such Components pursuant to clause (iv) of paragraph (a) above, in the case of the I-PO Component, and pursuant to this paragraph in the case of the II-PO Component;

         (c) with respect to the Subordinate Certificates and Residual Certificates, subject to the payment of the Senior Certificates as described above, and to the extent of the Available Distribution Amount from both Loan Groups remaining, if any, following prior distributions on such Distribution Date:

                   (i) First, to the Class M Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (ii) Second, to the Class M Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                   (iii) Third, to the Class B-1 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (iv) Fourth, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                   (v) Fifth, to the Class B-2 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (vi) Sixth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                   (vii) Seventh, to the Class B-3 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (viii) Eighth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                   (ix) Ninth, to the Class B-4 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (x) Tenth, to the Class B-4 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

                   (xi) Eleventh, to the Class B-5 Certificates, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (xii) Twelfth, to the Class B-5 Certificates, their pro rata share of the Subordinate Principal Distribution Amount; and

                   (xiii) Thirteenth, to the Residual Certificates, the remaining portion, if any, of the Available Distribution Amount for such Distribution Date.

Notwithstanding the foregoing, (X) on any Distribution Date occurring on or after the date on which the Certificate Principal Balances and Component Balances of the Group I Certificates or the Certificate Principal Balances of the Group II Certificates have been reduced to zero and on which (a) the aggregate Certificate Principal Balance of the Subordinate Certificates for such Distribution Date is less than 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Cut-Off Date, if such Distribution Date is prior to the Distribution Date occurring in October 2002,
(b) the aggregate Certificate Principal Balance of the Subordinate Certificates is less than 25% of the aggregate Initial Certificate Principal Balance of such Subordinate Certificates if such Distribution Date is on or after the Distribution Date occurring in October 2002 or (c) the average outstanding principal balance of the Mortgage Loans in either Loan Group delinquent 60 days or more over the last six months (including Mortgage Loans in foreclosure and Mortgage Loans the property of which is held by the Mortgage Trust Fund and acquired by foreclosure or deed in lieu of foreclosure), as a percentage of the related Subordinate Loan Group Component Balance, is greater than or equal to 50%, the remaining Class or Classes of Class A Certificates will be entitled to receive as principal, in addition to any principal payments otherwise described above, all amounts in respect of principal (in excess of the amounts needed to reduce such Certificate Principal Balances and Component Balances to zero) on the Mortgage Loans in the Loan Group relating to the Class A Certificates that have been paid in full (after distributions of principal to the I-PO Component or the II-PO Component, as applicable, of the Class IA-1 Certificates) pursuant to paragraphs (I)(a)(iii)(2) and (I)(a)(iii)(3) or paragraphs (I)(b)(iii)(2) and (I)(b)(iii)(4) above, as applicable, to the extent of and in reduction of the Certificate Principal Balances thereof, and (Y) if on any Distribution Date the aggregate of the Certificate Principal Balances and Component Balances of the Group I Certificates or the Group II Certificates is greater than the Aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group, less the related I-PO Component Fraction or II-PO Component Fraction of any I-PO Mortgage Loans or II-PO Component Mortgage Loans, as applicable, in such Loan Group (the "Undercollateralized Group"), (i) the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the other Loan Group (the "Overcollateralized Group") (after distributions of principal to the I-PO Component or the II-PO Component, as applicable, of the Class IA-1 Certificates and the Class A Certificates related to the Overcollateralized Group) will be distributed to the Class A Certificates of the Undercollateralized Group in accordance with the order set forth in paragraphs (I)(a)(iii)(2) and (I)(a)(iii)(3) or (I)(b)(iii)(2) and
(I)(b)(iii)(3) above, as applicable, until the aggregate Certificate Principal Balances and Component Balances, with respect to the Group I Certificates, of the Class A Certificates of the Undercollateralized Group equals the Aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (other than the I-PO Component Fraction or the II-PO Component Fraction of any I-PO Component Mortgage Loans or II-PO Component Mortgage Loans, as applicable, in such Loan Group) and (ii) a portion of the Available Distribution Amount of the Overcollateralized Group remaining after distributions to the Overcollateralized Group pursuant to paragraphs (I)(a)(i) and (I)(a)(ii) or
(I)(b)(i) and (I)(b)(ii) above, as applicable, equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 7.250% per annum plus any shortfall of interest on the Class A Certificates of the Undercollateralized Group remaining unpaid pursuant to paragraphs (I)(a)(ii) or (I)(b)(ii) above, as applicable, after distributions on such Distribution Date, including accrued interest on such interest shortfall at the rate described above, will (1) be added to the Available Distribution Amount of the Undercollateralized Group and distributed in accordance with the priorities as described in paragraphs (I)(a) and (I)(b) above, as applicable (any amount covering interest shortfalls and interest accrued thereon will be distributed to the applicable Class or Classes of Certificates on such Distribution Date in the priority described in paragraphs
(I)(a)(ii) or (I)(b)(ii) above, as applicable, pro rata according to their respective shares of such amount) and (2) be subtracted from the Available Distribution Amount of the Overcollateralized Group.

         (II) For any Distribution Date on or after the Credit Support Depletion Date, the Available Distribution Amount shall be distributed to the outstanding Classes of Certificates in the following amounts and priority:

         (a) with respect to the Group I Certificates and Residual Certificates, to the extent of the Available Distribution Amount for Loan Group I remaining following prior distributions, if any, on such Distribution Date:

                   (i) First, to the I-PO Component of the Class IA-1 Certificates, the I-PO Component Fraction of all principal received on or in respect of each I-PO Component Mortgage Loan;

                   (ii) Second, to the Group I Certificates entitled to interest, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (iii) Third, to the Group I Certificates entitled to principal (other than the I-PO Component of the Class IA-1 Certificates), the Group I Principal Distribution Amount, pro rata, according to their respective Certificate Principal Balances (or Component Balances, other than the I-PO Component Balance, in the case of the Class IA-1 Certificates); and

                   (iv) Fourth, to the Residual Certificates, the remaining portion, if any, of the Available Distribution Amount for Loan Group I for such Distribution Date; and

         (b) with respect to the Group II Certificates and Residual Certificates, to the extent of the Available Distribution Amount for Loan Group II remaining following prior distributions, if any, on such Distribution Date:

                   (i) First, to the II-PO Component of the Class IA-1 Certificates, the II-PO Component Fraction of all principal received on or in respect of each II-PO Component Mortgage Loan;

                   (ii) Second, to the Group II Certificates entitled to interest, Accrued Certificate Interest and Unpaid Accrued Certificate Interest;

                   (iii) Third, to the Group II Certificates entitled to principal (other than the II-PO Component of the Class IA-1 Certificates), the Group II Principal Distribution Amount, pro rata, according to their respective Certificate Principal Balances; and

                   (iv) Fourth, to the Residual Certificates, the remaining portion, if any, of the Available Distribution Amount for Loan Group II for such Distribution Date.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Residual Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Residual Certificate, registered in the name of the Depositor, a Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         Certificate Principal Balance: With respect to each Certificate of any Class, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, reduced by (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance or amount thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05, and increased (a) in the case of the Class IA-4 Certificates by any Class IA-4 Accrual Amount added thereto, (b) in the case of the Class IIA-2 Certificates by any Class IIA-2 Accrual Amount added thereto and (c) in the case of the Class IIA-3 Certificates by any Class IIA-3 Accrual Amount added thereto.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

         Class: Collectively, all of the Certificates bearing the same designation.

         Class IA-1 Certificates: The Certificates designated as "Class IA-1" on the face thereof and in substantially the form attached hereto as Exhibit A.

         Class IA-2 Certificates: The Certificates designated as "Class IA-2" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-2 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-3 Certificates: The Certificates designated as "Class IA-3" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-3 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-4 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the aggregate of the Certificate Principal Balances of the Class IA-3 and Class IA-7 Certificates and the Component Balance of the Accrual/TAC Component of the Class IA-1 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

         Class IA-4 Accrual Amount: An amount equal to the lesser of (i) the Accrued Certificate Interest in respect of the Class IA-4 Certificates on such Distribution Date and (ii) the aggregate of the Component Balance of the Accrual/TAC Component of the Class IA-1 Certificates and the Certificate Principal Balances of the Class IA-3 and Class IA-7 Certificates.

         Class IA-4 Certificates: The Certificates designated as "Class IA-4" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-4 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-5 Certificates: The Certificates designated as "Class IA-5" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-5 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-6 Certificates: The Certificates designated as "Class IA-6" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-6 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-7 Certificates: The Certificates designated as "Class IA-7" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-7 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-8 Certificates: The Certificates designated as "Class IA-8" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IA-8 Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IA-8 Notional Amount: With respect to any Determination Date, 5.4054054054% of the Certificate Principal Balance of the Class IA-2 Certificates as of such Determination Date.

         Class I-X Certificates: The Certificates designated as "Class I-X" on the face thereof in substantially the form attached hereto as Exhibit A.
Except as otherwise described herein, the Class I-X Certificates, all of which are related to the Mortgage Loans in Loan Group I, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class I-X Notional Amount: With respect to any Distribution Date, the product of (x) 35.00%, (y) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group I Premium Rate Mortgage Loans and (z) a fraction, the numerator of which is the weighted
average of the Stripped Interest Rates   for the Group I Premium Rate Mortgage
Loans as of such Due Date and the denominator of which is 7.250% per annum.

         Class IIA-1 Certificates: The Certificates designated as "Class IIA-1" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IIA-1 Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IIA-2 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class IIA-1 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         Class IIA-2 Accrual Amount: For each Distribution Date on or before the Class IIA-2 Accretion Termination Date, an amount equal to the lesser of
(i) the Accrued Certificate Interest in respect of the Class IIA-2 Certificates on such Distribution Date and (ii) the aggregate of the Certificate Principal Balances of the Class IIA-1 and Class IIA-2 Certificates.

         Class IIA-2 Certificates: The Certificates designated as "Class IIA-2" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IIA-2 Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IIA-3 Accretion Termination Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class IIA-2 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         Class IIA-3 Accrual Amount: An amount equal to the lesser of (i) the Accrued Certificate Interest in respect of the Class IIA-3 Certificates on such Distribution Date and (ii) the aggregate of the Certificate Principal Balances of the Class IIA-1, Class IIA-2 and Class IIA-3 Certificates.

         Class IIA-3 Certificates: The Certificates designated as "Class IIA-3" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IIA-3 Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IIA-4 Certificates: The Certificates designated as "Class IIA-4" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IIA-4 Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class IIA-5 Certificates: The Certificates designated as "Class IIA-5" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class IIA-5 Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class II-X Certificates: The Certificates designated as "Class II-X" on the face thereof in substantially the form attached hereto as Exhibit A. Except as otherwise described herein, the Class II-X Certificates, all of which are related to the Mortgage Loans in Loan Group II, shall be entitled to receive distributions related solely to such Mortgage Loans.

         Class II-X Notional Amount: With respect to any Distribution Date, the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group II Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group II Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 7.250% per annum.

         Class A Certificates: The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, and Class IIA-5 Certificates, collectively.

         Class B Certificates: The Class B-1 and Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, collectively.

         Class B-1 Certificates: The Certificates designated as "Class B-1" on the face thereof and in substantially the form attached hereto as Exhibit C.

         Class B-2 Certificates: The Certificates designated as "Class B-2" on the face thereof and in substantially the form attached hereto as Exhibit C.

         Class B-3 Certificates: The Certificates designated as "Class B-3" on the face thereof and in substantially the form attached hereto as Exhibit C.

         Class B-4 Certificates: The Certificates designated as "Class B-4" on the face thereof and in substantially the form attached hereto as Exhibit C.

         Class B-5 Certificates: The Certificates designated as "Class B-5" on the face thereof and in substantially the form attached hereto as Exhibit C.

         Class M Certificates: The Certificates designated as "Class M" on the face thereof and in substantially the form attached hereto as Exhibit B.

         Class R-I Certificates: The Certificates designated as "Class R-I" on the face thereof and in substantially the form attached hereto as Exhibit D, which shall be designated as the single class of "residual interest" in REMIC I.

         Class R-II Certificates: The Certificates designated as "Class R-II" on the face thereof and in substantially the form attached hereto as Exhibit D, which shall be designated as the single class of "residual interest" in REMIC II.

         Class X Certificates: The Class I-X and Class II-X Certificates, collectively.

         Closing Date:  September 15, 1997.

         Code:  The Internal Revenue Code of 1986.

         Compensating Interest: With respect to any Distribution Date and either Master Servicer, an amount equal to the aggregate of the Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by such Master Servicer during the calendar month preceding such Distribution Date, but not more than the sum of one-twelfth of the annual Master Servicing Fee rate of the Stated Principal Balance of the Mortgage Loans serviced by such Master Servicer immediately preceding such Distribution Date; provided that for purposes of this definition the amount of the Master Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the second to last sentence of such Section.

         Component: A portion of the Class IA-1 and Class IA-3 Certificates representing parts of the entitlement of such Class to principal and/or interest as described herein and having the designation, Initial Component Balance and Pass-Through Rate set forth in the Preliminary Statement hereto.

         Component Balance: For any Component of the Class IA-1 or Class IA-3 Certificates entitled to principal, the applicable Initial Component Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of such Component in payments of principal due to be passed through to the Component from principal payments on the Mortgage Loans, as reduced from time to time by (x) distributions of principal to the related Class Certificates, in respect of such Component and (y) the portion of Realized Losses allocated to the Component Balance in respect of such Component pursuant to the definition of "Realized Loss" with respect to a given Distribution Date, and increased in the case of the Accrual/TAC Component of the Class IA-1 Certificates by any Accrual/TAC Component Accrual Amount added thereto. The Component Balance for the I-PO Component of the Class IA-1 Certificates shall be referred to as the "I-PO Component Balance," the

Component Balance for the II-PO Component of the A-I Certificates shall be referred to as the "II-PO Component Balance" and so on.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: BA Mortgage Securities, Inc., Series 1997-2.

         Corresponding Class: With respect to each REMIC I Regular Interest, the corresponding Class or Classes of Certificates or Components representing interests in REMIC II set forth for such REMIC I Regular Interest below:

 REMIC I Regular Interest R:     Class R-II
 REMIC I Regular Interest S:     Class IA-2 and Class IA-8
 REMIC I Regular Interest T:     Class IA-3, Class IA-4, Class IA-7 and the
                                            Accrual/TAC Component of Class IA-1
 REMIC I Regular Interest U:     The I-P Component of Class IA-1
 REMIC I Regular Interest V:     The I-PO Component and the II-PO
                                            Component of Class IA-1
 REMIC I Regular Interest W:     Class IA-5, Class IA-6, Class IIA-1,
                                            Class IIA-2, Class IIA-3, Class IIA-4,
                                            Class IIA-5, and the TAC Component of Class IA-1
 REMIC I Regular Interest X:     All Subordinate Classes
 REMIC I Regular Interest Y:     Class I-X and the I-IO Component of Class IA-1
 REMIC I Regular Interest Z:     Class II-X

         Credit Support Depletion Date: The first Distribution Date on which the aggregate of the Certificate Principal Balances of the Subordinate Certificates has been or will be reduced to zero.

         Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

         Custodial Account: Each of the custodial accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by a Master Servicer and for such Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         Custodial Agreement: An agreement that may be entered into among the Depositor, the Master Servicers, the Trustee and a Custodian, in substantially the form of Exhibit Q hereto.

         Custodian:  A custodian appointed pursuant to a Custodial Agreement.

         Cut-off Date:  September 1, 1997.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

         DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         Definitive Certificate:  Any definitive, fully registered Certificate.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan pursuant to Section 2.04 hereof.

         Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

         Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing,

(iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         Distribution Date: The 25th day of any month beginning in the month following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

         Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

         Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

         Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company of California, N.A., or if Bankers Trust Company is no longer the Trustee, the trust department of a federal or state chartered depository institution acceptable to each Rating Agency; (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as a Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

         Event of Default:  As defined in Section 7.01.

         Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

         Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

         Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

         Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

                   (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

                   (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                   (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                           1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                           2.   by military, naval or air forces; or

                           3. by an agent of any such government, power, authority or forces;

                   (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

                   (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

         Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

         FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

         Foreclosure Profits: As to any Mortgage Loan on any date of determination, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(i)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the immediately prior calendar month over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

         Fraud Loss Amount: As of any Determination Date after the Cut-off Date, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 2% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to the Subordinate Certificates in accordance with
Section 4.05 since the Cut-off Date up to such Determination Date, (Y) from the first through the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to the Subordinate Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such Determination Date and (Z) on and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

         Group I Certificates:The Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class I-X and, solely with respect to the Accrued/TAC Component, the TAC Component, the I-IO Component, the I-PO Component and the I-P Component thereof, the Class IA-1 Certificates, collectively.

         Group I Combination Balances: With respect to any Distribution Date, the amount set forth in the table attached hereto as Appendix A under the column heading captioned "Group I Combination Balances" for such Distribution Date.

         Group I Liquidation Amount: For any Distribution Date, the aggregate, for each Group I Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of (i) the Group I Percentage of the principal balance of such Mortgage Loan (exclusive of the I-PO Component Fraction thereof, if applicable) and (ii) the Group I Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

         Group I Loans: The Mortgage Loans designated on the Mortgage Loan Schedule as Group I Loans.

         Group I Lockout Certificates: The Class IA-5, Class IA-6 and solely with respect to the TAC Component thereof, the Class IA-1 Certificates, collectively.

         Group I Lockout Liquidation Amount: The aggregate of, for each Group I Loan which became a Liquidated Mortgage Loan during the Prior Period, the lesser of (i) the Group I Lockout Percentage of the principal balance of such Mortgage Loan (exclusive of the I-PO Component Fraction thereof, if applicable) and (ii) the Group I Lockout Prepayment Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Group I Lockout Prepayment Percentage on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

         Group I Lockout Percentage: For any Distribution Date, the lesser of
(a) 100% and (b) the aggregate of the Class IA-5 Certificate Principal Balance, the Class IA-6 Certificate Principal Balance and the Component Balance of the TAC Component of the Class IA-1 Certificates divided by the aggregate Stated Principal Balance of the Group I Loans (less the I-PO Component Balance), in each case immediately prior to the Distribution Date.

         Group I Lockout Prepayment Percentage: For any Distribution Date, the product of (a) the Group I Lockout Percentage for such Distribution Date and
(b) the applicable Step Down Percentage.

         Group I Lockout Priority Amount: For any Distribution Date, the sum of
(i) the Group I Lockout Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount), (ii) the Group I Lockout Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount) and
(iii) the Group I Lockout Liquidation Amount.

         Group I Percentage: For any Distribution Date, the lesser of (a) 100% and (b) the sum of the Certificate Principal Balances and Component Balances of the Group I Certificates (other than the I-PO Component of the Class IA-1 Certificates) divided by the aggregate principal balance of the Group I Loans (less the Component Balance of the I-PO Component of the Class IA-1 Certificates), in each case immediately prior to the Distribution Date.

         Group I Premium Rate Mortgage Loans: The Group I Loans having Net Mortgage Rates equal to or greater than 7.250% per annum.

         Group I Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth anniversary of the first Distribution Date, 100%;

(ii) on any other Distribution Date on which the Group I Percentage for such Distribution Date exceeds the initial Group I Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth anniversary of the first Distribution Date and thereafter, 100%, unless, with respect to the Mortgage Pool as a whole:

       (a) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50%, and

       (b) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance;

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Group I Percentage for such Distribution Date plus 70% of the Subordinate Percentage for Loan Group I for such Distribution Date; (2) for any such Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Group I Percentage for such Distribution Date plus 60% of the Subordinate Percentage for Loan Group I for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Group I Percentage for such Distribution Date plus 40% of the Subordinate Percentage for Loan Group I for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Group I Percentage for such Distribution Date plus 20% of the Subordinate Percentage for Loan Group I for such Distribution Date; and
(5) for any such Distribution Date thereafter, the Group I Percentage for such Distribution Date.

       If on any Distribution Date the allocation to the Group I Certificates (other than the I-PO Component of the Class IA-1 Certificates) and the Residual Certificates in the percentage required would reduce the sum of the Certificate Principal Balances and Component Balances of such Certificates and Components below zero, the Group I Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

       Group I Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group I Percentage of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount), (ii) the Group I Prepayment Percentage of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount) and (iii) the Group I Liquidation Amount.

       Group II Certificates: The Group IIA, Class II-X, and, solely with respect to the II-PO Component thereof, the Class IA-1 Certificates, collectively.

       Group II Liquidation Amount: The aggregate, for each Group II Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of (i) the Group II Percentage of the principal balance of such Mortgage Loan (exclusive of the II-PO Component Fraction thereof, if applicable) and (ii) the Group II Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

       Group II Loan: The Mortgage Loans designated on the Mortgage Loan Schedule as Group II Loans.

       Group II Lockout Certificates: The Class IIA-4 and Class IIA-5 Certificates, collectively.

       Group II Lockout Liquidation Amount: The aggregate of, for each Group II Loan which became a Liquidated Mortgage Loan during the Prior Period, the lesser of (i) the quotient obtained by dividing the aggregate of the Class IIA-4 Certificate Principal Balance and the Class IIA-5 Certificate Principal Balance by the aggregate Stated Principal Balance of the Group II Loans (less the II-PO Component Balance), multiplied by the principal balance of such Mortgage Loan, in each case immediately prior to the Distribution Date, and
(ii) the Liquidation Principal with respect to such Mortgage Loan multiplied by either (a) with respect to any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, the quotient obtained by dividing the aggregate of the Class IIA-4 Certificate Principal Balance and the Class IIA-5 Certificate Principal Balance by the aggregate Stated Principal Balance of the Group II Loans (less the II-PO Component Balance), in each case immediately prior to the Distribution Date, or (b) with respect to any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, the product of (x) the quotient set forth in clause (a) above and (y) the applicable Step Down Percentage.

       Group II Lockout Percentage: For any Distribution Date, the product of
(i) the Step-Down Percentage for such Distribution Date and (ii) the quotient obtained by dividing the aggregate of the Class IIA-4 Certificate Principal Balance and the Class IIA-5 Certificate Principal Balance by the aggregate Principal Balance of the Group II Loans (less the II-PO Component Balance), in each case immediately prior to the Distribution Date.

       Group II Lockout Priority Amount: For any Distribution Date, the sum of
(i) the Group II Lockout Percentage of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount),

(ii) the Group II Lockout Percentage of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount) and (iii) the Group II Lockout Liquidation Amount.

       Group II Premium Rate Mortgage Loans: The Group II Loans having Net Mortgage Rates equal to or greater than 7.250% per annum.

       Group II Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group II Percentage of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount), (ii) the Group II Prepayment Percentage of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount) and (iii) the Group II Liquidation Amount.

       Group II Percentage: For any Distribution Date, the lesser of (a) 100% and (b) the sum of the Certificate Principal Balances of the Group II Certificates (other than the II-PO Component of the Class IA-1 Certificates) divided by the aggregate principal balance of the Group II Loans (less the Component Balance of the II-PO Component of the Class IA-1 Certificates), in each case immediately prior to the Distribution Date.

       Group II Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of the fifth anniversary of the first Distribution Date, 100%; (ii) on any other Distribution Date on which the Group II Percentage for such Distribution Date exceeds the initial Group II Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in each of the months of the fifth anniversary of the first Distribution Date and thereafter, 100%, unless, with respect to the Mortgage Pool as a whole:

       (a) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50%, and
       (b) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance;

in which case, as follows: (1) for any such Distribution Date in or after the month of the fifth anniversary of the month of the first Distribution Date but before the sixth anniversary of the month of the first Distribution Date, the Group II Percentage for such Distribution Date plus 70% of the Subordinate Percentage for Loan Group II for such Distribution Date;

(2) for any such Distribution Date in or after the month of the sixth anniversary of the month of the first Distribution Date but before the seventh anniversary of the month of the first Distribution Date, the Group II Percentage for such Distribution Date plus 60% of the Subordinate Percentage for Loan Group II for such Distribution Date; (3) for any such Distribution Date in or after the month of the seventh anniversary of the month of the first Distribution Date but before the eighth anniversary of the month of the first Distribution Date, the Group II Percentage for such Distribution Date plus 40% of the Subordinate Percentage for Loan Group II for such Distribution Date; (4) for any such Distribution Date in or after the month of the eighth anniversary of the month of the first Distribution Date but before the ninth anniversary of the month of the first Distribution Date, the Group II Percentage for such Distribution Date plus 20% of the Subordinate Percentage for Loan Group II for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group II Percentage for such Distribution Date.

       If on any Distribution Date the allocation to the Group II Certificates (other than the II-PO Component of the Class IA-1 Certificates) and the Residual Certificates in the percentage required would reduce the sum of the Certificate Principal Balances and Component Balances of such Certificates and Components below zero, the Group II Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

       Group II Senior Certificates: The Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5 and Class II-X Certificates, collectively.

       Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Depositor, the Master Servicers and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Master Servicers or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Depositor, the Master Servicers or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

       Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

       Initial Component Balance: With respect to each Component, the Component Balance of such Component as of the Cut-off Date as set forth in the Preliminary Statement hereto.

       Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Mortgage Insurance Policy or any other related insurance policy, covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer of such Mortgage Loan or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Master Servicer would follow in servicing mortgage loans held for its own account.

       Insurer: Any named insurer under any Primary Mortgage Insurance Policy or any successor thereto or the named insurer in any replacement policy.

       Interest Only Certificates: The Class IA-8, Class I-X, Class II-X and, solely with respect to the I-IO Component thereof, the Class IA- 1 Certificates, collectively.

       Junior Subordinate Certificates: The Class B-3, Class B-4 and Class B-5 Certificates, collectively.

       Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

       Liquidated Mortgage Loan: A Mortgage Loan as to which the related Master Servicer or any applicable Subservicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Mortgage Loan.

       Liquidation Principal: The principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the Prior Period, exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount or the II-PO Component Principal Distribution Amount.

       Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by a Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

       Loan Group: Loan Group I or Loan Group II, as applicable.

       Loan Group I:  The group of Mortgage Loans comprised of the Group I
Loans.

       Loan Group II:  The group of Mortgage Loans comprised of the Group II
Loans.

       Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

       Lockout Certificates: The Group I Lockout Certificates and the Group II Lockout Certificates.

       Master Servicing Fee: With respect to any Mortgage Loan, the fee payable monthly to the Master Servicer of such Mortgage Loan in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02. In addition, the Master Servicing Fee shall include any increase in payments of interest on any Mortgage Loan following an increase in the Mortgage Rate on such Mortgage Loan as a result of (i) the termination of the Mortgagor's employment by either of the Sellers or any of their Affiliates or (ii) the Mortgagor's discontinuation of electronic debiting for payments of the related Mortgage Loan.

       Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the principal balance of each REMIC I Regular Interest would be reduced to zero, which is October 25, 2027, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

       Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

       Moody's:  Moody's Investors Service, Inc., or its successor in interest.

       Mortgage: The mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

       Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

       Mortgage Loan Purchase Agreement: A Mortgage Loan Purchase Agreement between a Seller and the Depositor, dated September 15, 1997, substantially in the form attached hereto as Exhibit F.

       Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit E-1 and Exhibit E-2 (as amended from time to time to reflect the removal of Deleted Mortgage Loans and the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

         (i)       the name of the Mortgager;

        (ii)       the Mortgage Loan identifying number;

       (iii) the street address of the Mortgaged Property including state and zip code;

        (iv)       the maturity date of the Mortgage Note;

         (v)       the Mortgage Rate;

        (vi)       the Net Mortgage Rate;

       (vii) the initial scheduled monthly payment of principal, if any, and interest;

      (viii)       the principal balance of the Mortgage Loan at origination;

        (ix)       the Cut-off Date Principal Balance;

         (x)       the Loan-to-Value Ratio at origination;

        (xi)       the rate at which the Master Servicing Fee accrues;

       (xii) a code indicating that the Mortgage Loan is secured by a second or vacation residence;

      (xiii) a code indicating that the Mortgage Loan is secured by a non-owner occupied residence; and

       (xiv) a code indicating whether or not a Primary Mortgage Policy exists for the Mortgage Loan; and

         (xv) a code indicating that the Mortgage Loan is a Group I Loan or a Group II Loan.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

         Mortgaged Property: The underlying real property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Mortgage Rate borne by the related Mortgage Note less the sum of the per annum rate at which the related Master Servicing Fee accrues.

         Net Prepayment Interest Shortfall: As to any Distribution Date, the Prepayment Interest Shortfall for such Distribution Date not funded by the applicable Master Servicer as Compensating Interest.

         Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

         Non-United States Person:  Any Person other than a United States
Person.

         Nonrecoverable Advance: Any Advance or Servicing Advance previously made or proposed to be made by a Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of such Master Servicer, will not, or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by such Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to such Master Servicer pursuant to Section 4.02(a) hereof.

         Nonrecoverable Subservicer Advance: Any Subservicer Servicing Advance previously made or proposed to be made by a Subservicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of Subservicer, will not, or, in the case of a proposed Subservicer Servicing Advance, would not, be ultimately recoverable by such Subservicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, or REO Proceeds.

         Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

         Notional Amount: With respect to the Class IA-8 Certificates, the Class IA-8 Notional Amount; with respect to the Class I-X Certificates, the Class I-X Notional Amount, and with respect to the Class II-X Certificates, the Class II-X Notional Amount; and with respect to the I-IO Component of the Class IA-1 Certificates, the I-I0 Component Notional Amount.

         Notional Amount Certificates: The Class IA-8, Class I-X and Class II-X Certificates, collectively and, solely with respect to the I-IO Component thereof, the Class IA-1 Certificates.

         Offered Certificates: All certificates other than the Junior Subordinate Certificates and the Class IA-1 Certificates.

         Officers' Certificate: A certificate signed by (i) the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of a Seller or the Depositor, as the case may be, or (ii) a Servicing Officer of a Master Servicer, and delivered to the Trustee, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicers, who may be counsel for a Seller, the Depositor or a Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of either REMIC I, REMIC II or REMIC III as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

         Original Subordinate Principal Balance: The aggregate of the principal balances of the Subordinate Certificates as of the Cut-Off Date.

         Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02 or 2.04.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Pass-Through Rate: With respect to any Class of Offered Certificates or any Component thereof, and any Distribution Date, the per annum rate set forth or described in the Preliminary Statement hereto.

         Paying Agent: Bankers Trust Company of California, N.A., or any successor Paying Agent appointed by the Trustee.

         Payoff Period: With respect to the first Distribution Date, the period from the Cut-off Date through October 14, 1997, inclusive; and with respect to any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

         Percentage Interest: With respect to any Certificate (other than a Residual Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance or Notional Amount thereof divided by the aggregate Initial Certificate Principal Balance or Notional Amount of all of the Certificates of the same Class. With respect to a Residual Certificate, the interest in distributions to be made with respect to such

Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

         Permitted Investments:  One or more of the following:

         (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

        (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

       (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its next to highest short-term rating available;

        (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

         (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

        (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, (A) such obligation or security is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury regulations and (B) that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the next to highest rating available on unsecured long-term debt shall mean AA in the case of DCR and Aa3 in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean P-1 in the case of Moody's and D-1 in the case of DCR.

         Permitted Transferee: Any Transferee of a Residual Certificate, other than a Disqualified Organization or Non-United States Person.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Planned Principal Balance: With respect to any Distribution Date and the Class IA-2 Certificates, the amount set forth in the table attached hereto as Appendix A under the column heading captioned "Class IA-2" for such Distribution Date.

         Pool Stated Principal Balance: As to any Determination Date, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

         Prepayment Assumption: A prepayment assumption of 250% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

         Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the calendar month preceding such Distribution Date, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for the calendar month preceding such Distribution Date to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the amount of such Curtailment over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for the calendar month preceding such Distribution Date to the date of such Curtailment.

         Primary Mortgage Insurance Policy: A policy of mortgage guaranty insurance, if any, or any replacement policy therefor, as evidenced by a policy or certificate, providing coverage as required by clause (xi) of Exhibit 3 to each Mortgage Loan Purchase Agreement.

         Primary Servicing Fee: As to any Mortgage Loan, that portion of the Master Servicing Fee that constitutes the fee payable monthly to the related Subservicer in respect of servicing and other compensation that accrues at an annual rate as set forth in the applicable Subservicing Agreement.

         Principal Payment Amount: For any Distribution Date and with respect to each Loan Group, the sum, with respect to the Mortgage Loans in such Loan Group, of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required herein during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received during the preceding calendar month, other than full and partial Principal Prepayments or Liquidation Principal.

         Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

         Principal Prepayment Amount: For any Distribution Date and with respect to each Loan Group, the sum, with respect to the Mortgage Loans in such Loan Group, of (i) all partial Principal Prepayments which were received during the preceding calendar month and (ii) all full Principal Prepayments received from the 15th day of the month immediately prior to the month of such Distribution Date through the 14th day of the month of such Distribution Date (except for full Principal Prepayments received from the Cut-off Date through October 14, 1997, which will be passed through to holders of Certificates on the October 1997 Distribution Date).

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Prior Period: The calendar month immediately preceding any Distribution Date.

         Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be purchased on any date pursuant to Section 2.02 or 2.04, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and Servicing Advances and (ii) unpaid accrued interest at the Mortgage Rate on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

         Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by a Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of (and not substantially less than) the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be remitted by the applicable Seller to the Master Servicer of such Deleted Mortgage Loan for deposit in the applicable Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Exhibit 3 to the applicable Mortgage Loan Purchase Agreement.

         Rating Agency: Moody's and DCR. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicers.

         Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus
(ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer of such Mortgage Loan or any Subservicer with respect to related Advances, Servicing Advances, Subservicer Servicing Advances or expenses as to which the Master Servicer of such Mortgage Loan or any Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan for which the Master Servicer of such Mortgage Loan has forgiven the payment of any principal, the amount of such forgiven principal. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

         Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

         Regular Certificate: Any of the Certificates other than a Residual Certificate.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code, including REMIC I and REMIC II.

         REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of the Mortgage Loans.

         REMIC I Regular Interest R: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the aggregate Certificate Principal Balance of the Class R-II Certificates and which bears interest at 7.250%.

         REMIC I Regular Interest S: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the aggregate Certificate Principal Balance of the Class IA-2 Certificates, and which bears interest at 7.400%.

         REMIC I Regular Interest T: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the sum of the aggregate Certificate Principal Balance of the Class IA-3 Certificates, the Class IA-4 Certificates and the Class IA-7 Certificates and the Component Balance of the Accrual/TAC Component of the Class IA-1 Certificates and which bears interest at 7.400%.

         REMIC I Regular Interest U: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the Component Balance of the I-P Component of the Class IA-1 Certificates, and which bears no interest.

         REMIC I Regular Interest V: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the Component Balance of the I-PO Component of the Class IA-1 Certificates and the II-PO Component of the Class IA-1 Certificates and which bears no interest.

         REMIC I Regular Interest W: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the sum of the aggregate Certificate Principal Balance of the Class IA-5 Certificate, the Class IA-6 Certificates, the Class IIA-1 Certificates, the Class IIA-2 Certificates, the Class IIA-3 Certificates, the Class IIA-4 Certificates and the Class IIA-5 Certificates, and the TAC Component Balance of the Class IA-1 Certificates and which bears interest at 7.250%.

         REMIC I Regular Interest X: An uncertificated partial undivided beneficial ownership interest in REMIC I having an uncertificated principal balance equal to the aggregate Certificate Principal Balance of the Subordinate Certificates, and which bears interest at 7.250%.

         REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I having no principal balance and accruing interest on the product of (i) the sum of the I-IO Component Notional Amount and the Class I-X Notional

Amount and (ii) a fraction, the numerator of which is 7.250% per annum and denominator of which is the weighted average of the Stripped Interest Rates for the Group I Premium Rate Mortgage Loans as of such Due Date, and which bears interest at the weighted average of the Stripped Interest Rates on the Group I Loans.

         REMIC I Regular Interest Z: An uncertificated partial undivided beneficial ownership interest in REMIC I having no principal balance and accruing interest on a notional amount equal to the product of (i) the Class II-X Notional Amount and a (ii) fraction, the numerator of which is 7.250% per annum and the denominator of which is weighted average of the Stripped Interest Rates for the Group II Premium Rate Mortgage Loans as of such Due Date, and which bears interest at the weighted average of the Stripped Interest Rates on the Group II Loans.

         REMIC I Regular Interests: REMIC I Regular Interest R, REMIC I Regular Interest S, REMIC I Regular Interest T, REMIC I Regular Interest U, REMIC I Regular Interest V, REMIC I Regular Interest W, REMIC I Regular Interest X, REMIC I Regular Interest Y and REMIC I Regular Interest Z.

         REMIC II: The segregated pool of assets consisting of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders (other than the Class R-I Certificateholders) pursuant to
Section 2.01(a), with respect to which a separate REMIC election is to be made.

         REMIC Administrator: Bankers Trust Company of California, N.A., or any successor REMIC Administrator. If Bankers Trust Company of California, N.A. or any successor REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Depositor shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Acquisition: The acquisition by a Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

         REO Disposition: As to any REO Property, a determination by the related Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which such Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

         REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the applicable Custodial Account only upon the related REO Disposition.

         REO Property: A Mortgaged Property acquired by a Master Servicer on behalf of the Trustee for the benefit of the Certificateholders through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: A request for release, the form of which is substantially in the form attached as Exhibit H hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement or any related Subservicing Agreement in respect of such Mortgage Loan.

         Residual Certificates: The Class R-I and Class R-II Certificates, collectively.

         Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

         Seller: An institution from which the Depositor purchased any Mortgage Loans pursuant to a Mortgage Loan Purchase Agreement. Bank of America National Trust and Savings Association is the Seller with respect to the Mortgage Loans set forth on Exhibit E-1 and Bank of America Federal Savings Bank is the Seller with respect to the Mortgage Loans set forth on Exhibit E-2.

         Senior Certificates: The Class A Certificates, the Class X Certificates, and the Residual Certificates, collectively.

         Senior Subordinate Certificates: The Class M, Class B-1 and Class B-2 Certificates, collectively.

         Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

         Servicing Advances: All customary and reasonable "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by a

Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14; and any amount that is stated herein to be a "Servicing Advance."

         Servicing Officer: Any officer of a Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by such Master Servicer, as such list may from time to time be amended.

         Special Hazard Amount: As of any Distribution Date, an amount equal to $4,270,023 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Subordinate Certificates in accordance with
Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) 1% (or, if greater than 1%, the highest percentage of Mortgage Loans, by principal balance, in any California zip code area) times the aggregate principal balance of all of the Mortgage Loans in the Mortgage Pool on such anniversary and (ii) twice the principal balance of the single Mortgage Loan in the Mortgage Pool having the largest principal balance.

         Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the last succeeding Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer of such Mortgage Loan as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

         Step Down Percentage: With respect to any Distribution Date occurring from October 1997 through September 2002, 0%; with respect to any Distribution Date occurring from October 2002 through September 2003, 30%; with respect to any Distribution Date occurring from October 2003 through September 2004, 40%; with respect to any Distribution Date occurring from October 2004 through September 2005, 60%; with respect to any Distribution Date occurring from October 2005 through September 2006, 80%; with respect to any Distribution Date occurring from and after October 2006, 100%.

         Stripped Interest Rate: For each Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over 7.250%.

         Subordinate Certificates: The Class M and the Class B Certificates, collectively.

         Subordination Level: On any specified date, with respect to any Class of Subordinate Certificates, the percentage obtained by dividing the sum of the aggregate Certificate Principal Balance of all Classes of Certificates which are subordinate in right of payment to such Class (provided that no Class of Subordinate Certificates shall be subordinate in right of payment to the Class B-5 Certificates) by the sum of the aggregate Certificate Principal Balances of all of the Certificates as of such date prior to giving effect to distributions of principal or interest or allocations of Realized Losses on the Mortgage Loans on such date. For purposes of this definition, the relative seniority, from highest to lowest, of the Classes of Subordinate Certificates shall be as follows: Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

         Subordinate Liquidation Amount: The excess, if any, of the aggregate Liquidation Principal for all Mortgage Loans which became Liquidated Mortgage Loans during the Prior Period, over the sum of the Group I Liquidation Amount and Group II Liquidation Amount for such Distribution Date.

         Subordinate Loan Group Component Balance: For any Loan Group at any time, the then aggregate principal balance of the Mortgage Loans in the applicable Loan Group minus the then outstanding aggregate Certificate Principal Balances and Component Balances of the Group I and Residual Certificates, for Loan Group I, or Group II Certificates, for Loan Group II.

         Subordinate Percentage: For any Distribution Date, (i) for Loan Group I, the excess of 100% over the Group I Percentage and (ii) for Loan Group II, the excess of 100% over the Group II Percentage.

         Subordinate Prepayment Percentage: For any Distribution Date, (i) for Loan Group I, the excess of 100% over the Group I Prepayment Percentage and
(ii) for Loan Group II, the excess of 100% over the Group II Prepayment Percentage; provided, however, that if the Certificate Principal Balance of the Senior Certificates (other than the I-PO Component and the II-PO Component of the Class IA-1 Certificates) has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

         Subordinate Principal Distribution Amount: For any Distribution Date, the excess of (A) the sum of (i) the Subordinate Percentage for Loan Group I of the Principal Payment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount), (ii) the Subordinate Percentage for Loan Group

II of the Principal Payment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount),
(iii) the Subordinate Prepayment Percentage for Loan Group I of the Principal Prepayment Amount for Loan Group I (exclusive of the portion thereof attributable to the I-PO Component Principal Distribution Amount), (iv) the Subordinate Prepayment Percentage for Loan Group II of the Principal Prepayment Amount for Loan Group II (exclusive of the portion thereof attributable to the II-PO Component Principal Distribution Amount) and (v) the Subordinate Liquidation Amount (as defined below) over (B) the sum of (x) the amounts required to be distributed to the I-PO Component and II-PO Component of the Class IA-1 Certificates pursuant to clause (I)(a)(iv) and (I)(b)(iv) of the definition of "Certificate Distribution Amount" on such Distribution Date and
(y) the amounts in respect of principal paid from the Available Distribution Amount of an Overcollateralized Group to an Undercollateralized Group as described in the last sentence of paragraph (I) of the definition of "Certificate Distribution Amount". Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Cut-Off Date, the pro rata portion of the Subordinate Principal Distribution Amount otherwise allocable to such Class will be allocated to the Classes of Subordinate Certificates for which the Subordination Level is greater than or equal to such percentage as of the Cut-Off Date, if any, pro rata according to the Certificate Principal Balances of such Classes.

         Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

         Subservicer: Any Person with whom a Master Servicer has entered into a Subservicing Agreement.

         Subservicer Servicing Advances: All customary and reasonable "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by a Subservicer in the performance of its servicing obligations as required by the related Subservicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of any REO Property; and any amount that is stated herein to be a "Subservicer Servicing Advance."

         Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

         Subservicing Agreement: The written contract between a Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         Targeted Principal Balance: With respect to any Distribution Date and the Accrual/TAC Component of the Class IA-1 Certificates, the TAC Component of the Class IA-1 Certificates, the TAC Component of the Class IA-3 Certificates, the Class IA-5 Certificates, the Class IA-6 Certificates and the Class IA-7 Certificates, as applicable, the amount set forth in the table attached hereto as Appendix A under the Column headings captioned "Class IA-1 Accrual/TAC Component," "Class IA-1 TAC Component," "Class IA-3 TAC Component," "Class IA-5," "Class IA-6" and "Class IA- 7," respectively, for such Distribution Date.

         Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMICs due to their classifications as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

         Trust Fund: The corpus of the trust created by this Agreement consisting of all of the assets of the REMICs, including:

         (i)       the Mortgage Loans and the related Mortgage Files,

        (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date,

       (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

        (iv) the hazard insurance policies and Primary Insurance Policies, if any, and certain proceeds thereof.

         Underwriter: Donaldson, Lufkin & Jenrette Securities Corporation, or its successor in interest.

         Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the

United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         Unpaid Accrued Certificate Interest: With respect to each Distribution Date and any Class or Component of interest-bearing Certificates, any portion of the related Accrued Certificate Interest remaining unpaid from any prior Distribution Date.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Residual Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates, allocated among the Certificates of such Class in accordance with their respective Percentage Interests.


                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.    Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and its rights as purchaser under the Mortgage Loan Purchase Agreements with each Seller. The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse, all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Certificateholders (other than the Class R-I Certificateholders).

         (b)     In connection with such assignment, except as set forth in
Section 2.01(c) below, the Depositor does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee, the following documents or instruments (or copies thereof as permitted by this Section):

                      (i) The original Mortgage Note, endorsed in blank and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it in blank, or, in the event of any Mortgage Note, the original of which was permanently lost or destroyed and has not been replaced, a copy of a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the related Mortgage Loan stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                      (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage in blank ;

                      (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it in blank or a copy of such intervening assignment or assignments of the Mortgage certified by the public recording office in which such assignment or intervening assignments have been recorded;

                      (v) The original of each modification or assumption agreement, if any, relating to such Mortgage Loan or a copy of each modification or assumption agreement certified by the public recording office in which such document has been recorded; and

                      (vi) The original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract title.

         (c) In the event that in connection with any Mortgage Loan the Depositor cannot deliver the Mortgage, any assignment, modification or assumption agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification or assumption agreement has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee or any respective Custodian a true and correct photocopy of such Mortgage, assignment, modification or assumption agreement.

         The Trustee or the Custodian, as the case may be, shall promptly complete the endorsement in blank of each Mortgage Note and stamp each Assignment referred to in Section 2.01(b) as follows: Bankers Trust Company of California, N.A., as Trustee for the benefit of the registered holders of BA Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 1997-2 and shall return such Assignments to the Depositor for recordation.

         The Depositor shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause
(iii) of Section 2.01(b), except in states where, in the Opinion of Counsel (which Opinion of Counsel shall be at the expense of the Depositor) acceptable to the Rating Agencies, the Trustee and the Master Servicer of such Mortgage Loan, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan. If any Assignment is lost or returned unrecorded to the Depositor because of any defect therein, the Depositor shall prepare a substitute Assignment or cure such defect and cause such Assignment to be recorded in accordance with this paragraph. The Depositor shall promptly deliver or cause to be delivered to the Trustee or any respective Custodian such Mortgage or assignment, as applicable (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer.

         (d) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Agreement be construed as a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; (b) the conveyance provided for in this Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in and to all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                          (I)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described in (w), (x), (y), and (z) below: (w) the Mortgage Loans, including all Qualified Substitute Mortgage Loans and including (i) the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (ii) all title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule as defined herein, and (iii) all distributions with respect thereto payable on and after the Cut-off Date; (x) the Certificate Account and the Custodial Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (y) each Mortgage Loan Purchase Agreement; and (z) any and all of any Seller's right, title, and interest, if any, whether now owned or hereafter acquired, in and to the property described in clauses (w) and (x) above granted by such Seller to the Depositor pursuant to the related Mortgage Loan Purchase Agreement;

                          (II)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (I) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                          (III)  All cash and non-cash proceeds of the
                 collateral described in (I) and (II) above.

         (e) It is further the express intent of the parties hereto that the conveyance of REMIC I Regular Interests to the Trustee by the Depositor as provided in this Agreement be, and be construed as, an absolute sale of REMIC I Regular Interests. It is, further, not the intention of the parties that such conveyance be deemed a pledge of REMIC I Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, REMIC I Regular Interests are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in REMIC I Regular Interests, then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; and (b) the conveyance provided for in this Agreement shall be deemed to be a grant by the Depositor to the Trustee of a security interest in and to all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

                          (I)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to any of the property described below: the REMIC I Regular Interests, including without limitation all rights represented thereby in and to:
                 (a) the Mortgage Loans, including all Qualified Substitute Mortgage Loans and including (i) the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (ii) all title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule as defined herein, and (iii) all distributions with respect thereto payable on and after the Cut-off Date;
                 (b) the Certificate Account and the Custodial Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (c) each Mortgage Loan Purchase Agreement; (d) any and all of any Seller's right, title, and interest, if any, whether now owned or hereafter acquired, in and to the property described in clauses (a) and (b) above granted by such Seller to the Depositor pursuant to the related Mortgage Loan Purchase Agreement; (e) all property or rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (a) through (d) above (including any accrued discount realized on liquidation of any investment purchased at a discount), and (f) all cash and non-cash proceeds of the collateral described in (a) through
                 (e) above

                          (II)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in

                 (I) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                          (III)  All cash and non-cash proceeds of the
                 collateral described in (I) and (II) above.

         (f) The possession by the Trustee or its designee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction. Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee or its designee for the purpose of perfecting such security interest under applicable law. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         The Depositor and, at the Depositor's direction, the Sellers and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the REMIC I Regular Interests, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall sign and return to the Depositor for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), or (2) any change of location of the place of business or the chief executive office of the Depositor.

         Section 2.02.    Acceptance by Trustee.

         The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon receipt or certification executed by the Custodian and delivered to the Trustee, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (vi) above and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. Within 45 days following the Closing Date, the Trustee or Custodian

(such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it by the Depositor or Sellers to ascertain that (i) the documents required to be delivered in the definition of Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i)-(vi) of the definition of Mortgage Loan Schedule is correct. If the Trustee or a Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee or the Custodian (such Custodian being so obliged under a Custodial Agreement) shall promptly so notify the Depositor. Upon completion of such review by the Trustee or the Custodian, as applicable, the Trustee shall promptly deliver to the Depositor a certification in the form of Exhibit R (if applicable, based solely upon receipt of a certificate from the Custodian) with respect to the Mortgage Loans on the related Mortgage Loan Schedule, with any exceptions listed on an attachment thereto. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any document in any Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         If the Trustee or a Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee or the Custodian, as applicable, shall promptly so notify the Master Servicer of such Mortgage Loan and the Depositor. Such Master Servicer shall promptly notify the related Seller of such omission or defect and request that such Seller correct or cure such omission or defect within 60 days from the date such Master Servicer was notified of such omission or defect and, if such Seller does not correct or cure such omission or defect within such period, that such Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date such Master Servicer was notified of such omission or defect. The Purchase Price for any such Mortgage Loan shall be deposited or caused to be deposited by such Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to such Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by such Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

         Section 2.03. Representations, Warranties and Covenants of the Master Servicers.

         Each Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders, only with respect to itself, that:

                      (i) Such Master Servicer is a national banking association or federal savings bank duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property serviced by it is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                      (ii) The execution and delivery of this Agreement by such Master Servicer and its performance and compliance with the terms of this Agreement will not violate its Articles of Association or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

                    (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or any other instrumentalities of the federal government, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                      (iv) Such Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect its condition (financial or other), operations or properties or might have consequences that would materially adversely affect its performance hereunder;

                      (v) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which would prohibit its entering into this Agreement or which would adversely affect the legality and validity of this Agreement or such Master Servicer's performance of its obligations under this Agreement;

                      (vi) Subject to Section 4.04(c) hereof, such Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy; and

                    (vii) Such Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

         Section 2.04.    Representations and Warranties of Sellers.

         The Depositor hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to each Mortgage Loan. Insofar as such Seller's Mortgage Loan Purchase Agreement relates to the representations and warranties made by the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer of such Mortgage Loan on behalf of the Trustee and the Certificateholders or by the Trustee if a Master Servicer is the applicable Seller. Upon the discovery by the Depositor, the related Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Mortgage Loan Purchase Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Mortgage Loan Purchase Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer of such Mortgage Loan shall promptly notify the related Seller of such breach and request that such Seller either (i) cure such breach in all material respects within 90 days from the date such Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that such Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date such Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that the applicable Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, such Seller shall deliver to the Trustee or the Custodian, as the case may be, for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to

Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and such Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and any related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Mortgage Loan Purchase Agreement as of the date of substitution.

         In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer of such Deleted Mortgage Loans will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution) and promptly shall collect such amounts from the applicable Seller. Such Master Servicer shall deposit the amount of such shortfall into the applicable Custodial Account on the day of substitution. Such Master Servicer shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on either REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start up date" under Section 860G(d)(1) of the Code or (b) any portion of either REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         It is understood and agreed that the obligation of the applicable Seller to cure such breach or purchase (or to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer of such Mortgage Loan is the related Seller, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by the related Seller in the applicable Mortgage Loan Purchase Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by the related Seller, the Trustee shall assign to the related Seller all of the right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to such Mortgage Loan.

         Section 2.05. Issuance of Certificates Evidencing Interests in the Trust Fund.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted in the 45 day review (such exceptions based solely upon receipt by the Trustee of a certificate from the Custodian, if applicable), together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor, executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to or upon the order of the Depositor the Certificates in authorized denominations which evidence ownership of the Trust Fund. The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

         Section 3.01.    Master Servicers to Act as Servicers.

         (a) Each Master Servicer shall service and administer only those Mortgage Loans for which it is appointed Master Servicer, as indicated by their inclusion on Exhibit F-1 or Exhibit F-2, as applicable. The Master Servicers shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, each Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when such Master Servicer or Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and only with respect to the Mortgage Loans serviced by such Master Servicer or Subservicer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), no Master Servicer shall permit any modification with respect to any Mortgage Loan it services that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause either REMIC to fail to qualify as a REMIC under the Code. The Trustee shall furnish a Master





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
Servicer with any powers of attorney and other documents necessary or appropriate to enable such Master Servicer to service and administer the Mortgage Loans it services within five Business Days of receipt of request therefor from such Master Servicer. The Trustee shall not be liable for any action taken by such Master Servicer or any Subservicer pursuant to such powers of attorney.

         (b) All costs incurred by the Master Servicers or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be treated as Servicing Advances or Subservicer Servicing Advances and shall be recoverable to the extent permitted by Section 3.10(a).

         Section 3.02. Subservicing Agreements Between Master Servicers and Subservicers; Enforcement of Subservicers' and Sellers' Obligations; Special Servicing Agreements.

         (a) Each Master Servicer may continue in effect Subservicing Agreements entered into by Sellers and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans it services. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Primary Servicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the related Master Servicer in respect of such Mortgage Loan. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by a Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of such Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the applicable Master Servicer and the Subservicer have agreed. With the approval of the applicable Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement.

         (b) As part of its servicing activities hereunder, each Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts with respect to the Mortgage Loans it services to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Mortgage Loan Purchase Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Mortgage Loan Purchase Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Master Servicer would employ in its good faith business judgment and which are normal and usual in its





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
general mortgage servicing activities. Each Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

         (c) Either Master Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificate or a holder of a class of securities representing a 100% Percentage Interest in a Class of Class B Certificates, such agreement to be substantially in the form of Exhibit N hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct a Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the Holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the applicable Master Servicer acted in accordance with its normal procedures.

         Section 3.03.    Successor Subservicers.

         Each Master Servicer shall be entitled to terminate any Subservicing Agreement to which it is a party and that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by a Master Servicer or the Subservicer, such Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If such Master Servicer or any Affiliate of such Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If such Master Servicer enters into a Subservicing Agreement with a successor Subservicer, such Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, such Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

         Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the applicable Master Servicer shall, for any reason, no longer be a Master Servicer hereunder (including termination due to an Event of Default).

         Section 3.04.    Liability of the Master Servicers.

         Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer or a





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Subservicer or reference to actions taken through a Subservicer or otherwise, each Master Servicer shall, for the Mortgage Loans it is servicing, remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of such Mortgage Loans in accordance with the provisions of
Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if such Master Servicer alone were servicing and administering the Mortgage Loans. Each Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

         Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between such Subservicer and the related Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06.

         Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee.

         (a) In the event a Master Servicer shall for any reason no longer be a master servicer hereunder (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume, at its sole discretion, all of the rights and obligations of such Master Servicer under
each Subservicing Agreement that may have been entered into.   If the Trustee
so elects, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of such Master Servicer's interest therein and to have replaced such Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that such Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

         (b) An outgoing Master Servicer shall promptly, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by such Master Servicer and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

         Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Accounts.

         (a) Each Master Servicer shall, with respect to the Mortgage Loans it services, make reasonable efforts to collect all payments called for under the terms and provisions of such Mortgage Loans, and shall, to the extent such procedures shall be consistent with this





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
Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, each Master Servicer may in its discretion, with respect to the Mortgage Loans it services,
(i) waive payments of interest or principal, (ii) accept a deed in lieu of foreclosure, (iii) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (iv) extend the Due Date for payments due on a Mortgage Loan; provided, however, that such Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Mortgage Insurance Policy or materially adversely affect the lien of the related Mortgage. Subject in all instances to the provisions of Section 4.04(c), the related Master Servicer must continue to make Advances as set forth herein without regard to any such waiver or indulgence, in accordance with the original terms of the Mortgage Loan. Consistent with the terms of this Agreement, a Master Servicer may also, with respect to the Mortgage Loans it services, waive, modify or vary any term of a Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders; provided, however, that such Master Servicer may not modify materially or permit any Subservicer to modify a Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of such Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of such Master Servicer, such default is reasonably foreseeable.

         (b) Each Master Servicer shall establish and maintain a Custodial Account in which such Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans it services subsequent to the Cut-off Date (other than in respect of principal and interest on such Mortgage Loans due on or before the Cut-off Date):

                      (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on such Mortgage Loans and the principal component of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                      (ii) All payments on account of interest on such Mortgage Loans, including Buydown Funds, if any, and the interest component of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred, less any applicable Primary Servicing Fee;

                    (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);





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
                      (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02 or 2.04 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04;

                      (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.20; and

                      (vi) All amounts transferred from the Certificate Account to the applicable Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicers in the Custodial Accounts. In the event any amount not required to be deposited in a Custodial Account is so deposited by a Master Servicer, such Master Servicer may at any time withdraw such amount from the applicable Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Accounts may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicers or serviced or master serviced by them on behalf of others. Notwithstanding such commingling of funds, each Master Servicer shall keep records that accurately reflect the funds on deposit in the applicable Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services.

         (c) Each Master Servicer may cause the institution maintaining the related Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans it services in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of such Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the applicable Custodial Account by such Master Servicer out of its own funds immediately as realized, without right of reimbursement.

         (d) Each Master Servicer shall give notice to the Trustee and the Depositor of any change in the location of the Custodial Account established by it.





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
         Section 3.08.    Subservicing Accounts; Servicing Accounts.

         (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the related Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall be otherwise acceptable to such Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of the Mortgage Loans received by the Subservicer, less its Primary Servicing Fees and unreimbursed advances and expenses, to the extent permitted hereby and by the Subservicing Agreement. The related Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Subservicing Agreement, but in no event later than the Determination Date, the related Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to such Master Servicer for deposit in the applicable Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to such Master Servicer.

         (b) In addition to the Custodial Accounts, the Master Servicers shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent acceptable to each Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, or comparable items, to reimburse the applicable Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Mortgage Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicers shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

         (c) Subject to the provisions of Section 4.04(c) hereof, each Master Servicer shall advance as a Servicing Advance the payments for taxes, premiums or other costs referred to in the preceding subsection for the Mortgage Loans it services that are not timely paid by the Mortgagors or advanced by the Subservicers as a Subservicer Servicing Advance to the same extent as such Master Servicer would advance such payments on loans similar to the Mortgage Loans that such Master Servicer owns.





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         Section 3.09.    Access to Certain Documentation and Information
                          Regarding the Mortgage Loans.

         In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings associations, each Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, each Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans it services required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by such Master Servicer. Each Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to such Master Servicer.

         Section 3.10.    Permitted Withdrawals.

         (a) Each Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account established by it of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans it services for the following purposes:

                      (i) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01(b), 3.08(c), 3.11, 3.12(a), 3.14 and 4.04 or
         otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02 or 2.04) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

                      (ii) to pay to itself the Master Servicing Fee and to the related Subservicer (if not previously retained by such Subservicer) the Primary Servicing Fee;

                    (iii) to remit funds to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                      (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

                      (v) to pay to itself as additional servicing compensation any Foreclosure Profits;





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
                      (vi) to pay to itself, a Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.04 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

                    (vii) to reimburse itself or any Subservicer for any Nonrecoverable Advance or Nonrecoverable Subservicer Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to such Master Servicer pursuant to Section 4.02(a);

                   (viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Sections 3.13, 3.14(c), 6.03 or 10.01;

                      (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (i) or (viii) above;

                      (x) to withdraw any amount deposited in such Custodial Account that was not required to be deposited therein pursuant to Section 3.07; and

                      (xi) to clear and terminate the Custodial Account pursuant to Section 9.01.

         (b) Each Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Custodial Account pursuant to clauses (i), (ii), (v) and (vi) above.

         (c) Each Master Servicer shall be entitled to reimburse itself or the related Subservicer for any Advance or Servicing Advance or Subservicer Servicing Advance made in respect of a Mortgage Loan it services that such Master Servicer determines in its sole discretion to be a Nonrecoverable Advance or a Nonrecoverable Subservicer Advance by withdrawal from the related Custodial Account, prior to any other withdrawals therefrom, of amounts on deposit therein on any Certificate Account Deposit Date succeeding the date of such determination.

         Section 3.11. Maintenance of the Primary Insurance Policies; Collections Thereunder.

         (a) Subject to Section 4.04(c) hereof, no Master Servicer shall take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, each Master Servicer shall keep or cause to be kept in full force and effect such Primary Mortgage Insurance Policy for each Mortgage Loan it services until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Mortgage Insurance Policy was in place as of the Cut-off Date and the Depositor had knowledge of such Primary Mortgage Insurance Policy. Except with respect to the Mortgage Loans listed on Exhibit O, in the event that the Depositor gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Mortgage Insurance Policy and that such Mortgage Loan has a current Loan-to- Value Ratio in excess of 80%, then the Master Servicer of such Mortgage Loan shall or use its reasonable efforts to obtain and maintain a Primary Mortgage Insurance Policy to the extent that such a policy is obtainable at a reasonable price. Each Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Mortgage Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency. Any premium on a Primary Mortgage Insurance Policy paid by a Master Servicer or a Subservicer from its own funds shall constitute a Servicing Advance or a Subservicer Servicing Advance, as the case may be, hereunder.

         (b) In connection with its activities as administrator and servicer of the Mortgage Loans it services, each Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of such Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken, subject to Section 4.04(c) hereof, such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans serviced by such Master Servicer. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to a Master Servicer under any Primary Insurance Policies shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Section 3.10.

         Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

         (a) Each Master Servicer shall cause to be maintained for each Mortgage Loan it services fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the related Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. Each Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan it services, fire insurance with extended coverage in an amount which is at





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
least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by a Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the related Master Servicer's normal servicing procedures) shall be deposited in the applicable Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by a Master Servicer or any Subservicer in maintaining any insurance described in this Section 3.12(a) shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit, but shall be treated as a Servicing Advance or Subservicer Servicing Advance, as applicable. Such costs shall be recoverable by the Master Servicer out of the Mortgage Loan or the Subservicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section
3.10 and otherwise as permitted by Section 3.10(a). It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer of such Mortgage Loan shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         (b) Each Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering such Master Servicer's officers and employees and other persons acting on behalf of such Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to such Master Servicer if such Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, such Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer acceptable to the Depositor. Coverage of a Master Servicer under a policy or bond obtained by an Affiliate of a Master Servicer and providing the coverage required by this
Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

         Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification Agreements; Certain Assignments.

         (a) When any Mortgaged Property is conveyed by the Mortgagor, the related Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such





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
enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                      (i) such Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which such Master Servicer is restricted by law from preventing; and

                      (ii) if such Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, such Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

         (b) Subject to the Master Servicers' duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer of such Mortgage Loan is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and cause either REMIC to fail to qualify as a REMIC under the Code. The Master Servicer of such Mortgage Loan shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the related Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer of such Mortgage Loan in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by such Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer of such Mortgage Loan shall cause the originals or true and





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
correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by a Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

         (c) The Master Servicer, with respect to a Mortgage Loan it services, or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the start-up day would be imposed on either REMIC as a result thereof. Any fee collected by a Master Servicer or the related Subservicer for processing such a request will be retained by such Master Servicer or Subservicer as additional servicing compensation.

         (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee, and each Master Servicer with respect to the Mortgage Loans it services, shall be entitled to approve an assignment in lieu of satisfaction with respect to a Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and such Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit M, in form and substance satisfactory to the Trustee and such Master Servicer, providing the following:
(i) that such Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that such Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan it services, the Master Servicer of such Mortgage Loan shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan, and such Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.





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
         Section 3.14.    Realization Upon Defaulted Mortgage Loans.

         (a) Each Master Servicer, with respect to the Mortgage Loans it services, shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, such Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities; provided that such Master Servicer shall not be liable in any respect hereunder if such Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. Such Master Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the applicable Custodial Account pursuant to Section 3.10, whether or not such expenses are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds); any such expenditure shall be treated as a Servicing Advance hereunder. In the event of a determination by a Master Servicer pursuant to this Section 3.14(a), such Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, such Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Section
2.04. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the applicable Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, or any Custodian, as the case may be, shall release to the Master Servicer of the related Mortgage Loan the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by such Master Servicer, in each case without recourse, as shall be necessary to vest in the designee of such Master Servicer the related Mortgaged Property, and thereafter such Mortgaged Property shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in each Master Servicer's sole discretion with respect to any defaulted Mortgage Loan it services or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by such Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, such Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.





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
         (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

         (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer of such Mortgage Loan shall dispose of such REO Property within two years, or such other period permitted by the Code, after its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code, or such other period permitted by the Code, unless (i) at the expense of the Trust Fund, the Master Servicer requests and receives an extension of such period in which case the Master Servicer shall sell such REO property within the applicable extension period or (ii) such Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and such Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). A Master Servicer shall be entitled to be reimbursed from the applicable Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10, and such costs shall be treated as Servicing Advances hereunder. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) and 860F(a)(2)(B) of the Code.

         (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer of such Mortgage Loan or the related Subservicer in accordance with Section 3.10(a)(i); second, to all Master Servicing Fees and Primary Servicing Fees payable therefrom (and the Master Servicer of such Mortgage Loan and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); third, to the Certificateholders to the extent of accrued and unpaid interest on the





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
Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; fourth, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); and fifth, to Foreclosure Profits.

         Section 3.15.    Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon becoming aware of the payment in full of a Mortgage Loan, or upon the receipt by a Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the applicable Master Servicer will immediately notify the Trustee and the Custodian, if applicable, by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to such Master Servicer. Such Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Custodial Account or the Certificate Account.

         (b) From time to time as is appropriate for the servicing or foreclosure of a Mortgage Loan, the Master Servicer of such Mortgage Loan shall deliver to the Trustee (if it holds the related Mortgage File) or the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to such Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of such Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to such Master Servicer. Such Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee, when the need therefor by such Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event that the Mortgage File or any document therein is retained for purposes of initiating or pursuing foreclosure of the Mortgage Property, if such foreclosure proceedings are terminated or the need for the Mortgage File or other document





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no longer exists and the Mortgage Loan is still part of the Trust Fund, the
Master Servicer shall cause the Mortgage File or any document therein to be returned to the Trustee. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer of such Mortgage Loan upon deposit of the related Liquidation Proceeds in the applicable Custodial Account.

         (c) The Trustee, or the applicable Master Servicer on the Trustee's behalf shall execute and deliver to such Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the applicable Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.16.    Servicing and Other Compensation; Compensating
                          Interest.

         (a) Each Master Servicer, as compensation for its activities hereunder, shall be entitled to retain from collections on the Mortgage Loans it services the amounts provided for by clauses (ii), (iv), (v) and (vi) of
Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis.

         (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the applicable Custodial Account or otherwise shall be retained by the Master Servicers or the Subservicer to the extent provided herein, subject to clause
(e) below.

         (c) The Master Servicers shall be required to pay, or cause to be paid, all expenses incurred by it in connection with their servicing activities hereunder (including the fees and expenses of the Trustee any co-trustee, and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

         (d) A Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations as a Master Servicer under this Agreement.

         (e) Notwithstanding any other provision herein, the amount of servicing compensation that each Master Servicer shall be entitled to receive for their activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) to be paid by such Master Servicer for such Distribution Date. Such reduction shall be applied during such period in





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reduction of the Master Servicing Fee to which the Master Servicers are entitled pursuant to Section 3.10(a)(ii). Such reduction in the Master Servicing Fee shall be effectuated by the remittance of Compensating Interest (if any) to the Trustee for deposit in the Certificate Account pursuant to
Section 4.01(a).

         Section 3.17.    Annual Statement as to Compliance.

         Each Master Servicer will deliver to the Depositor and the Trustee not later than March 31 of each year beginning in 1998, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of such Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, such Master Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each related Subservicer has fulfilled its material obligations under its Subservicing Agreement with such Master Servicer in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

         Section 3.18.    Annual Independent Public Accountants' Servicing
                          Report.

         Not later than March 31 of each year beginning in 1998, each Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single yAttestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Depositor, the related Master Servicer and the Trustee relating to Mortgage Pass-Through Certificates evidencing an interest in first mortgage loans are substantially similar one to another except





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
for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

         Section 3.19.    Rights of the Depositor in Respect of the Master
                          Servicers.

         Each Master Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by such Master Servicer in respect of its rights and obligations hereunder and access to officers of such Master Servicer responsible for such obligations. Upon request, such Master Servicer shall furnish the Depositor with its most recent financial statements and such other information as such Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. Each Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Depositor or such Master Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers hereunder. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicers and is not obligated to supervise the performance of the Master Servicers under this Agreement or otherwise.

         Section 3.20.    Administration of Buydown Funds.

         (a) With respect to any Buydown Mortgage Loan, the Master Servicer of such Buydown Mortgage Loan or the related Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Custodial Account (the "Buydown Account"). Upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Master Servicer of such Buydown Mortgage Loan or the related Subservicer, as applicable, will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and deposit that amount in the applicable Custodial Account in accordance with the terms hereof or transmit that amount in accordance with the terms of the Subservicing Agreement to such Master Servicer, in either case together with the related payment made by the Mortgagor or advanced by the Subservicer.

         (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Master Servicer of such Buydown Mortgage Loan or the related Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer of such Buydown Mortgage Loan or the insurer under any related Primary Mortgage Insurance Policy), the Master Servicer of such Buydown Mortgage Loan or the related Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and





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
deposit that amount in the applicable Custodial Account in accordance with the terms hereof or remit the same to the Master Servicer of such Buydown Mortgage Loan in accordance with the terms of the Subservicing Agreement for deposit in the applicable Custodial Account, as applicable, or pay to the insurer under any related Primary Mortgage Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         Section 4.01.    Certificate Account.

         (a) The Trustee shall establish and maintain a Certificate Account. On or before 11:00 A.M. Los Angeles time on each Certificate Account Deposit Date each Master Servicer shall remit to the Trustee for deposit into the Certificate Account, by wire transfer of immediately available funds, an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be remitted to the Trustee for deposit in the Certificate Account pursuant to Section 3.16(e), (iii) any amount required to be paid pursuant to Section 9.01 and (iv) all other amounts constituting the portion the Available Distribution Amount attributable to collections made or payments owed by such Master Servicer for the immediately succeeding Distribution Date. The Trustee shall promptly deposit such funds in the Certificate Account. Funds remitted by the Master Servicer as set forth above shall include the amount required to be remitted to the Trustee and any co- trustee pursuant to Section 8.05(a).

         (b) The Trustee shall be entitled to all investment earnings on the funds in the Certificate Account from the receipt of such funds from the Master Servicers as set forth in Section 4.01(a) until the distribution of such funds to the Certificateholders as set forth in Section 4.02.

         Section 4.02.    Distributions.

         (a) On each Distribution Date, the Trustee or the Paying Agent shall, from funds received by the Trustee pursuant to Section 4.01(a) (i) distribute to a Master Servicer or a Subservicer, by remitting for deposit to the applicable Custodial Account, to the extent of and in reimbursement for any Advances previously made by such Master Servicer or Subservicer with respect to any Mortgage Loan it services or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property as evidenced by an Officer's Certificate received by the Trustee by the Determination Date; (ii) distribute to the Trustee and any co-trustee the amounts required to be remitted to the Trustee and any co-trustee pursuant to Section 8.05(a); and then (iii) distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such





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Certificateholder holding Certificates in the amount of at least $5,000,000 at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or the Paying Agent at least five
(5) Business Days prior to the related Record Date, as the case may be, or, if such Certificateholder has not so notified the Trustee or the Paying Agent at least five (5) Business Days prior to the related Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the portion of the Certificate Distribution Amount allocated to such Class as set forth in the definition thereof, to the extent of the Available Distribution Amount on deposit in the Certificate Account on the Distribution Date.

         (b) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer of such Mortgage Loan receives amounts, which such Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Mortgage Loan Purchase Agreement) such Master Servicer shall notify the Trustee of the existence of such amounts by means of an Officer's Certificate delivered on the related Determination Date and, the Trustee shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero. Any amount to be so distributed with respect to the Certificates of any Class shall be remitted by the Master Servicer of such Mortgage Loan to the Trustee for distribution to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

         (c) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or





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the Master Servicers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) If either Master Servicer or the Trustee anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, such Master Servicer, if applicable, shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

         Section 4.03.    Statements to Certificateholders.

         (a) No later than two Business Days after the Determination Date for the immediately succeeding Distribution Date, the Master Servicers shall deliver to the Trustee a report in computer-readable form as to each Mortgage Loan serviced by them as of such date such information as the Trustee shall reasonably require in order to make, or cause its agents to make, distributions on the Certificates and prepare reports to Certificateholders. The Trustee may conclusively rely upon the accuracy of and shall be under no duty to recalculate, verify or recompute the information provided to it by a Master Servicer.

         (b) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Trustee shall forward by mail to each Holder and the Underwriter, each Master Servicer and the Depositor a statement setting forth the following information as to each Class of Certificates to the extent applicable and to the extent the Trustee has received the Master Servicer tape in a timely manner:

                          (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                         (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                        (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                         (iv) the amount of any Advances by the Master Servicers pursuant to Section 4.04 by Loan Group;





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
                          (v) the number and Pool Stated Principal Balance of the Mortgage Loans by Loan Group after giving effect to the distribution of principal on such Distribution Date;

                         (vi) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                        (vii)     the related Subordinate Principal
         Distribution Amount;

                       (viii) on the basis of the most recent reports furnished to it by Subservicers, if applicable, the number and aggregate principal balances of Mortgage Loans by Loan Group (not including REO Properties) that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans (not including REO Properties) that are in foreclosure;

                         (ix) the number, aggregate principal balance and book value of any REO Properties;

                          (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                         (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                        (xii)     the occurrence of the Credit Support
         Depletion Date;

                       (xiii) the Group I Percentage and the Group II Percentage for such Distribution Date;

                        (xiv) the aggregate amount of Realized Losses by Loan Group for such Distribution Date;

                         (xv) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                        (xvi) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                       (xvii) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;





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
                      (xviii)     the Group I Prepayment Percentage and the
         Group II Prepayment Percentage for such Distribution Date;

                        (xix) Extraordinary Losses by Loan Group for the Prior Period; and

                         (xx)     the cumulative Realized Losses by Loan Group.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and shall forward to each Person who at any time during the calendar year was the Holder of a Certificate other than a Residual Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and shall forward to each Person who at any time during the calendar year was the Holder of a Residual Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Residual Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.

         (e) Upon the written request of any Holder of a Class IA-1, Class B-3, Class B-4 or Class B-5 Certificates, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

         (f) Upon request to the Trustee by any Holder of a Certificate who is a Holder thereof at the time of making such request (an "Eligible Certificateholder"), the Trustee shall provide, in the form of a computer-readable tape or disk, loan by loan data with respect to the payment experience on the Mortgage Loans containing at least the fields of information listed on Exhibit P hereto (based on information provided by the Master Servicer). In addition, upon the written request of any Eligible Certificateholder, the Trustee shall provide similar loan by loan data with respect to any prior monthly remittance report to the Certificateholders pursuant to this Agreement (as and when such information becomes available). The expense of providing any tape or disk pursuant to this subsection shall be the expense of the Eligible Certificateholder. The Trustee shall include in each monthly remittance report pursuant to this Agreement a statement that the monthly loan by loan information described in this subsection is available upon the request and at the expense of any Eligible Certificateholder directed to the Trustee.





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         Section 4.04.    Distribution of Reports to the Trustee and the
                          Depositor; Advances by the Master Servicers.

         (a) Prior to the close of business on the Business Day next succeeding each Determination Date, each Master Servicer shall furnish a written (or in such electronic format as the Trustee and the Master Servicer shall mutually agree) statement to the Trustee, any Paying Agent and the Depositor (the information in such statement to be made available to Certificateholders by each Master Servicer on request) setting forth (i) the portion of the Available Distribution Amount to be remitted by such Master Servicer, (ii) the aggregate amount of Special Hazard Losses, Fraud Losses and Bankruptcy Losses attributable to the Mortgage Loans serviced by it for such Distribution Date and (iii) the amounts required to be withdrawn from the applicable Custodial Account and remitted to the Trustee for deposit into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a) and (iv) the aggregate book value of REO Properties serviced by it. The determination by each Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

         (b) On or before 11:00 A.M. Los Angeles time on each Certificate Account Deposit Date, each Master Servicer shall either (i) remit to the Trustee for deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by such Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage
Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans serviced by such Master Servicer as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance,
(ii) withdraw from amounts on deposit in the applicable Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by such Master Servicer by remittance to the Trustee for deposit in the Certificate Account on or before 11:00 A.M. Los Angeles time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans serviced by such Master Servicer that are available in the applicable Custodial Account for remittance to the Trustee on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date.

         The determination by a Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee by 11:00 A.M. Los Angeles time on the related Determination Date.





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
         In the event that a Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to remit to the Trustee an amount equal to the Advance required to be made by it for the immediately succeeding Distribution Date, it shall give written notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 12:00 P.M. Los Angeles time on such Business Day, specifying the portion of such amount that it will be unable to remit. Not later than 12:00 P.M. Los Angeles time on the Certificate Account Deposit Date the Trustee shall
(a) terminate all of the rights and obligations of such Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of such Master Servicer hereunder, including the obligation to advance funds in an amount equal to the Advance required to be made by such Master Servicer for the immediately succeeding Distribution Date.

         The Trustee shall deposit all funds it receives pursuant to this
Section 4.04 into the Certificate Account.

         (c) Notwithstanding any other provision of this Agreement or any provision of any Subservicing Agreement, (i) a Master Servicer shall not make any Advance or any Servicing Advance if (A) it determines in its good faith judgment after reasonable inquiry that such Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, (B) a Cash Liquidation or REO Disposition has occurred with respect to the related Mortgage Loan serviced by such Master Servicer, or (C) the related Mortgage Loan serviced by such Master Servicer is a Deleted Mortgage Loan, and (ii) any Subservicer shall not make any Subservicer Servicing Advance if (A) it determines in its good faith judgment after reasonable inquiry that such Subservicer Servicing Advance, if made, would be a Nonrecoverable Subservicer Advance, (B) a Cash Liquidation or REO Disposition has occurred with respect to the related Mortgage Loan, or (C) the related Mortgage Loan is a Deleted Mortgage Loan.

         Section 4.05.    Allocation of Realized Losses.

         Prior to each Determination Date, each Master Servicer shall determine the total amount of Realized Losses with respect to the Mortgage Loans serviced by it, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the calendar month preceding such Distribution Date. The amount of each Realized Loss shall be evidenced by an Officers' Certificate delivered to the Trustee no later than the Determination Date. All Realized Losses other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated by the Trustee as follows: first, to the Class B-5 Certificates until the Class B-5 Certificate Principal Balance has been reduced to zero; second, to the Class B-4 Certificates until the Class B-4 Certificate Principal Balance has been reduced to zero; third, to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance has been reduced to zero; fourth, to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance has been reduced to zero; fifth, to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance has been reduced to zero; sixth, to the Class M Certificates until the Class M Certificate Principal Balance has been reduced to zero; seventh, (x) in the case of losses on a Group I Loan, to the Group I Certificates and the Residual Certificates,





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
pro rata according to their Certificate Principal Balances (or Component Balances in the case of the Accrual/TAC Component, TAC Component and I-P Component of the Class IA-1 Certificates) in reduction thereof, provided, however, that any such losses otherwise allocable to the Accrual/TAC Component of the Class IA-1 Certificates will first be allocated to the Class IA-5 Certificates until the Class IA-5 Certificate Principal Balance has been reduced to zero, and (y) in the case of losses on a Group II Loan, to the Group II Certificates pro rata according to their Certificate Principal Balances in reduction thereof; provided, however, that in each case if any such Realized Losses is on an I-PO Component Mortgage Loan or II-PO Component Mortgage Loan, the I-PO Component Fraction or the II-PO Component Fraction of such loss will first be allocated to the I-PO Component or the II-PO Component, as applicable, of the Class IA-1 Certificates and the remainder of such Realized Losses will be allocated as described above in this paragraph.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination will be allocated on a pro rata basis among the Senior Certificates (other than the I-PO Component and the II-PO Component of the Class IA-1 Certificates) and the Subordinate Certificates (any such Realized Losses so allocated to the Senior Certificates and the Subordinate Certificates will be allocated without priority among the various Classes of Certificates (other than the I-PO Component and the II-PO Component of the Class IA-1 Certificates). The principal portion of such losses on I-PO Component Mortgage Loans and II-PO Component Mortgage Loans will be allocated to the I-PO Component and the II-PO Component, respectively, of the Class IA-1 Certificates in an amount equal to the related I-PO Component Fraction or II-PO Component Fraction thereof, and the remainder of such losses on I-PO Component Mortgage Loans or II-PO Component Mortgage Loans will be allocated among the remaining Group I Certificates and the Group II Certificates, respectively, on a pro rata basis.

         As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates (or Components thereof) means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates or Component on the basis of their then outstanding Certificate Principal Balances or Component Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Notwithstanding the foregoing, for purposes of calculating the allocation of the principal portion of a Realized Loss to any of the Accrual/TAC Component of the Class IA-1 Certificates, the Class IA-4 Certificates, the Class IIA-2 Certificates or the Class IIA-3 Certificates, the Certificate Principal Balance or Component Balance of such Class of Certificates or Component shall be deemed to be the lesser of the original Certificate Principal Balance or Component Balance and the then outstanding Certificate Principal balances or Component Balance, as applicable, prior to giving effect to distributions to be made on such Distribution Date. Except as provided in the following sentence, any allocation of Realized Losses (other than Debt Service Reductions) to a Class of Certificates (or Component) shall be made by reducing the Certificate Principal Balance or Component Balance thereof in the case of the principal portion of such Realized Loss and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss by the





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
amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Subordinate Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.

         Each Master Servicer, with respect to the Mortgage Loans it services, or the related Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

         Section 4.07.    Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Master Servicers shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicer reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the Master Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor. In the event a Paying Agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder.

         Section 4.08. REMIC I Distributions. On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, the following amounts in the order set forth below:

         (a) to the extent of the Available Distribution Amount, for each REMIC I Regular Interest, in the same priority as the Corresponding Class or Classes of Certificates relating thereto as provided in the definition of "Certificate Distribution Amount", an amount equal to the interest accrued on the aggregate principal balance of such REMIC I Regular Interest at the applicable interest rate for such REMIC I Regular Interest (as set forth in the definition for such REMIC I Regular Interest) during the Prior Period, plus any unpaid portion of accrued interest for any prior period with interest thereon at the applicable interest for such REMIC I Regular Interest, reduced by the amount of any interest shortfalls (including Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest) allocable to such REMIC I Regular Interest (in the same proportion as the Corresponding Class or Class of Certificates as provided in the definition of "Certificate Distribution Amount";

         (b) to the extent of the Available Distribution Amount, an amount of principal equal to the Principal Payment Amount on such Distribution Date in the same priority as the Corresponding Class or Classes of Certificates as provided in Section 4.02(a);

         (c) after the principal balance of each REMIC I Regular Interest is reduced to zero, to the Class R-I Certificate, all other amounts remaining in REMIC I;

provided, however, that notwithstanding the deemed distributions set forth in clauses (a), (b) and (c) above, distributions from the Certificate Account shall only be made to the holders of the Certificates; and provided, further, that each Realized Loss and interest shortfall (including Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest), shall be deemed allocated, and adjustments or distributions as a consequence thereof shall be deemed made.


                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01.    The Certificates.

         (a) The Regular Interest Certificates and the Residual Certificates shall be substantially in the forms set forth in Exhibits A, B and C attached hereto. Each of the foregoing Certificates shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Offered Certificates, other than the Residual Certificates, shall be issuable in minimum dollar denominations of $100,000 initial Certificate Principal Balance (or initial Notional Amount in the case of the Notional Amount Certificates) each and integral multiples of $1 in excess thereof, except that one Certificate of each of the Class of Certificates, other than the Residual Certificates, may be issued in a different denomination.

         The Residual Certificates shall be issuable in minimum denominations of not less than a 99.99% Percentage Interest; provided, however, that one Class R-I Certificate and one Class R-II Certificate will be issuable to Bank of America, Federal Savings Bank as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

         The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of issuance of such Certificates the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Class A (other than the Class IA-1 Certificates), Class X, Class M, Class B-1 and Class B-2 Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee, the Master Servicers and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Book-Entry Certificates and
(B) the Trustee and the Depositor are unable to locate a qualified successor or
(ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after an Event of Default,





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holders of 51% of the Book-Entry Certificates notify the Trustee that the book-entry system is not in their best interest. The Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicers nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository in connection with the issuance of the Definitive Certificates pursuant to this
Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicers shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 5.02.    Registration of Transfer and Exchange of
                          Certificates.

         (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.11 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. Upon the request of a Master Servicer, the Certificate Registrar or the Trustee shall provide such Master Servicer with a certified list of Certificateholders.

         (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.11 and, in the case of any Class M, Class B or Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver within five (5) Business Days, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

         (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver within five (5) Business Days the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

         (d) No transfer, sale, pledge or other disposition of a Class B-3, Class B-4, Class B-5 or Class IA-1 Certificate shall be made unless such transfer, sale, pledge or other





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disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, or is made in accordance with said Act. In the event that a transfer of a Class IA-1 Certificate is to be made, the prospective transferee of such a Certificate shall be required to provide the Trustee, the Depositor and the Master Servicers with an investment letter substantially in the form of Exhibit L attached hereto, or such other form as the Depositor in its sole discretion deems acceptable, which investment letter shall not be an expense of the Trustee, the Depositor or the Master Servicers, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. In the event that a transfer of a Class B-3, Class B-4 or Class B-5 Certificate is to be made, the prospective transferee may comply with the preceding sentence or either (A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicers or (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Master Servicers. Notwithstanding the foregoing, the proposed transferee of a Class A-1 Certificate shall not be required to provide the Trustee or the Depositor with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Depositor so consents prior to each transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.02(d); provided, however, that the initial transfer of the Class IA-1 Certificates to Teachers Insurance and Annuity Association of America shall be deemed to comply with this Section 5.02(d) without such investment letter being executed. The Holder of any Class IA-1, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicers and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with the Securities Act of 1933, as amended, or any similar state laws.

         (e) In the case of any Class IA-5, Class M, Class B or Residual Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicers to the effect that the purchase or holding of such Class IA-5, Class M, Class B or Residual Certificate will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or either Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the





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Master Servicers or (ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicers with a certification to the effect set forth in paragraph six of Exhibit J (with respect to any Class IA-5, Class M or Class B Certificate), or paragraph five of Exhibit I-1 (with respect to any Residual Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

                 So long as the Class IA-5, Class M, Class B-1, or Class B-2 Certificates are Book-Entry Certificates, any purchaser of a Class IA-5, Class M, Class B-1, or Class B-2 Certificate will be deemed to have represented by such purchases that either (a) such purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or
Section 4975 of the Code and is not purchasing such certificates on behalf of or with "plan assets" of any Plan, (b) the purchase of any such Certificate by or on behalf of or with "plan assets" of any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject either Master Services, the Depositor or the Trustee to any obligation in addition to those undertaken in this Agreement, or (c) if the transferee is an insurance company, that the transferee is an insurance company, and the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and the conditions set forth in Section I and III of PTCE 95-60 have been satisfied.

         (f) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                 (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                 (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit H-1) from the proposed Transferee, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit H-2, from the Holder wishing to transfer the Residual Certificate, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                 (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                 (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit H-2.

                 (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

             (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit H-2. Transfers of the Residual Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

            (iii)         (A)     If any Disqualified Organization shall become
a holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a Non-United States Person shall become a holder of a Residual Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations
Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(f) or for





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
making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                 (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then either Master Servicer shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by such Master Servicer on such terms as such Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of such Master Servicer. Such purchaser may be a Master Servicer itself or any Affiliate of such Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to such Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by such Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicers, and neither Master Servicer shall be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

             (iv) Each Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicers from such Person.

              (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated pursuant to
Section 11.01, provided that there shall have also been delivered to the Trustee the following:

                 (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class X, Class M, Class B or Residual Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                 (B) a certificate of each Master Servicer stating that such Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to such Master Servicer, to the effect that such modification, addition to or absence of such





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
         provisions will not cause REMIC I or REMIC II to cease to qualify as a REMIC and will not cause (x) REMIC I or REMIC II to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

         (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

         Section 5.03.    Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.    Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicers, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).





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         Section 5.05.    Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date, the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

         The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.


                                   ARTICLE VI

                     THE DEPOSITOR AND THE MASTER SERVICERS

         Section 6.01. Respective Liabilities of the Depositor and the Master Servicers.

         The Depositor and each Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and such Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the Master Servicers or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

         Section 6.02. Merger or Consolidation of the Depositor or the Master Servicers; Assignment of Rights and Delegation of Duties by Master Servicers.

         (a) The Depositor and each Master Servicer will each keep in full effect its existence, rights and franchises as a corporation, national banking association or federal savings bank, as applicable, under the laws governing its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         (b) Any Person into which the Depositor or a Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or a Master Servicer shall be a party, or any Person succeeding to the business of





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
the Depositor or a Master Servicer, shall be the successor of the Depositor or the related Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to a Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class X, Class M, Class B or Residual Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

         (c)     Notwithstanding anything else in this Section 6.02 and Section
6.04 to the contrary, a Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, has a minimum net worth of $50,000,000, is willing to service the Mortgage Loans previously serviced by the Master Servicer assigning its rights or delegating its duties and obligations under this Agreement and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by such Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the applicable Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as a Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

         Section 6.03. Limitation on Liability of the Depositor, the Master Servicers and Others.

         Neither the Depositor, the Master Servicers nor any of the directors, officers, employees or agents of the Depositor or the Master Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicers and any director, officer, employee or agent of the Depositor or the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers and any director, officer, employee or agent of the Depositor or the Master Servicers shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

         Neither the Depositor nor the Master Servicers shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or a Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicers shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the applicable Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

         Section 6.04.    Depositor and Master Servicers Not to Resign.

         Subject to the provisions of Section 6.02, neither the Depositor nor a Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or a Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by a Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Master Servicer's responsibilities and obligations in accordance with Section 7.02.


                                  ARTICLE VII

                                    DEFAULT

         Section 7.01.    Events of Default.

         Event of Default, wherever used herein with respect to a Master Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):





                                       99
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                      (i)         such Master Servicer shall fail to remit to
         the Trustee any remittance required to be made under the terms of this Agreement, other than any Advances required by Section 4.01, and such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to such Master Servicer by the Trustee or the Depositor or to such Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class affected thereby evidencing Percentage Interests aggregating not less than 25%; or

                      (ii) such Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Trustee or the Depositor, or to such Master Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                      (iv) such Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, such Master Servicer or of, or relating to, all or substantially all of the property of such Master Servicer; or

                      (v) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                      (vi) such Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to remit to the Trustee an amount equal to the Advance it must make or fails to make Advances, regardless of notice.

         If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Depositor or the Trustee may, and at the direction of Holders of





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Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the applicable Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of such Master Servicer under this Agreement, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the applicable Master Servicer and the Depositor, immediately terminate all of the rights and obligations of such Master Servicer under this Agreement, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by such Master Servicer of such written notice, all authority and power of such Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans serviced by such Master Servicer or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans serviced by such Master Servicer and related documents, or otherwise. Each Master Servicer agrees to cooperate with the Trustee in effecting the termination of such Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the applicable Custodial Account or thereafter be received with respect to the Mortgage Loans serviced by such Master Servicer all at such Master Servicer's cost. No such termination shall release such Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

         Section 7.02.    Trustee to Act; Appointment of Successor.

         On and after the time a Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Depositor and with the Depositor's consent (which shall not be unreasonably withheld), a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to such Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03, excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such termination or resignation on the investment of funds in the applicable Custodial Account or remit such amounts to the Trustee pursuant to Sections 3.07(c) and 4.01(b), respectively, by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans serviced by the preceding Master Servicer which such Master Servicer would have been entitled to charge to the applicable Custodial Account or the Certificate Account if such Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments





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made with amounts attributable to the Mortgage Loans serviced by the preceding
Master Servicer held in the applicable Custodial Account or the Certificate Account. If the Trustee has become the successor to a Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000, as the successor to such Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder. Pending appointment of a successor to a Master Servicer hereunder, the Trustee shall become successor to such Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the preceding Master Servicer as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the applicable initial Master Servicer hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 7.03.    Notification to Certificateholders.

         (a) Upon any such termination or appointment of a successor to a Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 7.04.    Waiver of Events of Default.

         The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.





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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01.    Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicers such information as the Master Servicers may reasonably request from time to time for the Master Servicers to fulfill their duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

                      (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Master Servicers and which on their face, do not contradict the requirements of this Agreement;





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                      (ii)        The Trustee (in its individual capacity)
         shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                    (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                      (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Master Servicer, the Depositor or any Certificateholder; and

                      (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Master Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes gross negligence or willful misfeasance of the Trustee. If any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code does not arise out of a breach by the Trustee as set forth above, such tax will be paid as provided in
Section 10.01(g).

         Section 8.02.    Certain Matters Affecting the Trustee.

         (a)     Except as otherwise provided in Section 8.01:

                      (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate





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         of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                      (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                    (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                      (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                      (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer responsible for the Event of Default, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

                      (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                    (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Residual Certificate hereby irrevocably





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         appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to REMIC Administrator in a timely manner any Tax Returns prepared by or on behalf of REMIC Administrator that the Trustee is required to sign as determined by REMIC Administrator pursuant to applicable federal, state or local tax laws, provided that REMIC Administrator shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

         (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

         Section 8.03.    Trustee Not Liable for Certificates or Mortgage
                          Loans.

         The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Depositor or the Master Servicers as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Depositor or the Master Servicers of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicers in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Accounts by the Depositor or the Master Servicers.

         Section 8.04.    Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Master Servicers to Pay Trustee's Fees and Expenses; Indemnification.

         (a) The Master Servicers jointly and severally covenant and agree to pay to the Trustee and any co-trustee on a monthly basis, and the Trustee and any co-trustee shall be entitled to, reasonable compensation pursuant to a separate letter agreement between Bank of America National Trust and Savings Association and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicers, jointly and severally, will pay or reimburse the Trustee





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and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The compensation paid to the Trustee and any co-trustee by the Master Servicers as set forth herein shall be made by means of additional funds remitted to the Trustee by the Master Servicer pursuant to Section 4.01(a).

         (b) The Master Servicers jointly and severally agree to indemnify the Trustee and its officers, directors, agents and employees for, and to hold the Trustee it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its or their part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its or their powers or duties under this Agreement, provided that:

                      (i) with respect to any such claim, the Trustee shall have given the Master Servicers written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                      (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicers in preparing such defense; and

                    (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicers shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicers, which consent shall not be unreasonably withheld, and, provided further, that in the event the Master Servicers withhold their consent to any settlement of a claim proposed by the Trustee, except as to liability for such settlement, the obligation to indemnify set forth in this Section 8.05 shall continue in full force and effect.

No termination of this Agreement or the resignation or removal of the Trustee hereunder shall affect the obligations created by this Section 8.05(b) of the Master Servicers to indemnify the Trustee under the conditions and to the extent set forth herein.

         Notwithstanding the foregoing, the indemnification provided by the Master Servicers in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.





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         Section 8.06.    Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

         Section 8.07.    Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Depositor determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Depositor, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the





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reduction of the ratings on any class of Certificates below the lesser of the then current or original ratings on such Certificates.

         (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         Section 8.08.    Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor, the Master Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.09.    Merger or Consolidation of Trustee.

         Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such





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corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

         Section 8.10.    Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicers and the Trustee may consider necessary or desirable. If the Master Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment, or in case an Event of Default shall have occurred and be continuing, the Trustee and any non-defaulting Master Servicer shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.





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
         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11.    Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

         Section 8.12.    Appointment of Office or Agency.

         The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 4 Albany Street, New York, New York 10004 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(d) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


                                   ARTICLE IX

                                  TERMINATION

         Section 9.01. Termination Upon Purchase by a Master Servicer or Liquidation of All Mortgage Loans.

         (a) Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Master Servicers and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Depositor to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:





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                      (i)         the later of the final payment or other
         liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                      (ii) the purchase by Bank of America National Trust and Savings Association, as Master Servicer hereunder, or if Bank of America National Trust and Savings Association is removed as Master Servicer hereunder, then Bank of America, Federal Savings Bank, as Master Servicer hereunder, of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the Stated Principal Balance of each Mortgage Loan (other than Mortgage Loans as to which a Cash Liquidation has occurred) or the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which an REO Acquisition has occurred if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal), in each case less any Realized Losses that have not previously been allocated to the Certificates on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The right of the Master Servicers to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by a Master Servicer, such Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans it services. In addition, the exercising Master Servicer shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the exercising Master Servicer the Mortgage Files pertaining to the Mortgage Loans being purchased.

         (b) Upon final distribution as a result of the exercise by a Master Servicer of its right to purchase the assets of the Trust Fund, the exercising Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which such Master Servicer anticipates that the final distribution will be made to Certificateholders. Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:





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                      (i)         the anticipated Final Distribution Date upon
         which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                     (ii) the amount of any such final payment, if known, and

                    (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Trustee is obligated to give notice as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the exercising Master Servicer shall remit to the Trustee for deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

         (c) Upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with a Master Servicer's election to repurchase, or
(ii) if a Master Servicer elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate, the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Residual Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

         (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the exercising Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by such Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.





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         Section 9.02.    Additional Termination Requirements.

         (a) REMIC I and REMIC II as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicers have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I and REMIC II as the case may be, to comply with the requirements of this Section 9.02 will not (i) result in the imposition on either REMIC of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                      (i) The REMIC Administrator shall establish a 90-day liquidation period for REMIC I and REMIC II as the case may be, and specify the first day of such period in a statement attached to such REMIC's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The REMIC Administrator also shall satisfy all of the requirements of a qualified liquidation for REMIC I and REMIC II as the case may be, under Section 860F of the Code and regulations thereunder;

                      (ii) The REMIC Administrator shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                    (iii) If a Master Servicer is exercising its right to purchase the assets of the Trust Fund, such Master Servicer shall, during the 90-day liquidation period prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash at the price set forth in Section 9.01 hereof; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, such Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the REMIC Administrator as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


                                   ARTICLE X

                                REMIC PROVISIONS

         Section 10.01.   REMIC Administration.

                 (a) The REMIC Administrator shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or





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information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, the REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the Regular Certificates shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the REMIC I Regular Interests and the Class R-I Certificates, and the Regular Certificates and the Class R-II Certificates, respectively.

                 (b) The Closing Date is hereby designated as the "start-up day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                 (c) Bank of America, Federal Savings Bank shall hold a Class R-I Certificate representing a 0.01% Percentage Interest of the Class R-I Certificates, a Class R-II Certificate representing a 0.01% Percentage Interest of the Class R-II Certificates and shall be designated as "the tax matters person" with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Bank of America, Federal Savings Bank shall appoint the REMIC Administrator to serve as attorney-in-fact and agent for the tax matters person, and as such the Remic Administrator shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Accounts as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence.

                 (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The Trustee and the Master Servicers shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

                 (e) The REMIC Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I or Class R-II Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including





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reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC and REMIC II.

                 (f) The Master Servicers and the REMIC Administrator shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicers' or the REMIC Administrator's control and the scope of their duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicers and the REMIC Administrator, to the extent reasonably requested by the Master Servicers and the REMIC Administrator to do
so). The Master Servicers and the REMIC Administrator shall not knowingly or intentionally take any action, cause REMIC I or REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I or REMIC II as a REMIC or (ii) result in the imposition of a tax upon REMIC I or REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicers or the REMIC Administrator, as applicable, have received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicers or the REMIC Administrator, as applicable, determine that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicers, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I or REMIC II created hereunder, endanger such status. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicers or the REMIC Administrator, as applicable, have advised it in writing that they have received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II or their assets, or causing REMIC I or REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicers or the REMIC Administrator, as applicable, or their designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I or REMIC II and the Trustee shall not take any such action or cause REMIC I or REMIC II to take any such action as to which the Master Servicers or the REMIC Administrator, as applicable, have advised it in writing that an Adverse REMIC Event could occur. The Master Servicers or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicers or the REMIC Administrator. At all times as may be required by the Code, the Master Servicers will to the extent within their control and the scope of their duties more specifically set forth herein, maintain substantially all of the assets of REMIC I or REMIC II as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.





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                 (g)      In the event that any tax is imposed on "prohibited
transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Start-up Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X or (iii) to the REMIC Administrator if such tax results from a breach by the REMIC Administrator of its obligations under this Article X, or (iv) otherwise against amounts on deposit in the Custodial Accounts as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                 (h) The Trustee and the Master Servicers shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                 (i) Following the Start-up Day, neither the Master Servicers nor the Trustee shall accept any contributions of assets to REMIC I or REMIC II unless the Master Servicers and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I or REMIC II will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                 (j) Neither the Master Servicers nor the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                 (k)      Solely for the purposes of Section
1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which Certificate Principal Balance of each Regular Certificate and the principal balance of each REMIC I Regular Interest Regular Interest would be reduced to zero is October 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                 (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I and REMIC II.





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                 (m)      Neither the Trustee nor the Master Servicers shall
sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I or REMIC II, (iii) the termination of REMIC I or REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I or REMIC II, nor sell or dispose of any investments in the Custodial Accounts or the Certificate Account for gain nor accept any contributions to REMIC I or REMIC II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I or REMIC II as REMICs or (b) cause REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02.   Master Servicer and Trustee Indemnification.

                 (a) The Trustee agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Master Servicers for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicers, as a result of a breach of the Trustee's covenants set forth in Article VIII or this
Article X.

                 (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicers in which case Section 10.02(c) will apply.

                 (c) Each Master Servicer agrees to indemnify the Trust Fund, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of such Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including, without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by such Master Servicer that contain errors or omissions.





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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01.   Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Master Servicers and the Trustee, without the consent of any of the Certificateholders:

                      (i) to cure any ambiguity, provided that (A) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the Depositor), adversely affect in any material respect the interest of any Certificateholder, or (B) such change shall not result in a withdrawal of the rating assigned to any Class of Certificates or a reduction of such rating below the lower of the then- current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect;

                      (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error, provided that (A) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the Depositor), adversely affect in any material respect the interest of any Certificateholder, or (B) such change shall not result in a withdrawal of the rating assigned to any Class of Certificates or a reduction of such rating below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect;

                    (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                      (iv) to change the timing and/or nature of deposits into the Custodial Accounts or the Certificate Account or to change the name in which the Custodial Accounts are maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

                      (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the "residual interests" in the Trust Fund, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                      (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any or of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                      (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate;

                      (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment, except if the Trustee requests such amendment, in which case it shall be at the expense of the Trust Fund) to the effect that such amendment or the exercise of any power granted to the Master Servicers, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. The placement of an "original issue discount" legend on, or any change required to correct any such legend previously placed on, a Certificate shall not be deemed an amendment of the Agreement.

         (d) Promptly after the execution of any such amendments, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section
11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02.   Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03.   Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.   Governing Law.

         This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 11.05.   Notices.

         All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Depositor, 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention: David Grout, or such other address as may hereafter be furnished to the Master Servicers and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, Bank of America National Trust and Savings Association, 6200 Gateway, Cypress, California 90630, Attention: Deborah Howard, or at such other address as may hereafter be furnished to the Depositor, the other Master Servicer and the Trustee by it in writing, (c) in the case of the other Master Servicer, Bank of America, Federal Savings Bank, 2810 North Parham Road, Richmond, Virginia 23294, Attention: Sean Clevenger or such other address as may be hereafter furnished to the Depositor, the other Master Servicer and the Trustee by the it in writing, (d) in the case of the Trustee, 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention:
BA Mortgage Securities, Inc., Series 1997-2 or such other address as may hereafter be furnished to the Depositor and the Master Servicers in writing by the Trustee, (e) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Monitoring, or such other address as may hereafter be furnished to the Depositor, the Trustee and the Master Servicers in writing by Moody's, (f) in the case of DCR, Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, IL 60603, Attn: MBS Monitoring, or such other address as may be hereafter furnished to the Depositor, Trustee, and Master Servicers by DCR and
(g) in the case of the Underwriter, DLJ Mortgage Capital, Inc, 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: Paul Najarian, or such other address as may hereafter be furnished to the Depositor, the Trustee, and the Master Servicers by the Underwriter. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06.   Notices to Rating Agency.

         The Depositor, the Master Servicers or the Trustee, as applicable, shall notify each Rating Agency and any Subservicers at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or
(j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

                 (a)      a material change or amendment to this Agreement,

                 (b)      the occurrence of an Event of Default,

                 (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                 (d) the filing of any claim under either Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

                 (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

                 (f)      the statements required to be delivered pursuant to
         Section 3.18,

                 (g) a change in the location of a Custodial Account or the Certificate Account,

                 (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by a Master Servicer to make an Advance pursuant to Section 4.04,

                 (i)      the occurrence of the Final Distribution Date, and

                 (j)      the repurchase of or substitution for any Mortgage
         Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the applicable Master Servicer shall provide prompt written notice to each Rating Agency and any Subservicers of any such event known to such Master Servicer.

         Section 11.07.   Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         IN WITNESS WHEREOF, the Depositor, the Master Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                       BA MORTGAGE SECURITIES, INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



                                       BANK OF AMERICA, FEDERAL SAVINGS BANK,
                                       as Master Servicer


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS
                                       ASSOCIATION, as Master Servicer


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A.,
                                       as Trustee


                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:

STATE OF __________                           )
                                              ) ss.:
COUNTY OF __________                          )


                 On the ____ day of __________, 19__ before me, a notary public in and for said State, personally appeared _____________, known to me to be a ______________ of BA Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _______________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF __________               )
                                  ) ss.:
COUNTY OF __________              )


                 On the ____ day of __________, 19__ before me, a notary public in and for said State, personally appeared _______________, known to me to be a __________ of Bank of America, Federal Savings Bank, the federal savings bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _______________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF __________               )
                                  ) ss.:
COUNTY OF __________              )


                 On the ____ day of __________, 19__ before me, a notary public in and for said State, personally appeared _______________, known to me to be a __________ of Bank of America National Trust and Savings Association, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _______________________________________
                                                   Notary Public

[Notarial Seal]

STATE OF                  )
                          ) ss.:
COUNTY OF                 )


                 On the ____ day of __________, 19__ before me, a notary public in and for said State personally appeared ________________, known to me to be a ______________ of Bankers Trust Company of California, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

                 IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _______________________________________
                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT A

                    FORM OF CLASS A AND CLASS X CERTIFICATES



         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

         [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ____________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

         [FOR CLASS IA-1: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED IN TRANSACTION WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02(d) OF THE AGREEMENT.]

         [FOR CLASS IA-5: NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO
SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICERS, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") AND WILL NOT SUBJECT

EITHER MASTER SERVICER, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.]

Certificate No. ____                     [___%] Pass-Through Rate

Class [ ] Senior                         [Variable Pass-Through Rate]
                                         [based on a Notional Amount]

Date of Pooling and Servicing
Agreement and Cut-off Date:
September 1, 1997                        Aggregate [Initial Certificate Principal
                                         Balance] [Notional Amount] of the Class [   ]
                                         Certificates:

First Distribution Date:
October 25, 1997


Master Servicers:                        Initial Certificate Principal
Bank of America National Trust and       Balance of this
  Savings Association                    Certificate: $_____________]
Bank of America, Federal Savings Bank

Assumed Final
Distribution Date:
October 25, 2027                         CUSIP ____________


                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 1997-2

        evidencing a percentage interest in the distributions allocable to the Class [ ] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by BA MORTGAGE SECURITIES, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BA Mortgage Securities, Inc., the Master Servicers, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by BA Mortgage Securities, Inc., the Master Servicers, the Trustee or any of their affiliates. None of the Depositor, the Master Servicers or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by BA

Mortgage Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicers and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class [ ] Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) to any Person holding an aggregate Certificate Principal Balance of at least five million dollars for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least five Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        [For Class IA-1: No transfer of this Class IA-1 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, or is made in accordance with said Act. In the event that such a transfer is to be made, the prospective transferee of such Certificate shall be required to provide the Trustee, the Depositor and the Master Servicers with an investment letter substantially in the form described by the Agreement, as required under Section 5.02(d) of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicers and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act of 1933, as amended, or any similar state laws].

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

        [For Class IA-5: No transfer of this Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicers with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer or any Subservicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the applicable Master Servicer or the Subservicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Accounts created for the benefit of Certificateholders may be made by the Master Servicers from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor, the Subservicers and the Master Servicers of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of California.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by a Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, either Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan; provided, that such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                       By:
                                          -------------------------------------
                                                   Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Class [ ] Certificates referred to in the within-mentioned Agreement.

                                          -------------------------------,
                                              as Certificate Registrar


                                       By:
                                          -------------------------------------
                                                   Authorized Signatory

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
____________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________





Dated:                                      ----------------------------------
                                            Signature by or on behalf of
                                            assignor




                                            -----------------------------------
                                                    Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________
__________________________________ for the account of
_____________________________________________ account number ________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to _________________
__________________________________________________________________.

        This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT B

                          FORM OF CLASS M CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICERS, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") AND WILL NOT SUBJECT THE MASTER SERVICERS, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _____________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. __                                               7.250% Pass-Through Rate

Class M                                                          Aggregate Certificate
                                                                 Principal Balance
                                                                 of the Class M
                                                                 Certificates as of
Date of Pooling and Servicing                                    the Cut-off Date:
Agreement and Cut-off Date:                                      $_______________
September 1, 1997
                                                                 Initial Certificate Principal
                                                                 Balance of this Certificate:
First Distribution Date:                                         $_______________
October 25, 1997

Master Servicers:                                                CUSIP ______________

Bank of America National Trust
  and Savings Association
Bank of America, Federal Savings Bank

Assumed Final Distribution Date:
[          ]


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-2

        evidencing a percentage interest in any distributions allocable to the Class M Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by BA MORTGAGE SECURITIES, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BA Mortgage Securities, Inc., the Master Servicers, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by BA Mortgage Securities, Inc., the Master Servicers, the Trustee or any of their affiliates. None of the Depositor, the Master Servicers or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ______________________________ ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by

BA Mortgage Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicers and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Master Servicers acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) to any Person holding an aggregate Certificate Principal Balance of at least five million dollars for the account of the Person entitled thereto if such Person shall have so notified the Master Servicers or such Paying Agent at least five Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicers with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer or any Subservicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicers or the applicable Subservicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Accounts created for the benefit of Certificateholders may be made by the Master Servicers from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicers of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of California.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by a Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, either Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan; provided, that such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                       By:
                                          ------------------------------------
                                                 Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

        This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                       ______________________________,
                                           as Certificate Registrar


                                       By:
                                          ---------------------------
                                              Authorized Signatory

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
____________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
________________________________________________________________________________



Dated:
                                            __________________________
                                            Signature by or on behalf of
                                            assignor




                                            -----------------------------
                                                  Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________
__________________________________ for the account of_____________________
_______________ account number ________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to ______________________________________.

        This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT C

                          FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

[FOR CLASS B-3, CLASS B-4 AND CLASS B-5: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.]

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICERS, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") AND WILL NOT SUBJECT THE MASTER SERVICERS, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _____________, 19__. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE

MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. __                                               7.250% Pass-Through Rate

Class B-__ Subordinate                                           Aggregate Certificate
                                                                 Principal Balance
                                                                 of the Class B-__
                                                                 Certificates as of
Date of Pooling and Servicing                                    the Cut-off Date:
Agreement and Cut-off Date:                                      $_______________
September 1, 1997
                                                                 Initial Certificate Principal
                                                                 Balance of this Certificate:
First Distribution Date:                                         $_______________
October 25, 1997

Master Servicers:                                                CUSIP _____________

Bank of America National Trust
  and Savings Association
Bank of America, Federal Savings Bank

Assumed Final Distribution Date:
[          ]


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-2

        evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by BA MORTGAGE SECURITIES, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BA Mortgage Securities, Inc., the Master Servicers, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by BA Mortgage Securities, Inc., the Master Servicers, the Trustee or any of their affiliates. None of the Depositor, the Master Servicers or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that ______________________________ ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by BA Mortgage Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicers and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B-__ Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) to any Person holding an aggregate Certificate Principal Balance of at least five million dollars for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least five Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

        [For Class B-3, Class B-4 and Class B-5: No transfer of this Class B-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, or is made in accordance with said Act. In the event that such a transfer is to be made,
(A)(i) the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, or (ii) the transferee and the transferor shall execute investment letters in the forms described by the Agreement, or
(B) the prospective transferee of the Certificate shall provide to the Trustee, the Depositor and the Master Servicers with an investment letter in the form described by the Agreement, as required under Section 5.02(d) of the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicers and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act of 1933, as amended, or any similar state laws.]

        No transfer of this Class B-__ Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicers with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of Class M Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer or any Subservicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicers or the applicable Subservicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Accounts created for the benefit of Certificateholders may be made by the Master Servicers from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor and the Master Servicers of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of California.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by a Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, either Master Servicer to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan; provided, that such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                        By:____________________________________
                                                  Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

        This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                        ______________________________,
                                             as Certificate Registrar


                                        By:_____________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
____________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
________________________________________________________________________________



Dated:
                                            _______________________________
                                            Signature by or on behalf of
                                            assignor



                                             _______________________________
                                                    Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________
__________________________________ for the account of_____________________
______________ account number ________________, or, if mailed by check, to
________________________________________________________________ Applicable
statements should be mailed to _________________________________________.

        This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT D

                          FORM OF RESIDUAL CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICERS, THE DEPOSITOR AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICERS, THE DEPOSITOR OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICERS AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL

FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. ___                                              7.500% Pass-Through Rate

Class [R-I] [R-II] Senior                                        Aggregate Initial Certificate
                                                                 Principal Balance of the Class [R-I] [R-II]

Date of Pooling and Servicing                                    Certificates:  $100.00
Agreement and Cut-off Date:
September 1, 1997
                                                                 Initial Certificate Principal
                                                                 Balance of this Certificate:
First Distribution Date:                                         $_______________
October 25, 1997

Master Servicers:
Bank of America National Trust                                   Percentage Interest:
  and Savings Association                                        _______%
Bank of America, Federal Savings Bank
                                                                 CUSIP ____________

Assumed Final Distribution Date:
[          ]

                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 1997-2

        evidencing a percentage interest in any distributions allocable to the Class [R-I][R-II] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by BA MORTGAGE SECURITIES, INC.

        This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in BA Mortgage Securities, Inc., the Master Servicers, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by BA Mortgage Securities, Inc., the Master Servicers, the Trustee or any of their affiliates. None of the Depositor, the Master Servicers or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

        This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [R-I][R-II] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by BA Mortgage Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicers and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II] Certificates on such Distribution Date.

        Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) to any Person holding an aggregate Certificate Principal Balance of at least five million dollars for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least five Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

        Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Master Servicers will have the right, in their sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Master Servicers, which purchaser may be a Master Servicer, or any affiliate of the Master Servicers, on such terms and conditions as the Master Servicers may choose.

        This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer or any Subservicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicers or the applicable Subservicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

        As provided in the Agreement, withdrawals from the Custodial Accounts created for the benefit of Certificateholders may be made by the Master Servicers from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Depositor, the Subservicers and the Master Servicers of advances made, or certain expenses incurred, by either of them.

        The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Master Servicers, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Certificate shall be governed by and construed in accordance with the laws of the State of California.

        The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by a Master Servicer from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, one of the Master Servicers to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan; provided, that such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                       By:
                                          ----------------------------
                                              Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

     This is one of the Class [R-I][R-II] Certificates referred to in the within-mentioned Agreement.

                                          ______________________________,
                                            as Certificate Registrar


                                       By:
                                          ----------------------------
                                                Authorized Signatory

                                   ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
____________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
________________________________________________________________________________



Dated:
                                            ______________________________
                                            Signature by or on behalf of
                                            assignor



                                              _____________________________
                                                  Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________
__________________________________ for the account of___________________
account number ________________, or, if mailed by check, to ________________________________________________________________ Applicable
statements should be mailed to ________________________________________.

        This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.

                                  EXHIBIT E-1

                             MORTGAGE LOAN SCHEDULE
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                  EXHIBIT E-2

                             MORTGAGE LOAN SCHEDULE
                     BANK OF AMERICA, FEDERAL SAVINGS BANK

                                  EXHIBIT F-1

                           MORTGAGE LOANS SERVICED BY
            BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION

                                  EXHIBIT F-2

                           MORTGAGE LOANS SERVICED BY
                     BANK OF AMERICA, FEDERAL SAVINGS BANK

                                   EXHIBIT G

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

________________________________________________________________________________




                         BA MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR


                                      AND


            [BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION]
                    [BANK OF AMERICA, FEDERAL SAVINGS BANK]



                        MORTGAGE LOAN PURCHASE AGREEMENT
                            DATED SEPTEMBER 15, 1997


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-2





________________________________________________________________________________

                        MORTGAGE LOAN PURCHASE AGREEMENT

        Mortgage Loan Purchase Agreement ("Agreement"), dated September 15, 1992, between BA Mortgage Securities, Inc., a Delaware corporation (the "Depositor"), and [Bank of America National Trust and Savings Association] [Bank of America, Federal Savings Bank] a [national banking association] [federal savings bank] (the "Seller").

                             PRELIMINARY STATEMENT

        The Seller intends to sell certain Mortgage Loans (as defined below) to the Depositor as provided herein. The Depositor intends to deposit such mortgage loans, together with certain other mortgage loans, into a trust fund (the "Trust Fund") evidenced by mortgage pass- through certificates (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") among the Depositor, Bank of America, Federal Savings Bank and Bank of America National Trust and Savings Association, as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as Trustee (the "Trustee") dated as of September 1, 1997 (the "Cut-off Date"). The Certificates are described more fully in the related Prospectus Supplement (the "Prospectus Supplement") dated September 15, 1997. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Pooling Agreement.

        In consideration of the mutual agreements herein contained, the Depositor and the Seller hereby agree as follows:

        SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Depositor agrees to purchase, the mortgage loans (the "Mortgage Loans"), identified on the schedule annexed hereto as Exhibit 1 (the "Mortgage Loan Schedule"). The Mortgage Loans will be conventional fixed rate one- to four-family residential mortgage loans with original terms to maturity of not more than 30 years from the date of origination. The Mortgage Loans will have an aggregate outstanding principal balance as of the close of business on the Cut-off Date, after giving effect to any payments due on or before such date whether or not received, of approximately $______________ (plus or minus 2.5%), or such other amount acceptable to the Depositor as evidenced by the actual aggregate outstanding principal balance of the Mortgage Loans accepted by the Depositor for deposit into the Trust Fund. The sale of the Mortgage Loans shall take place on or prior to September 15, 1997 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"), subject to the deposit of the Mortgage Loans into the Trust Fund, the issuance of the Certificates and the sale of the Certificates by the Depositor pursuant to the Underwriting Agreement (the "Underwriting Agreement") and Purchase Agreement (the "Purchase Agreement"), each to be entered into between the Depositor and Donaldson, Lufkin, & Jenrette Securities Corporation (the "Underwriter"). The purchase price for the Mortgage Loans (the "Purchase Price") shall be equal to _____% of the aggregate outstanding principal balances thereof as of the close of business on the Cut-off Date, together with interest accrued on such principal balance at a per annum rate equal to ______% from the Cut-off Date to but not including the Closing Date. The Purchase Price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date by the Depositor, or as otherwise agreed by the Depositor and the Seller.

        Pursuant to the terms of the Pooling Agreement, the Depositor shall assign to the Trustee all of its right, title and interest in and to the Mortgage Loans, and other rights and obligations under this Agreement (except with respect to its rights to either indemnification or notice) and the Trustee shall succeed to such right, title and interest and rights and obligations hereunder of the Depositor.

        SECTION 2. Conveyance of Mortgage Loans. The Seller hereby agrees to transfer, assign, set over and otherwise convey to the Depositor, without recourse but subject to the terms of this Agreement, on the Closing Date and as of the Cut-off Date, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The Mortgage Loan Schedule shall conform to the requirements of the Depositor as set forth in this Agreement and the Pooling Agreement. The Mortgage Loan Schedule, as amended on the Closing Date if necessary to reflect the actual Mortgage Loans accepted by the Depositor on the Closing Date in accordance with Section 3 hereof, shall be used as part of the Mortgage Loan Schedule under the Pooling Agreement. In connection with such transfer and assignment, the Seller shall deliver, or cause to be delivered, to the Trustee, the documents or instruments specified in Section 2.01 of the Pooling Agreement with respect to each Mortgage Loan (each such set of documents, a "Mortgage File"). At least two days prior to the Closing Date, each Mortgage File shall have been delivered by the Seller to the Trustee. All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.

        In the event that any assignment is lost or returned unrecorded because of a defect therein, the Seller shall prepare a substitute assignment or cure such defect and deliver such cured or substituted assignment to the Trustee, as the case may be, and the Trustee shall, at the expense of the Seller, record and deliver such assignment in accordance with this Section 2. The Seller will also pay the fees of the Trustee incurred in connection with the removal and replacement of each assignment of Mortgage delivered for recording, as well as the fees of the Trustee incurred in connection with the addition of any title insurance policy or recorded Mortgage to the related Mortgage File.

        Upon sale of the Mortgage Loans by the Seller to the Depositor hereunder, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Depositor and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Depositor. The Seller's records shall accurately reflect the sale of each Mortgage Loan to the Depositor. In the event that any original document held by the Seller is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Depositor or its designee.

        SECTION 3. Examination of Mortgage Files and Due Diligence Review. On or before the Closing Date, the Seller shall either, as specified by the Depositor, deliver to the Depositor, or its designee, in escrow, or make available, or cause to be made available, for examination during normal business hours, all credit files, underwriting documentation and Mortgage Files relating to the Mortgage Loans. The fact that the Depositor has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files relating to the Mortgage Loans shall not affect the Depositor's, the Trustee's or any holder of the Certificates' right to demand repurchase of or substitution for the Mortgage Loans or other relief as provided under this Agreement or to be provided under the Pooling Agreement.

        In addition to the foregoing examination of the Mortgage Files and related documents, the Seller agrees to allow the Depositor, or its designee, any representative of a statistical Rating Agency, or the Underwriter, to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and in the course of such examinations and audits, the Seller will make available to the Depositor, or its designee, adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement and the Seller shall cooperate fully with any such review in all respects. The Seller agrees to provide the Depositor, its designee and any representative of a Rating Agency or the Underwriter with all material information regarding the Seller (including its financial condition), and to provide access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements or other developments affecting the Seller.
The Depositor shall, upon reasonable prior notice, also have the right to perform such examinations and audits or to obtain such material information regarding the Seller's financial condition and access to the officers described above following the Closing Date.

        The Seller understands and agrees that any information, including but not limited to financial information, the Seller's mortgage loan underwriting standards, information regarding the status of the Seller with respect to any regulatory body or entity and information as to the loss, foreclosure and delinquency experience of loans originated or acquired by the Seller, obtained in the examination and review described in the foregoing paragraph may be disclosed in the Prospectus Supplement. In addition, the Seller will provide at its own expense a letter from an independent nationally recognized accounting firm verifying any financial information referred to in the previous sentence as is reasonably required to be disclosed in such Prospectus Supplement. The Depositor assumes no responsibility with respect to information referred to in this paragraph.

        SECTION 4.  Representations, Warranties and Covenants of the Seller.
In order to induce the Depositor to enter into this Agreement, the Seller hereby represents, warrants and covenants to the Depositor, and any assignee of the Depositor, that as of the date hereof and as of the Closing Date (or such other date specifically provided herein):

                  (i) The Seller is duly incorporated and validly existing as a [national banking association] [federal savings bank] in good standing under the laws of the United States with full power and authority to carry on its business as presently conducted by it. The Seller had the full power and authority and legal right to originate or acquire the Mortgage Loans. The Seller has the full power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Depositor and has the full power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                 (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action has been or will have been taken, and (assuming the due authorization, execution and delivery hereof by the Depositor) constitutes or will constitute the valid, legal and binding agreements of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (i) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (ii) other laws relating to or affecting the rights of creditors generally and by general principles of equity or the rights of creditors of banking institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or any other instrumentality of the federal government (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                (iii) Either (a) no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state laws, for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any other transaction contemplated hereby or (b) such consent, approval, authorization or order has been obtained, or such registration, filing or notice has been made.

                 (iv) Neither the transfer of the Mortgage Loans to the Depositor, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, or results or will result in a breach of, or constitutes or will constitute a default under (a) any term or provision of the documents governing the Seller's organization, or (b) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or is bound, or (c) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller, or results or will result in the creation or imposition of any lien, charge or encumbrance which, in any of the foregoing cases, would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

                  (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened against the Seller before any court, administrative agency or other tribunal, which would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have a material adverse effect on the financial condition of the Seller.

                 (vi) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan was true and correct as of the Cut-off Date.

                (vii) The Seller represents and warrants that each of the representations and warranties contained in Exhibit 2 hereto is true and correct and will be true and correct as of the Closing Date.

               (viii) The Seller covenants to (a) provide in a timely manner all of the information regarding itself and the Mortgage Loans as the Depositor may reasonably request in connection with the preparation of the Prospectus Supplement, (b) fully cooperate with, and supply all information requested by the Rating Agencies to the extent practicable, and (c) dedicate adequate personnel and resources as may be required to comply with all of the terms and conditions of this Agreement.

                 (ix) As of the date of the Prospectus Supplement and as of the Closing Date, the information contained in the Prospectus Supplement with respect to the Seller's Information (as defined in Section 9(a)) will be true and accurate and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  (x) Other than in connection with solicitations or promotions directed at the general public, the Seller agrees that it will not solicit the mortgagor with respect to any Mortgage Loan for the purpose of refinancing such Mortgage Loan; nor will the Seller treat the Mortgage Loans and the mortgage loans held by the Seller in its own portfolio as separate classes of mortgage loans for purposes of advertising the availability of refinancing terms.

         SECTION 5. Cure, Repurchase and Indemnity Obligations of the Seller. Each of the representations, warranties and covenants contained in or required to be made pursuant to Section 4 of this Agreement shall survive the sale of the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the mortgage notes and notwithstanding subsequent termination of this Agreement or the Pooling Agreement. The representations, warranties and covenants contained in or required to be made pursuant to Section 4 of this Agreement shall not be impaired by any review or examination of the Mortgage Files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Depositor to review or examine such documents and shall inure to the benefit of any transferee of the Mortgage Loans from the Depositor including, without limitation, the Trustee for the benefit of the Certificateholders.

         If the Depositor or its assignee finds any document or documents constituting a part of a Mortgage File not to have been executed or otherwise defective as set forth in Section 2.02 of the Pooling Agreement or received, or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, the Depositor or its assignee shall promptly so notify the Seller. The Seller hereby covenants and agrees that, if any such defect cannot be corrected or cured, the Seller shall either (i) repurchase the related Mortgage Loan from the Depositor or its assignee at the Purchase Price, or (ii) substitute for any Mortgage Loan to which such defect relates a Qualified Substitute Mortgage Loan, in either case in accordance with Section 2.04 of the Pooling Agreement.

         It is understood and agreed that the representations and warranties set forth in Exhibit 2 hereto shall survive delivery of the respective Mortgage Files to the Depositor or its assignee and shall continue throughout the term of this Agreement. The Seller hereby covenants and agrees that if there is a breach of any such representation or warranty which materially and adversely affects the interests of the Depositor or its assigns in the related Mortgage Loans, the Seller shall either (i) repurchase the related Mortgage Loan from the Depositor or its assignee at the Purchase Price, or (ii) substitute for any Mortgage Loan to which such defect relates a Qualified Substitute Mortgage Loan, in either case in accordance with Section 2.04 of the Pooling Agreement. If the aggregate of the principal balances of the Qualified Substitute Mortgage Loans substituted for a Mortgage Loan is less than the Stated Principal Balance of such Mortgage Loan, the Seller shall pay the difference in cash to the Depositor or its assignee, and such payment by the Seller shall be treated in the same manner as proceeds of the repurchase by the Seller of a Mortgage Loan. Furthermore, such Qualified Substitute Mortgage Loan shall otherwise have such characteristics so that the representations and warranties of the Depositor set forth in Exhibit 2 hereto would not have been incorrect had such Qualified Substitute Mortgage Loan originally been a Mortgage Loan. A Qualified Substitute Mortgage Loan may be substituted for a defective Mortgage Loan whether or not such defective Mortgage Loan is itself a Qualified Substitute Mortgage Loan.

         The Purchase Price for each repurchased Mortgage Loan shall be payable to the Depositor or its assignee by wire transfer of immediately available funds to the account specified by the Depositor or its assignee, as applicable, and, upon receipt by the Depositor or its assignee of written notification of such deposit signed by an authorized officer, the Depositor or its assignee shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee or assignee title to any Mortgage Loan released pursuant hereto. The obligation of the Seller to repurchase or substitute any Mortgage Loan as to which such a defect in a constituent document exists or a breach of the Seller's representations with respect to the Mortgage Loans which materially and adversely affects the interests of the Depositor or the Certificateholders in any Mortgage Loan shall constitute the sole remedy respecting such defects available to the Depositor or its assignee on behalf of the Certificateholders; provided that this limitation shall not in any way limit the Depositor's rights or remedies upon breach of any representation or warranty herein.

         With respect to any Mortgage Loan as to which the Seller delivers to the Depositor or the Trustee an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan is subsequently in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Seller will be obligated to repurchase or substitute for such Mortgage Loan in the manner set forth above.

         SECTION 6. Representations and Warranties of the Depositor. In order to induce the Seller to enter into this Agreement, the Depositor hereby represents and warrants to the Seller that as of the date hereof:

                  (i) The Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it. The Depositor has the full power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                 (ii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action has been or will have been taken, and (assuming the due authorization, execution and delivery hereof by the Seller) constitutes or will constitute the valid, legal and binding agreement of the Depositor, enforceable in accordance with its terms, except as such enforcement may be limited by (i) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (ii) other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                (iii) Either (a) no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state laws, for the execution, delivery and performance of or compliance by the Depositor with this Agreement, or the consummation by the Depositor of any other transaction contemplated hereby or
(b) such consent, approval, authorization or order has been obtained, or such registration, filing or notice has been made.

                 (iv) The execution, delivery or performance of this Agreement by the Depositor does not conflict or will not conflict with, or result or will result in a breach of, or constitute or will constitute a default under (a) any term or provision of the documents governing the Depositor's organization, or (b) any term or provision of any material agreement, contract, instrument or indenture, to which the Depositor is a party or is bound, or (c) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor.

                  (v) There are no actions or proceedings against, or investigations of, the Depositor pending or, to the Depositor's knowledge, threatened against the Depositor before any court, administrative agency or other tribunal, which would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the execution, delivery or enforceability of this Agreement or have a material adverse effect on the financial condition of the Depositor.

         SECTION 7. Closing. The closing of the sale of the Mortgage Loans shall be held at the office of Orrick, Herrington & Sutcliffe LLP at 7:00 a.m., San Francisco time, on the Closing Date.

         The closing shall be subject to each of the following conditions:

                     (a) All of the representations and warranties of the Seller and the Depositor shall be true and correct in all material respects as of the Closing Date;

                     (b) All Closing Documents specified in Section 8 of this Agreement, in such forms as are agreed upon and acceptable to the Depositor and the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                     (c) The Seller shall have delivered and released to the Depositor or its designee, all documents required to be delivered to the Depositor pursuant to Section 2 of this Agreement;

                     (d) The result of the examination and audit performed by the Depositor pursuant to Section 3 hereof shall be satisfactory to the Depositor in its sole determination and the parties shall have agreed to the form and content of the Seller's information (as defined in Section 9 hereof) to be disclosed in the Prospectus Supplement;

                     (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with and the Seller and the Depositor shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                     (f) All of the terms and conditions of the Underwriting Agreement and the Purchase Agreement required to be complied with on or before the Closing Date shall have been complied with.

         SECTION 8. Closing Documents. The Closing Documents shall consist of the following:

                 (a) The Underwriting Agreement duly executed by the Depositor and the Underwriter, and all exhibits thereto duly executed by all applicable signatories;

                 (b) The Purchase Agreement duly executed by the Depositor and the Underwriter, and all exhibits thereto duly executed by all applicable signatories;

                 (c) This Agreement duly executed by the Depositor and the Seller;

                 (d) A cross-receipt dated the Closing Date duly executed by the Seller and the Depositor; and

                 (e) A duly executed Bill of Sale in the form attached hereto as Exhibit 3.

         SECTION 9. Costs. The Seller shall pay directly all of its own expenses, including out-of-pocket expenses, the expenses of the preparation and recording of assignments of Mortgage pursuant to Section 2 hereof and the delivery of documents required pursuant to
Section 2 hereof to the Trustee and its attorney fees.

         SECTION 10. Servicing. The Mortgage Loans are to be delivered free and clear of any servicing agreements with third party servicers.

         SECTION 11. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, return receipt requested, to the following addresses: if to the Depositor, addressed to the Depositor at 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104, Attention: David James or to such other address as the Depositor may designate in writing to the Seller; or if to the Seller, addressed to the Seller at 555 California Street, San Francisco, California 94104, Attention: David Grout, or to such other addresses as the Seller may designate in writing to the Depositor.

         SECTION 12. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.
To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 13. Further Assurances. The Seller and the Depositor each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

         SECTION 14. Survival. The Seller and the Depositor agree that the representations, warranties and agreements made herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by such party or on such party's behalf, and that the representations, warranties and agreements made by the Seller and the Depositor herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

         SECTION 15. Miscellaneous. (a) This Agreement is to be governed by, and construed in accordance with, the laws of the State of California. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Depositor. The Depositor has the right to assign its interest under this Agreement, in whole or in part, to the Trustee as may be required to effect the purposes of the Pooling Agreement, by written notice to the Seller, without the consent of Seller, and the Trustee shall thereupon succeed to the rights and obligations hereunder of the Depositor. Notwithstanding any such assignment of the Depositor's interest under this Agreement, the Depositor shall be entitled to indemnification from the Seller in the circumstances and to the extent described in Section 9. Notice is hereby given to the Seller by the Depositor that the representations and warranties made by the Seller and contained in Exhibit 2 of this Agreement are or will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders, together with such additional representations and warranties as the Depositor shall specify. The Seller, without any further action on its part, hereby consents to such assignment. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Depositor as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Seller to the Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by Seller to the Depositor to secure a debt or other obligation of Seller. However, in the event, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; (b) the conveyance provided for in this Agreement shall be deemed to be a grant by Seller to the Depositor of a security interest in and to all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                          (I)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to the Mortgage Loans, including all Qualified Substitute Mortgage Loans and including (i) the Mortgage, the Mortgage Note, any insurance policies and all other documents in the related Mortgage File,
                 (ii) all title, hazard and primary mortgage insurance policies identified on the Mortgage Loan Schedule as defined herein, and (iii) all distributions with respect thereto payable on and after the Cut-off Date;

                          (II)  All accounts, contract rights, general
                 intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in (I) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                          (III)  All cash and non-cash proceeds of the
                  collateral described in (I) and (II) above;

The possession by the Depositor or its assignee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction. Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor or its assignee for the purpose of perfecting such security interest under applicable law. In connection herewith, the Depositor (or its assignee) shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         Any assignment of the interest of the Depositor pursuant to Section 1 hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in or lien on the Mortgage Loans, such security interest or lien would be deemed to be a perfected security interest or lien of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one legal instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                       [BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION] [BANK OF
                                       AMERICA, FEDERAL SAVINGS BANK],
                                       the Seller



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:




                                       BA MORTGAGE SECURITIES, INC.,
                                       the Depositor



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT 1


                             MORTGAGE LOAN SCHEDULE

                                                                       EXHIBIT 2

                     SELLER REPRESENTATIONS AND WARRANTIES

        Seller's Representations to be Assigned by Depositor to Trustee

         The Seller hereby represents and warrants to the Depositor, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

             (i) The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct as of the Closing Date;

            (ii) As of the Closing Date, each Mortgage is a valid first lien on an unencumbered estate in fee simple or leasehold estate in the related Mortgaged Property subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

           (iii) As of the Closing Date, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any encumbrance or lien, and immediately upon the transfer and assignment herein contemplated, the Depositor shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

            (iv) As of the day prior to the Cut-off Date, all payments due on each Mortgage Loan had been made and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

             (v) As of the Closing Date, there is no delinquent tax or assessment lien against any Mortgaged Property;

            (vi) As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note except as may be provided under the Soldiers and Sailors Civil Relief Act of 1940, as amended, and except to the extent that the Buydown Agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

           (vii) As of the Closing Date, the Mortgaged Property securing each Mortgage is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (viii) Each Mortgage Loan at the time it was made complied with all applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

            (ix) Each Mortgage Loan was originated by a savings association, savings bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the FHA;

             (x) As of the Closing Date, except for Mortgage Loans for which the related Mortgaged Properties are located in areas where such policies are generally not available, each Mortgage Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy or other form of policy of insurance which, as of the Closing Date, is acceptable to FNMA or FHLMC, and has been issued by, and is the valid and binding obligation of, a title insurer acceptable to FNMA and FHLMC and qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. With respect to each Mortgage Loan for which the related Mortgage Property is located in an area where such policies are generally not available, an attorney's certificate of title was obtained at origination. Such policy (or certificate of title) is in full force and effect and will be in full force and effect and inure to the benefit of the Certificateholders upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy (or certificate of title), and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such policy (or certificate of title);

            (xi) As of the Closing Date, except as specified on the mortgage Loan Schedule, each Mortgage Loan which had a Loan-to-Value Ratio at the time of the origination of the Mortgage Loan in excess of 80% was covered by a Primary Mortgage Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect, except for any Mortgage Loan for which the outstanding Stated Principal Balance thereof at any time subsequent to origination was 80% or less of the value of the related Mortgaged Property (as determined by the original appraisal or an appraisal obtained subsequent to origination);

           (xii) As of the Closing Date, each insurer issuing a Primary Mortgage Insurance Policy will hold a rating acceptable to the Rating Agency;

          (xiii) Each Mortgage was documented by appropriate FNMA/FHLMC mortgage instruments in effect at the time of origination, or other instruments approved by the Seller;

           (xiv) The Mortgaged Property securing each Mortgage is improved with a one- to four-family dwelling unit, including units in a duplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

            (xv) Each Mortgage and Mortgage Note is genuine and the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, or laws relating to or affecting the enforcement of creditors' rights generally;

           (xvi) As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met FNMA requirements, are located in a condominium or planned unit development projects which have received FNMA approval, or are approvable by FNMA;

          (xvii)     No more than __ of the Mortgage Loans are Buydown Loans;

         (xviii)     As of the Cut-off Date, all but approximately ____% (by
Stated Principal Balance) of the Mortgage Loans will be secured by owner-occupied Mortgaged Properties which are the primary residences of the related Mortgagors, based solely on representations of the Mortgagors obtained at the origination of the related Mortgage Loans and approximately ____% (by Stated Principal Balance) of the Mortgage Loans will be secured by owner-occupied Mortgaged Properties which were second or vacation homes of the Mortgagors, based solely on such representations, and ____% (by Stated Principal Balance) of the Mortgage Loans will be secured by Mortgaged Properties which were investor properties of the related Mortgagors, based solely on such representations;

           (xix) Prior to origination or refinancing, an appraisal of each Mortgaged Property was made by an appraiser on a form satisfactory to FNMA and FHLMC;

            (xx) The Mortgage Loans have been underwritten substantially in accordance with the underwriting standards of the originator of the Mortgage Loan as in effect on the date of origination;

           (xxi) All of the Mortgage Loans have due-on-sale clauses; by the terms of the Mortgage Notes, however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by federal law;

          (xxii) The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding fixed-rate conventional mortgage loans originated or purchased by it which were available for inclusion in the Mortgage Pool and as to which the representations and warranties in this Exhibit could be made; and

         (xxiii)     No material misrepresentation or fraud with respect to a
Mortgage Loan has taken place on the part of any person involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

         (xxiv) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (x) above;

         (xxv) To the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law;

         (xxvi) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage
Loans were paid;

         (xxvii)    The related Mortgage contains customary and enforceable,
subject to paragraph (xv) above, provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

         (xxviii)   With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

         (xxix) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

         (xxx) None of the Mortgage Loans provides for a prepayment penalty;

         (xxxi) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended;

         (xxxii)     There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

         (xxxiii) There is no material monetary default existing under any Mortgage or the related Mortgage Note that is likely to result in a lien on the Mortgaged Property with a higher priority than that of the Mortgage or an impairment of the value of the Mortgaged property and, to the best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration;

         (xxxiv)     None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan;

         (xxxv) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged property in whole or in part from the lien of such mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

         (xxxvi)     There exist no material deficiencies with respect to
escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the mortgage or the related Mortgage Note.

         (xxxvii)     Other than any Buydown Fund with respect to a Buydown
Loan, there is no pledged account or other security other than real estate securing the Mortgagor's obligations.

         (xxxviii)     Other than any such obligation relating to a Buydown
Loan, there is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

         (xxxix)     Except for (A) payments in the nature of escrow payments,
(B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation taxes and insurance payments, and (C) any Buydown Fund with respect to a Buydown Loan, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage; and

         (xxxx) The Mortgage Loans in the aggregate conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                                                                      EXHIBIT 3

                                  BILL OF SALE


1.  PARTIES.  The parties to this Bill of Sale are the following:

    Seller: [Bank of America National Trust and Savings Association] [Bank of America, Federal Savings Bank]

    Depositor:     BA Mortgage Securities, Inc.

2. SALE. For value received, the Seller hereby conveys to the Depositor, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of September [__], 1997 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor and all of the following property:

                     (a) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to the Mortgage Loans, including all Qualified Substantive Mortgage Loans and including (i) the Mortgage, the Mortgage Note, any insurance policies and all other documents in the related Mortgage File, (ii) all title, hazard and primary mortgage insurance policies identified in the Mortgage Loan Schedule as defined herein and (iii) all distributions with respect thereto payable on and after the Cut-off Date;

                     (b) All accounts, contract rights, general intangibles,
                chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

                     (c) All cash and non-cash proceeds of the collateral
                described in clauses (a) and (b) above.

3.  PURCHASE PRICE.  $[________].

4. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of
Sale to be duly executed and delivered on this [   ] day of September, 1997.


                        SELLER:        [BANK OF AMERICA NATIONAL
                                       TRUST AND SAVINGS ASSOCIATION]
                                       [BANK OF AMERICA, FEDERAL
                                       SAVINGS BANK]



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                 DEPOSITOR:            BA MORTGAGE SECURITIES, INC.

                                   EXHIBIT H
                          FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:                                        REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you in custody for the referenced pool, the undersigned requests the release of the mortgage documents described below for the reasons indicated. All documents to be released to the undersigned shall be held in trust by the undersigned for the benefit of the applicable securities holders solely for the purpose indicated below. The issuer shall return the documents to the custodian when the issuer's need thereof no longer exists, except where the mortgage is paid in full or otherwise disposed of in accordance with the applicable pooling and servicing agreement.

BA Mortgage Securities, Inc., Mortgage Pass-through Certificates, Series 1997-2 Pooling and Servicing Agreement Dated: September 1, 1997
Pool/Series#:  1997-2
Loan #
FHA/VA/FHMA#
Investor Loan#
Borrower Name(s):
Reason for Documents Request: (circle one)
         1. Mortgage Paid in Full
         2. Foreclosure
         3. Substitution
         4. Other Liquidation
         5. Nonliquidation


"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

_________________________________________________________
[name of Master Servicer]
Authorized Signature

****************************************************************

TO TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

         Enclosed Documents:           [ ] Promissory Note
                                       [ ] Primary Mortgage Insurance Policy
                                       [ ] Mortgage or Deed of Trust

                                      [ ] Assignment(s) of Mortgage or Deed
                                          of Trust

Title Insurance Policy
                                      [ ] Other:  ____________

_________________________________________________________
Name
_________________________________________________________
Title
_________________________________________________________
Date

                                  EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                  )
                          ): ss.:
COUNTY OF                 )

                 [NAME OF OFFICER], being first duly sworn, deposes and says:

                 1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1997-2, Class [R-I][R-II] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he/she makes this affidavit and agreement.

                 2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II] Certificates, and (iii) is acquiring the Class [R-I][R- II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                 3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I][R-II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                 4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I][R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                 5. The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.

                 6. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                 7. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I][R-II] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class [R-I][R-II] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                 8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                 9.  The Owner's Taxpayer Identification Number is
____________.

                 10. This affidavit and agreement relates only to the Class [R-I][R-II] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II] Certificates.

                 11. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                 12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person





                                     I-1-2
from whom it acquired the Class [R-I][R-II] Certificate that the Owner intends to pay taxes associated with holding such Class [R-I][R-II] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R- I][R-II] Certificate.

                 13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II] Certificates remain outstanding.

                 14. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.





                                     I-1-3

                 IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                       [NAME OF OWNER]

                                       By:
                                          ----------------------------------
                                       [Name of Officer]
                                       [Title of Officer]
[Corporate Seal]

ATTEST:


___________________________________________
[Assistant] Secretary



                 Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

                 Subscribed and sworn before me this ____ day of ________________, 199__.



                                       ------------------------------------
                                       NOTARY PUBLIC

                                       COUNTY OF
                                                ---------------------------
                                       STATE OF
                                                ---------------------------
                                       My Commission expires the ____ day of
                                       _______________, 19__.





                                     I-1-4

                                  EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                       __________________, 19__


BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104

Bankers Trust Company of California, N.A.
3 Park Plaza
16th Floor
Irvine, California 92714

Attention:  BA Mortgage Securities, Inc., Series 1997-2

                 Re:     Mortgage Pass-Through Certificates,
                         Series 1997-2, Class [R-I][R-II]

Ladies and Gentlemen:

                 This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________ (the "Purchaser") of $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-2 Class [R-I][R-II] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as September 1, 1997 among BA Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                 1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                 2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicers a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as
Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

                 3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                 4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.



                                       Very truly yours,




                                       ---------------------------------------
                                       (Seller)


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------





                                     I-2-2

                                   EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                                         ______________, 19__

BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104

Bankers Trust Company of California, N.A.
3 Park Plaza
16th Floor
Irvine, California 92714

Attention:  BA Mortgage Securities, Inc., Series 1997-2

                 RE:     Mortgage Pass-Through Certificates,
                         Series 1997-2, Class B

Ladies and Gentlemen:

                 _________________________ (the "Purchaser") intends to
purchase from ___________________________ (the "Seller") $_____________ Initial
Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1997-2, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among BA Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                         1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                         2.          The Purchaser is acquiring the
                 Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                         3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                         4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Private Placement Memorandum, dated September [__], 1997, relating to the Certificates, (b) a copy of the Pooling and Servicing Agreement and (c) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.

                         5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                 (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                         6.          The Purchaser

                                     (a) is not an employee benefit or other
                 plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. Section 2510.3-101; or

                                     (b)   is an insurance company, the source
                 of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

          7.          The Purchaser is not a non-United States person.

                                       Very truly yours,


                                        ------------------------------------

                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             --------------------------------

                                   EXHIBIT K
                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                         _________, 19__


BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104

Bankers Trust Company of California, N.A.
3 Park Plaza
16th Floor
Irvine, California 92714

Bank of America National Trust and
Savings Association
555 California Street
San Francisco, California 94104

Bank of America, Federal Savings Bank
555 California Street
San Francisco, California 94104

Attention: BA Mortgage Securities, Inc., Series 1997-2

                 Re:     Mortgage Pass-Through Certificates,
                         Series 1997-2, Class [ ]

Ladies and Gentlemen:

                 In connection with the sale by _____________(the "Seller") to __________________ (the "Purchaser") of $___________ Initial Certificate
Principal Balance of Mortgage Pass-Through Certificates, Series 1997-2, Class _ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among BA Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                 Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                       Very truly yours,


                                        -----------------------------------
                                         (Seller)



                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             --------------------------------

                                   EXHIBIT L


                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]


            Description of Rule 144A Securities, including numbers:
                _______________________________________________
                _______________________________________________
                _______________________________________________
                _______________________________________________


                 The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                 1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                 2. The Buyer warrants and represents to, and covenants with, the Depositor, the Trustee and the Master Servicers pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of September 1, 1997 among BA Mortgage Securities I, Inc., as Depositor, Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as Master Servicers and Bankers Trust Company of California, N.A., as Trustee, as follows:

                         a.  The Buyer understands that the Rule 144A
        Securities have not been registered under the 1933 Act or the securities laws of any state.

                         b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                         c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Master Servicers.

                         d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                         e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                 3. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, Master Servicers and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of or purchasing any such Certificate with "plan assets" of any Plan, may not be made unless such Plan or Person, including the Buyer, delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Depositor and the Master Servicers, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Master Servicers or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                 4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                 IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



------------------------------         --------------------------------
Print Name of Seller                   Print Name of Buyer

By:                                    By:
   ----------------------------            -----------------------------
    Name:                                   Name:
    Title:                                  Title:

Taxpayer Identification:               Taxpayer Identification:

No.                                    No.
   -----------------------------          -------------------------------

Date:                                  Date:
     ---------------------------            -----------------------------

                                                            ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]


            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Buyer satisfies the criteria in the category marked below.

    ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings association or similar institution), limited liability company, Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

    ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

 ___ Savings Association. The Buyer (a) is a savings association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

    ___     Broker-Dealer.  The Buyer is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934.

    ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

    ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

    ___     Investment Adviser.   The Buyer is an investment adviser registered
            under the Investment Advisers Act of 1940.

    ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

    ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

    ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___        ___          Will the Buyer be purchasing the Rule 144A
  Yes        No           Securities only for the Buyer's own account?

            6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

            7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                       ---------------------------------------
                                       Print Name of Buyer

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                        Date:
                                             ----------------------------------

                                                            ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]


                 The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                 1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                 2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                 4.       The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                 5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                 6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                       -----------------------------------
                                       Print Name of Buyer


                                       By: -------------------------------

                                           Name:
                                                --------------------------

                                           Title:
                                                 -------------------------


                                       IF AN ADVISER:


                                       ----------------------------------
                                       Print Name of Buyer


                                       Date:
                                            -----------------------------

                                   EXHIBIT M

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                           __________________, 19____

BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104
______________________________
______________________________
______________________________

Attention:  BA Mortgage Securities, Inc., Series 1997-2

            Re: Mortgage Pass-Through Certificates, Series 1997-2 Assignment of Mortgage Loan


Ladies and Gentlemen:

                 This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1997 among BA Mortgage Securities, Inc., as depositor, Bank of America National Trust and Savings Association and Bank of America, Federal Savings Bank, as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicers and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.



                                       Very truly yours,



                                       -----------------------------
                                       (Lender)

                                       By:
                                          ----------------------------
                                       Name:
                                             -------------------------
                                       Title:
                                             -------------------------

                                   EXHIBIT N

                      FORM OF SPECIAL SERVICING AGREEMENT

                SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT



                 This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of __________, between Bank of America [National Trust and Savings Association] [, Federal Savings Bank] (the "Bank") and ______________________ (the "Loss Mitigation Advisor").

                             PRELIMINARY STATEMENT

                 ____________________ is the holder of the entire interest in BA Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1997-2, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of September 1, 1997 (the "Pooling Agreement") among BA Mortgage Securities, Inc., as Depositor (the "Depositor"), Bank of America [National Trust and Savings Association] [, Federal Savings Bank], as master servicers (together, the "Master Servicers"), and Bankers Trust Company of California, N.A., as Trustee.

                 ____________________ intends to resell all of the Class B Certificates directly to ___________________________ (the "Purchaser") on or promptly after the date hereof.

                 In connection with such sale, the parties hereto have agreed that the Bank will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Loss Mitigation Advisor will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

                 In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Loss Mitigation Advisor agree that the following provisions shall become effective and shall be binding on and enforceable by the Bank and the Loss Mitigation Advisor:


                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.01  Defined Terms.

                 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                 Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

                 Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

                 Current Appraisal: With respect to any Mortgage Loan as to which the Loss Mitigation Advisor has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Loss Mitigation Advisor at its own expense from an independent appraiser (which shall not be an affiliate of the Loss Mitigation Advisor) acceptable to the Bank as nearly contemporaneously as practicable to the time of the Loss Mitigation Advisor's election, prepared based on the Bank's customary requirements for such appraisals.

                 Election to Delay Foreclosure: Any election by the Loss Mitigation Advisor to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

                 Election to Foreclose: Any election by the Loss Mitigation Advisor to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

                 Monthly Advances: Advances and Servicing Advances including costs and expenses of foreclosure.

                 Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

                 Section 1.02  Definitions Incorporated by Reference.

                 All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

                 Section 2.01  Reports and Notices.

                 (a) In connection with the performance of its duties under the Pooling Agreement relating to the realization upon defaulted Mortgage Loans serviced by it, the Bank as Master Servicer shall provide to the Loss Mitigation Advisor the following notices and reports:

                          (i) Upon request by the Loss Mitigation Advisor, the Trustee shall provide such information as is available to any Eligible Certificateholder pursuant to Section 4.03(f) of the Pooling Agreement, at the expense of the Loss Mitigation Advisor.

                          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan serviced by it, the Bank shall provide the Loss Mitigation Advisor with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Loss Mitigation Advisor in the form of a copy of a referral letter from the Bank or a Subservicer to an attorney requesting the institution of foreclosure.

                 (b) If requested by the Loss Mitigation Advisor, the Bank shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection
(a)(i)(B), (a)(i)(C), (a)(i)(D), or (a)(ii) which has been given to the Loss Mitigation Advisor; provided, that (1) the Bank shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Bank shall respond within five Business Days orally or in writing by facsimile transmission.

                 (c) In addition to the foregoing, the Bank shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request provided, however, that such information is consistent with the Bank's normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the Bank shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and provided, further, that the Loss Mitigation Advisor will reimburse the Bank for any out of pocket expenses.

                 Section 2.02 Loss Mitigation Advisor's Election to Delay Foreclosure Proceedings.

                 (a) In the event that the Bank does not receive written notice of the Loss Mitigation Advisor's election pursuant to subsection (b) below by overnight courier (with tracking service) within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Bank under Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Loss Mitigation Advisor shall be deemed to direct Bank to proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Loss Mitigation Advisor. Any foreclosure that has been initiated may be discontinued without notice to the Loss Mitigation Advisor if (i) the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Bank or related Subservicer) or (ii) the Bank or related Subservicer has reached the terms of a forbearance agreement with the Borrower.

                 (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Loss Mitigation Advisor, the Loss Mitigation Advisor may elect to instruct the Bank to delay the Commencement of Foreclosure until such time as the Loss Mitigation Advisor determines that the Bank may proceed with the Commencement of Foreclosure.
Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Bank under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Loss Mitigation Advisor requests additional information related to such foreclosure; provided, however, that the Loss Mitigation Advisor will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) be obtainable by the Bank from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Loss Mitigation Advisor agrees that it has no right to deal with the Mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Loss Mitigation Advisor will be notified and given two Business Days to approve or disapprove, in writing, of such action. If the Bank does not receive a written approval or disapproval of the proposed short payoff or deed-in-lieu of foreclosure from the Loss Mitigation Advisor within two Business Days after sending the notice of such action the terms of this Agreement will no longer apply to the Servicing of such Mortgage Loan.

                 (c) With respect to any Mortgage Loan as to which the Loss Mitigation Advisor has made an Election to Delay Foreclosure, the Loss Mitigation Advisor shall obtain a Current Appraisal as soon as practicable, but in no event more than seven business days thereafter, and shall provide the Bank with a copy of such Current Appraisal.

                 (d) Within two Business Days of making any Election to Delay Foreclosure, the Loss Mitigation Advisor shall remit by wire transfer to the Bank, for deposit in the Collateral Fund, an amount, as calculated by the Bank, equal to the sum of

(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above, and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Loss Mitigation Advisor shall remit by wire transfer in advance to the Bank for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Bank, equal to interest on the Mortgage Loan at the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Loss Mitigation Advisor to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

                 (e) With respect to any Mortgage Loan as to which the Loss Mitigation Advisor has made an Election to Delay Foreclosure, the Bank may withdraw from the Collateral Fund from time to time amounts necessary to reimburse itself or the related Subservicer for all related Advances, Servicing Advances and Subservicer Servicing Advances thereafter made by the Bank or a related Subservicer in accordance with the Pooling Agreement and any related Subservicing Agreement. To the extent that the amount of any liquidation expenses with respect to any Mortgage Loan is determined by the Bank based on estimated costs, and the actual costs are subsequently determined to be higher, the Bank may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the Mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling Agreement, applicable law or the related Mortgage Note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Advances, Servicing Advances and Subservicer Servicing Advances shall not be redeposited therein or otherwise reimbursed to the Loss Mitigation Advisor. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Loss Mitigation Advisor.

                 (f) With respect to any Mortgage Loan as to which the Loss Mitigation Advisor has made an Election to Delay Foreclosure, the Bank shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Loss Mitigation Advisor shall notify the Bank that it believes that it is appropriate to do so, the Bank may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the Mortgagor by the time the loan becomes 6 months delinquent, the Loss Mitigation Advisor's election shall no longer be effective and at the Loss Mitigation Advisor's option, either (i) the Loss Mitigation Advisor shall purchase the Mortgage Loan from the Trust Fund at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Loss Mitigation Advisor to the Bank for deposit in the related Custodial Account; or (ii) the Bank may proceed with the Commencement of Foreclosure.

                 (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Loss Mitigation Advisor made an Election to Delay Foreclosure and as to which the Bank proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Bank shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of liquidation expenses and accrued interest related to the extended foreclosure period), and the Bank shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Loss Mitigation Advisor.

                 Section 2.03 Loss Mitigation Advisor's Election to Commence Foreclosure Proceedings.

                 (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Loss Mitigation Advisor may elect to instruct the Bank to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Bank by 2:00 p.m., Los Angeles time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                 (b) Within two Business Days of making any Election to Foreclose, the Loss Mitigation Advisor shall remit to the Bank, for deposit in the Collateral Fund, an amount, as calculated by the Bank, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the Mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Loss Mitigation Advisor and to the extent that reimbursement therefor from amounts paid by the Mortgagor is not prohibited pursuant to the Pooling Agreement, applicable law or the related Mortgage Note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Loss Mitigation Advisor to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

                 (c) With respect to any Mortgage Loan as to which the Loss Mitigation Advisor has made an Election to Foreclose, the Bank shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclose as provided herein). In connection therewith, the Bank shall have the same rights to make withdrawals for Advances, Servicing Advances and Subservicer Servicing Advances from the Collateral Fund as are provided under Section 2.02(e), and the Bank shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Bank shall not proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Bank believes there is a breach of representations or warranties by a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Bank or related Subservicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the Bank or related Subservicer right not to proceed with the Commencement of Foreclosure, the Bank supplies the Loss Mitigation Advisor with information supporting such belief). Notwithstanding anything contained in the foregoing sentence, the Bank shall not be required to make any investigation in addition to its customary service procedures. Any foreclosure that has been initiated may be discontinued without notice to the Loss Mitigation Advisor if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan, including by means of a short payoff approved by the Loss Mitigation Advisor in accordance with the procedures for notice by the Bank and response by the Loss Mitigation Advisor set forth in paragraph 2.02(b) above.

                 (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Loss Mitigation Advisor made an Election to Foreclose and as to which the Bank or related Subservicer proceeded with the Commencement to Foreclosure in accordance with subsection (c) above, the Bank shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest, Servicing Advances and Subservicer Servicing Advances in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Bank shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Fund and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Loss Mitigation Advisor.

                 Section 2.04.  Termination.

                 (a) With respect to all Mortgage Loans serviced by the Bank under the Pooling Agreement, the Loss Mitigation Advisor's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Bank's obligations under Section 2.01 shall terminate (i) at such time as the Stated Principal Balance of the Class B Certificates has been reduced to zero, (ii) upon any transfer by the Loss Mitigation Advisor of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Bank of the Loss Mitigation Advisor's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling Agreement), including any such transfer in connection with a termination of the Trust Fund or (iii) any breach of the terms of this Agreement by the Loss Mitigation Advisor.

                 (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Loss Mitigation Advisor and the Bank hereunder shall terminate upon the final liquidation of the last Mortgage Loan as to which the Loss Mitigation Advisor made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein. The Loss Mitigation Advisor's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Loss Mitigation Advisor fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Loss Mitigation Advisor fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

                 Section 3.01.  Collateral Fund.

                 Upon receipt from the Loss Mitigation Advisor of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Bank shall establish and maintain with the Bank as a segregated account on its books and records an Eligible Account (the "Collateral Fund"), entitled "Bank of America [National Trust and Savings Association] [, Federal Savings Bank], as Master Servicer, for the benefit of registered holders of BA Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1997-2." Amounts held in the Collateral Fund shall continue to be the property of the Loss Mitigation Advisor, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Loss Mitigation Advisor for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Loss Mitigation Advisor. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Loss Mitigation Advisor as the beneficial owner thereof.

                 Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Loss Mitigation Advisor has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section
2.04 hereof, the Bank shall distribute to the Loss Mitigation Advisor all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Loss Mitigation Advisor has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Loss Mitigation Advisor of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

                 Section 3.02.  Permitted Investments.

                 The Bank shall, at the written direction of the Loss Mitigation Advisor, invest the funds in the Collateral Fund in Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Bank shall select such investments in accordance with the definition of Permitted Investments in its discretion.

                 All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Permitted Investments shall be borne by the Loss Mitigation Advisor and the amount of net realized losses shall be deposited by the Loss Mitigation Advisor in the Collateral Fund promptly upon realization. The Bank shall periodically (but not more frequently than monthly) distribute to the Loss Mitigation Advisor upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

                 Section 3.03.  Grant of Security Interest.

                 The Loss Mitigation Advisor hereby grants to the Bank for the benefit of the Certificateholders under the Pooling Agreement a security interest in and lien on all of the Loss Mitigation Advisor's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

                 The Loss Mitigation Advisor acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Loss Mitigation Advisor shall take all actions requested by the Bank as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Bank for filing of appropriate financing statements in accordance with applicable law. The Bank shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

                 Section 3.04.  Collateral Shortfalls.

                 In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Bank is then entitled to make hereunder, the Loss Mitigation Advisor shall be obligated to pay such amounts to the Bank immediately upon demand. Such obligation shall constitute a general corporate obligation of the Loss Mitigation Advisor. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Loss Mitigation Advisor's right to make any Election to Delay Foreclosure or Election to Foreclose and the Bank's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Bank.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                 Section 4.01.  Amendment.

                 This Agreement may be amended from time to time by the Bank and the Loss Mitigation Advisor by written agreement signed by the Bank and the Loss Mitigation Advisor.

                 Section 4.02.  Counterparts.

                 This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                 Section 4.03.  Governing Law.

                 This Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                 Section 4.04.  Notices.

                 All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                 (a)      in the case of the Bank,

                          __________________________________________
                          __________________________________________
                          __________________________________________
                          __________________________________________

                          Attention:________________________________
                          Phone:  __________________________________
                          Fax:______________________________________

                 (b)      in the case of the Loss Mitigation Advisor,

                          __________________________________________
                          __________________________________________
                          __________________________________________
                          __________________________________________


                          Attention:________________________________
                          Phone:  __________________________________
                          Fax:______________________________________


                 Section 4.05.  Severability of Provisions.

                 If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 Section 4.06.  Successors and Assigns.

                 The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Loss Mitigation Advisor without the consent of the Bank.

                 Section 4.07.  Article and Section Headings.

                 The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 Section 4.08.  Confidentiality.

                 The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Bank pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Bank and the Loss Mitigation Advisor agrees to hold such information confidential and not to disclose such information.

                 Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

                 Section 4.09.  Indemnification.

                 The Loss Mitigation Advisor agrees to indemnify and hold harmless the Bank, the Depositor, and each applicable Subservicer and each person who controls the Bank, the Depositor, or any applicable Subservicer and each of their respective officers, directors, affiliates and agents acting at the Bank's, the Depositor's, or any applicable Subservicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Bank, the Depositor, or any applicable Subservicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Bank's, the Depositor's, or any applicable Subservicer's obligations under the Pooling Agreement or the related Subservicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Loss Mitigation Advisor hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Loss Mitigation Advisor hereunder shall survive the termination or expiration of this Agreement.

                 IN WITNESS WHEREOF, the Bank and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       BANK OF AMERICA [NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION] [, FEDERAL
                                       SAVINGS BANK]


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                       LOSS MITIGATION ADVISOR

                                       -----------------------------

                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                   EXHIBIT O

                      Schedule of Mortgage Loan Exceptions

                                   EXHIBIT P

            Information Available for Reports to Certificateholders

Deal Name
Remit Date
Loan Number
City
State
Zip Code
Property Type (SFR, CONDO, etc.)
Occupancy Status (Owner, Investor, etc.)
Loan Purpose (Purchase, Refi, etc.)
Loan Type
Balloon Flag
Loan Status (Current, Foreclosure, REO, Bankrupt)
Original Term of Loan
Amortization Term
First Payment of Loan
Maturity Date
Appraisal Value
Original LTV
Original Principal Balance
Initial Principal Balance
Previous Month's Balance
Current Balance
Prepay Date
Prepay Status (Loan has prepaid, liquidated or repurchased by the servicer) Original Scheduled P&I
Initial Scheduled P&I
Scheduled P&I
Scheduled Interest Amount
Scheduled Principal Amount
Curtailment
Original Note Rate
Initial Note Rate
Current Note Rate
Next Note Rate
Current Servicing Rate
Next Servicing Rate
Current Pass-Through Rate
Next Pass-Through Rate
Paid to Date
Current Payment Date
Next Payment Date
Index Type

Gross Margin
Original Index
Current Index Rate
Next Index Rate
First Rate Adjust
Current Interest Adjust Date
Next Interest Adjust Date
Adjust Frequency Rate
Cap Rate
Maximum Interest Rate
Minimum Interest Rate
First Payment Adjust Date
Current Payment Adjust Date
Next Payment Adjust Date
Adjust Frequency Payment
Cap Payment

                                   EXHIBIT Q

                          FORM OF CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to
time, the "Agreement"), dated [                ] with respect to the
obligations of the Owner and the Custodian, and as of the Closing Date under the Pooling Agreement (defined below) with respect to the obligations of the other parties hereto, by and among Bankers Trust Company of California, N.A., as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), BA MORTGAGE SECURITIES, INC. (together with any successor in interest, the "Depositor"), Bank of America National Trust and Savings Association [(together with any successor in interest, the "Owner")] and Bank of America, Federal Savings Bank [(together with any successor in interest, the "Owner")] (each, a "Master Servicer," and together with any of their respective successors in interest or successors under the Pooling Agreement referred to below, the "Master Servicers"), and ____________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H   T H A T :

         WHEREAS, the Owner owns certain Mortgage Loans and the related Mortgage Files (each as defined below);

         WHEREAS, the Owner intends to sell the Mortgage Loans to the Depositor;

         WHEREAS, the Depositor, the Master Servicers and the Trustee intend to enter into a Pooling and Servicing Agreement dated as of September 1, 1997, relating to the issuance of BA Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1997-2 (as in effect on the Closing Date thereunder, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

         WHEREAS, the Custodian has agreed to act as agent for the Owner, prior to the Closing Date under the Pooling Agreement, and thereafter for the Trustee, for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor and the Master Servicers under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicers and the Custodian hereby agree as follows:

                                   ARTICLE I

                                  Definitions

         Capitalized terms used in this Agreement shall have the following meanings or, if not defined below, shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient when recorded under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of California or the State of Minnesota are required or authorized by law or executive order to be closed.

         Delivery Date: The date, prior to the Closing Date, upon which the Owner delivers Mortgage Files to the Custodian pursuant to this Agreement.

         Final Certification: A final certification in the form attached hereto as Exhibit Two delivered by the Custodian to the Owner or the Trustee pursuant to Section 2.2(b) or Section 2.02 of the Pooling Agreement, respectively, with a Mortgage Loan Schedule Attached thereto.

         Initial Certification: An initial certification in the form attached hereto as Exhibit One delivered by the Custodian to the Owner pursuant to
Section 2.2(a) with a Mortgage Loan Schedule attached thereto.

         Mortgage: The mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan held by the Custodian pursuant to this Agreement, which shall include:

                      (i) The original Mortgage Note, endorsed in blank and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it in blank, or, in the event of any Mortgage Note, the original of which was permanently lost or destroyed and has not been replaced, a copy of a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the related Mortgage Loan stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                      (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage in blank;

                      (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it in blank or a copy of such intervening assignment or assignments of the Mortgage certified by the public recording office in which such intervening assignment or assignments have been recorded;

                      (v) The original of each modification or assumption agreement, if any, relating to such Mortgage Loan or a copy of each modification or assumption agreement certified by the public recording office in which such document has been recorded; and

                      (vi) the mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract of title, which in each case may be a copy of the original thereof.

         With respect to any endorsement described in item (i), the endorsement may be contained on an allonge.

         The Mortgage Files shall also contain originals or certified copies of powers of attorney for any party executing any instrument or document set forth in items (i) through (v) above pursuant to delegated authority.

         Mortgage Loan Schedule: The list of the Mortgage Loans on computer readable tape, containing the information set forth on Exhibit Three attached hereto (as amended from time to time to reflect the removal or the addition of Mortgage Loans pursuant to Section 2.3), which list shall set forth at a minimum the following information as to each Mortgage Loan:

                (i)        the name of the Mortgagor;

               (ii)        the Owner's Mortgage Loan identifying number;

              (iii) the street address of the Mortgaged Property including state and zip code;

               (iv)        the maturity date of the Mortgage Note;

                (v)        the Mortgage Rate; and

               (vi) the principal balance of the Mortgage Loan at origination.

Such schedule may consist of multiple reports that collectively set forth all of the above information.

         Mortgage Loans: The mortgage loans identified on the Mortgage Loan Schedule (as amended from time to time to reflect the removal or the addition of Mortgage Loans pursuant to Section 2.3).

         Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

         Mortgage Rate: As to any Mortgage Loan, the interest rate at origination borne by the related Mortgage Note, or any modification thereto.

         Mortgaged Property: The underlying real property securing a Mortgage Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Request for Release: A request for release of Mortgage Files and receipt in the form attached hereto as Exhibit Four delivered prior to the Closing Date by the Owner and on or after the Closing Date, by the applicable Master Servicer, to the Custodian pursuant to Section 2.3.

         Servicing Officer: Any officer of the Owner involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Custodian by the Owner, as such list may from time to time be amended.

         Capitalized terms used in this Agreement shall have the following meanings or, if not defined below, shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                     Delivery and Custody of Mortgage Files

         Section 2.1. Delivery of Mortgage Files; Custodian to Act as Agent; Acceptance of Mortgage Files. The Owner, from time to time, will cause to be delivered to the Custodian on each Delivery Date the Mortgage Files relating to the Mortgage Loans identified on the Mortgage Loan Schedule for such Delivery Date. The Custodian, as the duly appointed agent of the Owner for these purposes, declares that it will hold such Mortgage Files as agent for the Owner, in trust, for the use and benefit of the Owner and its assigns. The Custodian acknowledges that the Owner intends to sell the Mortgage Loans to the Depositor, and the Depositor intends assign the Mortgage Loans to the Trustee, on the Closing Date, and the Custodian agrees that it will hold the Mortgage Files as agent for the Trustee, in trust for the use and benefit of all present and future Certificateholders, upon receipt of written notice from a Servicing Officer of such sale and assignment.

         Section 2.2.  Review of Mortgage Files.

         (a) Within two (2) Business Days following each Delivery Date, the Custodian shall deliver to the Owner an Initial Certification evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

         (b) Within 10 days following each Delivery Date, (and within 45 days of the Closing Date) the Custodian agrees, for the benefit of the Owner and its assigns and the Trustee, to review each Mortgage File to ascertain that (i) the documents required to be delivered in the definition of Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i)-(vi) of the definition of Mortgage Loan Schedule is correct. If the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Custodian shall promptly so notify the Owner and its assigns, or the Trustee if after the Closing Date. Upon completion of such review, the Custodian shall promptly deliver to the Owner, or the Trustee if after the Closing Date, a Final Certification with respect to the Mortgage Loans on the related Mortgage Loan Schedule, with any exceptions listed on an attachment thereto. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any document in any Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         (c) The Mortgage File review set forth in Section 2.2 (b) shall also constitute the Mortgage File review under Section 2.02 of the Pooling Agreement. The Trustee shall deliver a certification in the form of Exhibit R to the Pooling Agreement in sole reliance upon receipt from the Custodian of the Section 2.2(b) Final Certification. Trustee shall not be entitled to any compensation in addition to that set forth in the Pooling Agreement in connection with the delivery of any such certification pursuant to the Pooling Agreement unless the Trustee is requested to perform an additional review of the Mortgage Files.

         Section 2.3. Custodian to Cooperate; Release of Mortgage Files; Completion of Endorsements and Assignments.

         (a) Upon receipt by the Custodian of a Request for Release, which Request for Release shall have attached thereto a revised Mortgage Loan Schedule reflecting the deletion of the Mortgage Files requested by such Request for Release (if such Request for Release related to less than all of the Mortgage Files), the Custodian shall deliver the Mortgage Files requested by the Owner to the Owner or the Person designated by the Owner in such Request for Release within five Business Days of receipt of such Request for Release. Custodian shall comply with any instructions regarding the completion of Assignments of Mortgages and endorsement of Mortgage Notes set forth in any such Request for Release prior to making such delivery.

         (b) Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by a Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the applicable Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the applicable Master Servicer the related Mortgage File. The applicable Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

         From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any Mortgage Pool Insurance Policy, the related Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to such Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the applicable Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of such Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to such Master Servicer. The applicable Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by such Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the applicable Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

         Section 2.5. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by a Master

Servicer as set forth in the Pooling Agreement or by a Seller in a Mortgage Loan Purchase Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the applicable Master Servicer and the Trustee.

         Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the applicable Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

         Section 3.1. Custodian a Bailee and Agent of the Owner and its Assigns. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of Owner, until the Custodian has received the notice described in Section 2.1 hereof, and thereafter as the exclusive bailee and agent of the Trustee as the Owner's assign, and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Owner and its assigns, holds such documents for the benefit of the Owner and its assigns and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.3 of this Agreement, after receipt of the notice described in Section 2.1 on the Closing Date no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Depositor or either Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2. Indemnification. The Depositor hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including reasonable attorney's fees if counsel for the Custodian has been approved by the Depositor, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

         Section 3.3. Indemnification by the Custodian. The Custodian agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorney's fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of Mortgage Files relating to the Mortgage Loans; provided, however, that the Custodian shall not be liable for consequential damages of any kind or any portion of such liabilities, obligations, losses, damages, payments or costs due to the gross negligence or willful misconduct of the Trustee.

         Section 3.4. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section 3.5. Custodian's Fees and Expenses. In consideration for the services rendered by the Custodian hereunder, until the Closing Date the Owner, and thereafter each Master Servicer with respect to the fees and expenses relating to the Mortgage Loans serviced by it, shall pay such fees and expenses of the Custodian as are set forth in that certain letter agreement dated August 21, 1997 between the Custodian and the Owner.

         Section 3.6. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans by giving 30 days written notice to the other parties to this Agreement. Upon receiving such notice of resignation, the Owner, if such notice is received prior to the Closing Date or the Trustee if such notice is received on or after the Closing Date, shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Master Servicers and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian (with the prior approval of the Depositor and the Master Servicers in the case of the Trustee). If the Owner or the Trustee, as applicable, shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Owner and its assigns may remove the Custodian at any time. In such event, the Owner or its assigns shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian appointed by the Trustee shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicers or the Depositor.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian.
The Trustee shall give prompt notice
to the Depositor and the Master Servicers of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicers.

         In the event that the Trustee becomes the successor Custodian, the Trustee shall review the Mortgage Files and shall be entitled to such fees and expenses as agreed upon between the Owner and the Trustee.

         If the Owner or the Trustee removes the Custodian, all costs of the transfer of the Mortgage Files to the Owner, the Trustee, or the successor Custodian, as applicable, shall be paid by the Owner, if prior to the Closing Date, or otherwise by the Trust Fund. If the Custodian resigns, the Custodian shall bear the costs of the transfer of the Mortgage Files to the Owner, the Trustee or the successor Custodian, as applicable.

         Section 3.7. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.8. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

         Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram, telex or facsimile, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicers nor the Trustee shall enter into any amendment hereof that is not permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

         Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California.

         Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to such Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 4.6 No Conflict. In the event of any conflict between the terms of this Agreement and the terms of the Pooling Agreement, the terms of the Pooling Agreement shall prevail.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



Address:                               BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., as Trustee


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Address:                               BA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Address:                               BANK OF AMERICA, FEDERAL SAVINGS BANK,
                                       as Owner and Master Servicer


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Address: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Master Servicer


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Address:
                                         ----------------------------------
                                         as Custodian

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

STATE OF __________               )
                                  ) ss.:
COUNTY OF __________              )


         On the ____ day of __________, 19__, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bank of America [National Trust and Savings Association] [, Federal Savings Bank], a [national banking association] [federal savings bank] that executed the within instrument, and also known to me to be the person who executed it on behalf of said [association] [federal savings bank] and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -------------------------------
                                                Notary Public


[SEAL]

STATE OF __________               )
                                  ) ss.:
COUNTY OF __________              )


         On the ____ day of __________, 19__, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bank of America, Federal Savings Bank, a federal savings bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said federal savings bank and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -------------------------------
                                                Notary Public


[SEAL]

STATE OF __________       )
                          ) ss.:
COUNTY OF __________      )


         On the ____ day of __________, 19__, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a _____________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                       -------------------------------
                                                Notary Public


[SEAL]

STATE OF __________       )
                          ) ss.:
COUNTY OF __________      )


         On the ____ day of __________, 19__, before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of BA Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       -------------------------------
                                                Notary Public

[Notarial Seal]

STATE OF __________               )
                                  ) ss:
COUNTY OF __________              )


         On the ____ day of __________, 19__, before me, a notary public in and for said State, personally appeared ________________, known to me to be a __________ of First Trust, National Association, a national banking association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                       -------------------------------
                                                Notary Public

[Notarial Seal]

                                  EXHIBIT ONE

                               FORM OF CUSTODIAN
                             INITIAL CERTIFICATION


                              _____________, 1997


[name and address
 of Owner]




         Re: Custodial Agreement dated as of __________, 1997, by and among Bankers Trust Company of California, N.A., BA Mortgage Securities, Inc., Bank of America National Trust and Savings Association, Bank of America, Federal Savings Bank and First Trust, National Association, Mortgage Pass-Through Certificates, Series 1997-2

Ladies and Gentlemen:

         In accordance with Section 2.2(a) of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto, with any exceptions listed on Schedule A attached hereto.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                       FIRST TRUST, NATIONAL ASSOCIATION,
                                       as Custodian



                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             ------------------------------

                                  EXHIBIT TWO

                     FORM OF CUSTODIAN FINAL CERTIFICATION



                          ________________ ____, 1997



[name and address
 of Owner or Trustee,
 as applicable]




         Re: Custodial Agreement dated as of __________, 1997, by and among Bankers Trust Company of California, N.A., BA Mortgage Securities, Inc., Bank of America National Trust and Savings Association, Bank of America, Federal Savings Bank and First Trust, National Association, Mortgage Pass-Through Certificates, Series 1997-2

Ladies and Gentlemen:

         In accordance with Section 2.2(b) of the above-captioned Custodial Agreement and Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto containing with respect to each such Mortgage Loan, with any exceptions listed on Schedule A attached hereto:

                      (i) The original Mortgage Note, endorsed in blank and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it in blank;

                      (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage in blank;

                      (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it in blank or a copy of such intervening assignment or assignments of the Mortgage certified by the public recording office in which such intervening assignment or assignments have been recorded;

                      (v) The original of each modification or assumption agreement, if any, relating to such Mortgage Loan or a copy of each modification or assumption agreement certified by the public recording office in which such document has been recorded; and

                 (vi) the original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract of title.

         With respect to any endorsement described in item (i), the endorsement may be contained on an allonge.

         Custodian hereby further certifies that it has reviewed each Mortgage File and the Mortgage Loan Schedule attached hereto and has determined that (i) the documents required to be delivered in the definition of Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i)-(vi) of the definition of Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



                                       FIRST TRUST, NATIONAL ASSOCIATION,
                                       as Custodian


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             ------------------------------

                                 EXHIBIT THREE

                             MORTGAGE LOAN SCHEDULE

                                  EXHIBIT FOUR

                          FORM OF REQUEST FOR RELEASE


To:              [Address]

Re: Custodial Agreement dated as of __________, 1997, by and among Bankers Trust Company of California, N.A., BA Mortgage Securities, Inc., Bank of America National Trust and Savings Association, Bank of America, Federal Savings Bank and First Trust, National Association, Mortgage Pass-Through Certificates, Series 1997-2


                 In connection with the administration of the Mortgage Loans held by you as the Custodian on behalf of the [Owner][Trustee], we request the release, and acknowledge receipt, of the Mortgage File/[specify documents] for the Mortgage Loan described below. Send file/documents to:

                 ______________________________
                 ______________________________
                 ______________________________

                 Attn: ________________________

Mortgagor's Name, Address & Zip Code:


________________________________________
________________________________________
________________________________________

Mortgage Loan Number: __________________

                 Upon our return of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.




                                       [Name of Owner or Master Servicer, as
                                       applicable]



                                       By:
                                          ----------------------------------
                                       Name: [Name of Servicing Officer]
                                            --------------------------------
                                       Title:
                                             -------------------------------
                                       Date:
                                            --------------------------------

Acknowledgement of Documents returned to the Custodian:


                                       FIRST TRUST, NATIONAL ASSOCIATION,
                                       as Custodian


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------
                                       Date:
                                            --------------------------------

                                   EXHIBIT R


                            Trustee's Certification

                                                                     [   ], 1997


BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, CA  94104


         Re: Pooling and Servicing Agreement dated September 1, 1997 by and between Bank of America National Trust and Savings Association, BA Mortgage Securities, Inc., Bank of America, Federal Savings Bank, and Bank of America National Trust and Savings Association

Ladies and Gentlemen:

                 In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that it has received a mortgage file with respect to each Mortgage Loan listed in the Mortgage Loan Schedules attached hereto containing with respect to each such Mortgage Loan, with any exceptions listed on Schedule A attached hereto:

                      (i) The original Mortgage Note, endorsed in blank and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it in blank, or, in the event of any Mortgage Note, the original of which was permanently lost or destroyed and has not been replaced, a copy of a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the related Mortgage Loan stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                      (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                    (iii) An original Assignment of the Mortgage in blank ;

                      (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it in blank or a copy of such intervening assignment or assignments of the

         Mortgage certified by the public recording office in which such assignment or intervening assignments have been recorded;

                      (v) The original of each modification or assumption agreement, if any, relating to such Mortgage Loan or a copy of each modification or assumption agreement certified by the public recording office in which such document has been recorded; and

                      (vi) The original mortgage title insurance policy, title commitment, binder or attorney's opinion of title and abstract title.

         With respect to any endorsement described in item (i), the endorsement may be contained on an allonge.

         The Trustee further certifies [based solely on receipt by it of the Final Certificate under Section 2.2(b) of the Custodial Agreement] that [it][the Custodian on its behalf] has reviewed each Mortgage File and the Mortgage Loan Schedules attached hereto and has determined that (i) the documents required to be delivered in the definition of Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i)-(vi) of the definition of Mortgage Loan Schedule is correct.

         The Trustee shall be under no duty of obligation to inspect, review or examine said documents, instruments, certificates or other papers to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness or any documents in any Mortgage Files or any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Trustee




                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   APPENDIX A


                      PLANNED PRINCIPAL BALANCES, TARGETED
              PRINCIPAL BALANCES AND GROUP I COMBINATION BALANCES


                 [See Appendix A of the Prospectus Supplement]